                                                                  EXHIBIT 10.05



-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 BY AND BETWEEN

                         ARISTECH CHEMICAL CORPORATION
                                   as Seller

                                      AND

                                  ASHLAND INC.
                                    as Buyer


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 April 28, 1995

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                                           Page
                                                                                                           ----
ARTICLE I.           THE TRANSACTION

         1.1       Sale and Purchase of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . .           1
         1.2       Enumeration of Purchased Assets  . . . . . . . . . . . . . . . . . . . . . . . .           2
         1.3       Retained Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6
         1.4       Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9
         1.5       Physical Inventory   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9
         1.6       Purchase Price Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . .          10
         1.7       Determination of Working Capital . . . . . . . . . . . . . . . . . . . . . . . .          11
         1.8       Payment of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . .          12
         1.9       Allocation of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . .          12
         1.10      Assumption of Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . .          13
         1.11      Certain Employee Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . .          16
         1.12      Continuing Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          26
         1.13      Certain Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          28


ARTICLE II.          REPRESENTATIONS AND WARRANTIES OF SELLER

         2.1       Organization; Corporate Power and Authority  . . . . . . . . . . . . . . . . . .          29
         2.2       Authorization and Enforceability . . . . . . . . . . . . . . . . . . . . . . . .          29
         2.3       Consents and Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          30
         2.4       Certain Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . .          31
         2.5       Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          32
         2.6       Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          33
         2.7       Certain Contracts and Commitments  . . . . . . . . . . . . . . . . . . . . . . .          33
         2.8       Permits; Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . .          34
         2.9       Real Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          35
         2.10      Title    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          36
         2.11      Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          37
         2.12      Intellectual Property Rights . . . . . . . . . . . . . . . . . . . . . . . . . .          38
         2.13      Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          38
         2.14      Sufficiency of the Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .          39
         2.15      Maintenance of Equipment   . . . . . . . . . . . . . . . . . . . . . . . . . . .          39
         2.16      Customers and Suppliers Relations  . . . . . . . . . . . . . . . . . . . . . . .          39
         2.17      Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          40
         2.18      Violation of Certain Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . .          40
         2.19      Finders' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          40
         2.20      Accuracy of Representations and Warranties   . . . . . . . . . . . . . . . . . .          41
         2.21      Limitation on Seller's Warranties  . . . . . . . . . . . . . . . . . . . . . . .          41
         2.22      Knowledge Concerning Buyer's Representations . . . . . . . . . . . . . . . . . .          42


ARTICLE III.         REPRESENTATIONS AND WARRANTIES OF BUYER

         3.1       Organization; Corporate Power and
                   Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          42

                                                                                                           Page
                                                                                                           ----
         3.2       Authorization and Enforceability . . . . . . . . . . . . . . . . . . . . . . . .          42
         3.3       Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          43
         3.4       Absence of Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          44
         3.5       Finders' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          44
         3.6       Knowledge Concerning Seller's
                   Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          44


ARTICLE IV.          COVENANTS OF THE PARTIES

         4.1       Confidential Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .          45
         4.2       Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          47
         4.3       Access to and Preservation of Information
                   and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          47
         4.4       Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          48
         4.5       Transition Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          48
         4.6       Non-competition and Non-interference
                   by Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          52
         4.7       Non-Interference by Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . .          54
         4.8       Identification of Goods  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          55
         4.9       Return of Polyester Resins . . . . . . . . . . . . . . . . . . . . . . . . . . .          55
         4.10      Colton Resins  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          57
         4.11      Cleaning of Colton Tanks . . . . . . . . . . . . . . . . . . . . . . . . . . . .          57


ARTICLE V.           CLOSING

         5.1       Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          58
         5.2       Deliveries by Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          58
         5.3       Deliveries by Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          60
         5.4       Deliveries by Both Parties . . . . . . . . . . . . . . . . . . . . . . . . . . .          62


ARTICLE VI.          CERTAIN ADDITIONAL COVENANTS

         6.1       Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          63
         6.2       Fulfillment of Assumed Liabilities . . . . . . . . . . . . . . . . . . . . . . .          64
         6.3       Collection of Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . .          64
         6.4       Use of Name "Aristech Chemical Corporation"  . . . . . . . . . . . . . . . . . .          65
         6.5       Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          66


ARTICLE VII.         SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         7.1       Scope    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          66
         7.2       Survival of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . .          66
         7.3       Indemnification by Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . .          67
         7.4       Indemnification by Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . .          68
         7.5       Limitations on Indemnification Obligations . . . . . . . . . . . . . . . . . . .          69

                                                                                                          Page
                                                                                                          ----
ARTICLE VIII.        ENVIRONMENTAL INDEMNIFICATION AND OTHER ENVIRONMENTAL MATTERS

         8.1       Scope    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         74
         8.2       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         74
         8.3       Provisions Relating to All Properties  . . . . . . . . . . . . . . . . . . . . .         85
         8.4       Provisions Relating to Neville Island
                   Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        112
         8.5       Provisions Relating to Other Production
                   Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        139
         8.6       Provisions Relating to Distribution
                   Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        165
         8.7       Environmental Indemnification Cap  . . . . . . . . . . . . . . . . . . . . . . .        169
         8.8       Transfer of Buyer's Environmental
                   Indemnification Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        172



ARTICLE IX.          MISCELLANEOUS

         9.1       Alternative Dispute Resolution Process . . . . . . . . . . . . . . . . . . . . .        181
         9.2       Exclusive Remedy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        186
         9.3       Exclusion of Certain Damages . . . . . . . . . . . . . . . . . . . . . . . . . .        186
         9.4       Survival of Indemnification Provisions . . . . . . . . . . . . . . . . . . . . .        187
         9.5       Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        187
         9.6       Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        188
         9.7       Certain Understandings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        190
         9.8       Sales and Transfer Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .        190
         9.9       Amendments, Waivers and Consents . . . . . . . . . . . . . . . . . . . . . . . .        190
         9.10      Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        191
         9.11      No Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        192
         9.12      Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        192
         9.13      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        192
         9.14      No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . .        192
         9.15      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        193
         9.16      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        193

                                                                                                          Page
                                                                                                          ----
SCHEDULES

         Schedule 1.2(a)  -            Certain Real Estate
         Schedule 1.2(b)  -            Buyer's Neville Island Plant
         Schedule 1.2(c)  -            Excluded Equipment at Business Sites
         Schedule 1.2(e)  -            Certain Equipment
         Schedule 1.2(g)  -            Vehicles
         Schedule 1.2(h)  -            Real Property Leases
         Schedule 1.2(i)  -            Personal Property Leases
         Schedule 1.2(j)  -            Permits
         Schedule 1.2(k)  -            Certain Orders and Agreements
         Schedule 1.2(l)  -            Purchased Intellectual Property
         Schedule 1.3(d)  -            Retained Accounts Receivable
         Schedule 1.3(k)  -            Retained Intellectual Property
         Schedule 1.9     -            Purchase Price Allocation
         Schedule 1.10(a) -            Assumed Collective Bargaining
            (iii)                            Agreements
         Schedule 1.11(a) -            Business Employees
         Schedule 1.11(b) -            Employee Benefits
         Schedule 2.3     -            Consents and Approvals
         Schedule 2.4     -            Certain Financial Statements
         Schedule 2.5     -            Conduct of Business
         Schedule 2.6     -            Litigation
         Schedule 2.7     -            Certain Contracts and Commitments
         Schedule 2.9     -            Leased Real Estate
         Schedule 2.10(a) -            Encumbrances on Personal Property
         Schedule 2.11    -            Labor Relations
         Schedule 2.13    -            Environmental Matters
         Schedule 4.5(a)  -            Transitional Employees
         Schedule 8.7(e)  -            Escalation Methodology for
                                       Environmental Cap, Retained Premises
                                       Cap and UPR Cap

EXHIBITS

         Exhibit "A"      -            Seller's Accounting Policies
         Exhibit "B"      -            Form of Assumption and
                                        Assignment Agreement
         Exhibit "C"      -            Form of Seller's Supply Contract
         Exhibit "D"      -            Form of Buyer's PA Supply Contract
         Exhibit "E"      -            Form of Buyer's 2-EH Supply Contract
         Exhibit "F"      -            Form of Opinion of Seller's
                                        Counsel
         Exhibit "G"      -            Form of Mitsubishi Corporation Letter
                                        Agreement
         Exhibit "H"      -            Form of Opinion of Buyer's Counsel
         Exhibit "I"      -            Form of Services Agreement
         Exhibit "J"      -            Form of Easement Agreement
         Exhibit "K"      -            Form of Lease Agreement
         Exhibit "L"      -            Form of Confidentiality Agreement


[The above Schedules and Exhibits to this Agreement are not being filed herewith. The Registrant agrees to furnish supplementally a copy of any such omitted Schedule or Exhibit to the Commission upon request.]

                             INDEX OF DEFINED TERMS

Defined Term                                                                 Section In Which Defined
------------                                                                 ------------------------
1994 Daily Throughput Rates . . . . . . . . . . . . . . . . . . .            Section 8.3(f)(i)(D)
Access Easement Areas . . . . . . . . . . . . . . . . . . . . . .            Section 8.4(a)
Additional Operating Space  . . . . . . . . . . . . . . . . . . .            Section 8.2(a)
Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . .            Preamble
Annual Deductible Amount  . . . . . . . . . . . . . . . . . . . .            Section 8.5(e)(i)
Appropriate and Reasonable Criteria . . . . . . . . . . . . . . .            Section 8.2(b)
Arbitration Notice  . . . . . . . . . . . . . . . . . . . . . . .            Section 8.3(v)(C)(1)
Aristech Environmental Condition  . . . . . . . . . . . . . . . .            Section 8.4(g)
Arrangement for treatment or disposal . . . . . . . . . . . . . .            Section 8.2(c)
Assessed Environmental Conditions . . . . . . . . . . . . . . . .            Section 8.4(p)(v)
Assumed Liabilities.  . . . . . . . . . . . . . . . . . . . . . .            Section 1.10(a)
Assumption and Assignment Agreement . . . . . . . . . . . . . . .            Section 5.2(d)
Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Preamble
Business Employees. . . . . . . . . . . . . . . . . . . . . . . .            Section 1.2(o)
Business Interruption Costs . . . . . . . . . . . . . . . . . . .            Section 8.2(d)
Business Sites  . . . . . . . . . . . . . . . . . . . . . . . . .            Section 2.8
Buyer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Preamble
Buyer Damages . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 7.3
Buyer Environmental Conditions  . . . . . . . . . . . . . . . . .            Section 8.2(e)
Buyer Environmental Report  . . . . . . . . . . . . . . . . . . .            Section 2.13
Buyer Exacerbated Conditions  . . . . . . . . . . . . . . . . . .            Section 8.7(a)(iii)
Buyer Indemnitees . . . . . . . . . . . . . . . . . . . . . . . .            Section 7.3
Buyer Regulated Substance . . . . . . . . . . . . . . . . . . . .            Section 8.2(f)
Buyer's 2-EH Supply Contract  . . . . . . . . . . . . . . . . . .            Section 5.2(h)
Buyer's Ancillary Documents . . . . . . . . . . . . . . . . . . .            Section 3.1
Buyer's Environmental Indemnification Rights  . . . . . . . . . .            Section 8.8
Buyer's Neville Island Plant. . . . . . . . . . . . . . . . . . .            Section 1.2(b)
Buyer's Operating Space . . . . . . . . . . . . . . . . . . . . .            Section 8.2(g)
Buyer's PA Supply Contract  . . . . . . . . . . . . . . . . . . .            Section 5.2(g)
Buyer's Percentage  . . . . . . . . . . . . . . . . . . . . . . .            Section 8.2(h)
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 8.2(i)
Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 8.2(j)
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 5.1
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 5.1
Closing Inventory.  . . . . . . . . . . . . . . . . . . . . . . .            Section 1.5
COBRA Provisions. . . . . . . . . . . . . . . . . . . . . . . . .            Section 1.11(c)
Colton  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 8.8(b)
Colton Cap  . . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 8.8(b)(ii)(B)(1)
Colton Resins.  . . . . . . . . . . . . . . . . . . . . . . . . .            Section 1.2(f)
Confidential Business Information . . . . . . . . . . . . . . . .            Section 4.1(d)
Construction or Expansion Project . . . . . . . . . . . . . . . .            Section 8.2(k)

Defined Term                                                                 Section In Which Defined
------------                                                                 ------------------------
Continuing Liability  . . . . . . . . . . . . . . . . . . . . . .            Section 1.12(a)
Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 2.7
Court . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 8.3(v)(A)
Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 7.5(b)(iii)
Deeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 5.2(a)
DER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 8.4(p)(iv)
Determination.  . . . . . . . . . . . . . . . . . . . . . . . . .            Section 1.12(e)

Direct Reports  . . . . . . . . . . . . . . . . . . . . . . . . .            Section 1.11(d)(i)
Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . .            Preamble
Distribution Facilities . . . . . . . . . . . . . . . . . . . . .            Section 8.6
Easement Agreement  . . . . . . . . . . . . . . . . . . . . . . .            Section 5.4(b)
Environmental Assessment  . . . . . . . . . . . . . . . . . . . .            Section 8.2(k)
Environmental Cap . . . . . . . . . . . . . . . . . . . . . . . .            Section 8.7(a)
Environmental Condition . . . . . . . . . . . . . . . . . . . . .            Section 8.2(m)
Environmental Law . . . . . . . . . . . . . . . . . . . . . . . .            Section 8.2(n)
Environmental Professional  . . . . . . . . . . . . . . . . . . .            Section 8.2(o)
Environmental Study . . . . . . . . . . . . . . . . . . . . . . .            Section 8.4(o)(ii)
EPCRA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 8.2(ac)(ii)
ERISA.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 1.11(c)
Financial Statements  . . . . . . . . . . . . . . . . . . . . . .            Section 2.4
Governmental Approval . . . . . . . . . . . . . . . . . . . . . .            Section 8.2(p)
HMOs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 1.11(b)(iii)
Identified Environmental Conditions . . . . . . . . . . . . . . .            Section 8.5(d)
Indemnification Payments  . . . . . . . . . . . . . . . . . . . .            Section 8.7(a)(i)
Indemnification Obligations . . . . . . . . . . . . . . . . . . .            Section 8.7(b)
Indemnified Party . . . . . . . . . . . . . . . . . . . . . . . .            Section 7.5(b)(i)
Indemnified Person  . . . . . . . . . . . . . . . . . . . . . . .            Section 4.5(f)
Indemnifying Party  . . . . . . . . . . . . . . . . . . . . . . .            Section 7.5(b)(i)
Jacksonville Incinerator  . . . . . . . . . . . . . . . . . . . .            Section 8.3(f)(i)
Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 7.5(a)(iii)
Lead Party  . . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 8.3(j)(i)
Leased Premises . . . . . . . . . . . . . . . . . . . . . . . . .            Section 1.2(h)
MA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Preamble
Modifications . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 8.3(f)(i)(A)
MSDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 8.2(ac)(i)
Neville Island Facility.  . . . . . . . . . . . . . . . . . . . .            Section 1.2(b)
Non-Competition Claims. . . . . . . . . . . . . . . . . . . . . .            Section 1.2(o)
Non-Conforming Goods. . . . . . . . . . . . . . . . . . . . . . .            Section 1.5
Non-Lead Party  . . . . . . . . . . . . . . . . . . . . . . . . .            Section 8.3(j)(ii)
Off-Site Locations  . . . . . . . . . . . . . . . . . . . . . . .            Section 8.2(q)
Operating Easement Areas  . . . . . . . . . . . . . . . . . . . .            Section 8.4(a)
Other Confidential Information  . . . . . . . . . . . . . . . . .            Section 4.1(d)

Defined Term                                                                 Section In Which Defined
------------                                                                 ------------------------
Other Environmental Conditions  . . . . . . . . . . . . . . . . .            Section 8.5(e)
Other Production Facilities . . . . . . . . . . . . . . . . . . .            Section 8.5
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 4.5(d)
Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 2.8
Permitted Encumbrances  . . . . . . . . . . . . . . . . . . . . .            Section 2.10(a)
Pre-Closing Environmental Condition . . . . . . . . . . . . . . .            Section 8.2(s)
Pre-Closing Waste . . . . . . . . . . . . . . . . . . . . . . . .            Section 8.2(t)
Project Affected Soils  . . . . . . . . . . . . . . . . . . . . .            Section 8.2(u)
Project Area  . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 8.2(v)
Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 8.2(w)
Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . .            Section 1.4
Purchase Price Adjustment.  . . . . . . . . . . . . . . . . . . .            Section 1.6
Purchased Accounts Receivable.  . . . . . . . . . . . . . . . . .            Section 1.2(l)
Purchased Assets. . . . . . . . . . . . . . . . . . . . . . . . .            Section 1.1
Purchased Intellectual Property.  . . . . . . . . . . . . . . . .            Section 1.2(n)
Purchased Inventory.  . . . . . . . . . . . . . . . . . . . . . .            Section 1.2(f)
Raw Materials.  . . . . . . . . . . . . . . . . . . . . . . . . .            Section 1.2(f)
RCRA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 8.2(x)
Real Estate.  . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 1.2(b)
Regulated Substance . . . . . . . . . . . . . . . . . . . . . . .            Section 8.2(y)
Regulatory Remediation Standard . . . . . . . . . . . . . . . . .            Section 8.2(z)
Regulatory Remediation Standards  . . . . . . . . . . . . . . . .            Section 8.4(p)(iii)
Release to the Environment  . . . . . . . . . . . . . . . . . . .            Section 8.2(aa)
Remaining UPR Cap . . . . . . . . . . . . . . . . . . . . . . . .            Section 8.8(b)(ii)(B)(1)
Required by Law . . . . . . . . . . . . . . . . . . . . . . . . .            Section 8.2(ab)
Required Regulated Substance Records  . . . . . . . . . . . . . .            Section 8.2(ac)
Retained Assets.  . . . . . . . . . . . . . . . . . . . . . . . .            Section 1.1
Retained Intellectual Property. . . . . . . . . . . . . . . . . .            Section 1.3(k)
Retained Liabilities. . . . . . . . . . . . . . . . . . . . . . .            Section 1.10(b)
Retained Premises . . . . . . . . . . . . . . . . . . . . . . . .            Section 8.2(ad)
Retained Premises Cap . . . . . . . . . . . . . . . . . . . . . .            Section 8.7(e)
Seller. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Preamble
Seller Damages  . . . . . . . . . . . . . . . . . . . . . . . . .            Section 7.4
Seller Indemnitees  . . . . . . . . . . . . . . . . . . . . . . .            Section 7.4
Seller's Ancillary Documents  . . . . . . . . . . . . . . . . . .            Section 2.1
Seller's Neville Island Plant.  . . . . . . . . . . . . . . . . .            Section 1.3(m)
Seller's Percentage . . . . . . . . . . . . . . . . . . . . . . .            Section 8.2(ae)
Seller's Supply Contract  . . . . . . . . . . . . . . . . . . . .            Section 5.2(f)
Severance Payments. . . . . . . . . . . . . . . . . . . . . . . .            Section 1.11(d)(i)
Surveys . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 2.10(b)
Terminated Direct Report  . . . . . . . . . . . . . . . . . . . .            Section 1.11(d)(i)
Title Commitment Reports  . . . . . . . . . . . . . . . . . . . .            Section 2.10(b)
Transferred Employees.  . . . . . . . . . . . . . . . . . . . . .            Section 1.11(a)

Defined Term                                                                 Section In Which Defined
------------                                                                 ------------------------
Transition Period . . . . . . . . . . . . . . . . . . . . . . . .            Section 4.5(e)
Transitional Employee Payments  . . . . . . . . . . . . . . . . .            Section 4.5(d)
Transitional Employees  . . . . . . . . . . . . . . . . . . . . .            Section 4.5(a)
TSCA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 8.2(n)
UPR.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Preamble
USW Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . .            Section 1.10(a)(iii)
Vehicles. . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Section 1.2(g)
Working Capital.  . . . . . . . . . . . . . . . . . . . . . . . .            Section 1.6

                            ASSET PURCHASE AGREEMENT
                            ------------------------

                 This Asset Purchase Agreement ("AGREEMENT") is made as of April 28, 1995, by and between Aristech Chemical Corporation, a Delaware corporation ("SELLER"), and Ashland Inc., a Kentucky corporation ("BUYER"), through its Ashland Chemical Company Division.

                 Seller is engaged in, among other things, the production and sale of unsaturated polyester resins ("UPR") and maleic anhydride ("MA") and the distribution of UPR and other polyester products ("DISTRIBUTION"). Seller desires to sell and transfer to Buyer and Buyer desires to purchase from Seller, certain assets relating to Seller's UPR, MA and Distribution businesses (collectively, the "BUSINESS") on the terms and subject to the conditions contained in this Agreement. In consideration of the mutual agreements contained herein, Seller and Buyer, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                THE TRANSACTION
                                ---------------

         1.1.      SALE AND PURCHASE OF ASSETS.  At the Closing referred to in
Section 5.1 below, Seller shall sell and transfer to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to the assets, properties and rights of Seller as of the date of the Closing that are used in or directly relate to the conduct of the Business, wherever such assets are located and whether real, personal or mixed, tangible or intangible, and whether or not any of such assets have any value for accounting purposes or are carried or reflected on or specifically referred to in Seller's books or financial statements (the "PURCHASED ASSETS"), except that the Purchased Assets shall not include any of the assets, properties and rights described in Section 1.3 below (the "RETAINED ASSETS").

         1.2. ENUMERATION OF PURCHASED ASSETS. Without limiting the generality of the foregoing, the Purchased Assets shall include the following assets owned by Seller and used in the Business (except to the extent that any of the following assets are also enumerated in Section 1.3 below as being Retained Assets):

         (a) all those certain lots and pieces of ground, together with the buildings, structures and other improvements erected thereon, and all easements, rights and privileges appurtenant to any of the foregoing, owned by Seller and located at Bartow, Florida, Jacksonville, Arkansas, and Colton, California, each as more particularly described in Schedule 1.2(a);

         (b) each of such buildings, structures and other improvements, together with all easements, rights and privileges appurtenant thereto, owned by Seller and located at Seller's facility at Neville Island, Pennsylvania (the "NEVILLE ISLAND FACILITY"), as are described in Schedule 1.2(b) ("BUYER'S NEVILLE ISLAND PLANT"), (Buyer's Neville Island Plant, together with the real property described in Section 1.2(a), are collectively referred to herein as the "REAL ESTATE");

         (c) all of Seller's furniture, fixtures, equipment, machinery, spare parts, tools, dies, supplies and all other tangible personal property (other than inventory) located upon or affixed to Buyer's Neville Island Plant, as are described in Schedule 1.2(b) or that are located upon or affixed to the other Real Estate or the Leased Premises, except for those items set forth in
Schedule 1.2(c);

         (d) those items of Seller's equipment, machinery, spare parts, tools, dies, supplies and other tangible personal property (other than inventory) described in Schedule 1.2(b) as are located at the Seller's Neville Island Plant (as defined in Section 1.3(m));

         (e) the equipment located at Seller's corporate research center in Monroeville, Pennsylvania, used in connection with the molding group and pilot plant operations of the polyester technical group of Seller, all as more particularly described in Schedule 1.2(e);

         (f) Seller's inventory of resins being cured at the Colton, California Business Site (as defined in Section 2.8) (the "COLTON RESINS"), together with all those other items of Seller's inventory of raw materials ("RAW MATERIALS"), work-in-process, finished goods, packaging and supplies held for use in the conduct of the Business, wherever located and whether or not carried on Seller's books of account (collectively with the Colton Resins, the "PURCHASED INVENTORY");

         (g) each of such trucks, tractors, trailers and other vehicles owned by Seller and used in the Business as is more particularly described in
Schedule 1.2(g) (the "VEHICLES");

         (h) Seller's leasehold interest as lessee of the real property (such real property, together with that described in Schedule 2.9, being collectively referred to herein as the "LEASED PREMISES") subject to the leases listed in Schedule 1.2(h);

         (i) all of Seller's leasehold interest as lessee of the personal property subject to the leases listed in Schedule 1.2(i);

         (j)       each of Seller's Permits (as hereinafter defined) listed in
Schedule 1.2(j);

         (k) all of Seller's sales orders and sales contracts, purchase orders and purchase contracts, quotations and bids, license agreements, supply agreements and other contracts and agreements to which Seller is a party and that relate exclusively to the Business, including without limitation those listed in Schedule 1.2(k);

         (l) all of Seller's trade and other notes and accounts receivable (collectively, the "PURCHASED ACCOUNTS RECEIVABLE"), advance payments and prepaid items and expenses arising from the Business and existing on the Closing Date, except for those listed in Schedule 1.3(d);

         (m) all of Seller's books, records, manuals, documents, books of account, correspondence, sales and credit reports, customer lists, literature, brochures, advertising material and the like that relate exclusively to the Business;

         (n) those of Seller's intellectual property licenses, patents and applications therefor, trade secrets, copyrights and applications therefor, proprietary manufacturing processes and other intellectual property or industrial property rights that are used in the Business and that are described on Schedule 1.2(n), including the right to use the name "Aristech Chemical Corporation" and derivatives thereof pursuant to Section 6.4 (collectively, the "PURCHASED INTELLECTUAL PROPERTY"); and

         (o) Seller's causes of action, if any and to the extent assignable, for enforcement of any agreement between Seller and any person employed by Seller in the Business prior to the Closing ("BUSINESS EMPLOYEES") restricting such person's right to engage in any activity competing with the Business ("NON-COMPETITION CLAIMS"); provided, however, that if Buyer receives any payment as a result of the enforcement of a Non-Competition Claim, whether in settlement of or as damages for such claim, Buyer shall, upon receipt of such payment, pay to Seller that part of such payment allocable to such Business Employee's conduct prior to the Closing.

         1.3.      RETAINED ASSETS.  Notwithstanding the provisions of Sections
1.1 and 1.2, all of the following assets, properties and rights of Seller shall be excluded from the Purchased Assets and shall constitute the Retained Assets:

         (a) all of Seller's assets, properties and rights related to businesses of Seller other than the Business, including any assets located or generally maintained at Seller's corporate headquarters in Pittsburgh, Pennsylvania;

         (b) all of Seller's cash on hand and in banks, cash equivalents, deposits and investments;

         (c)       all of Seller's negotiable instruments and chattel paper;

         (d) those of Seller's accounts receivable relating to the Business as are listed on Schedule 1.3(d);

         (e) all of Seller's bank accounts, checkbooks and canceled checks;

         (f) Seller's minute book, corporate seal and federal, state and local tax returns and accounting ledgers;

         (g) all insurance policies of Seller and Seller's rights in connection therewith;

         (h) all of Seller's federal, state or local income tax benefits, claims or receivables;

         (i) all of Seller's rights of indemnification, claims and causes of action of any nature whatsoever that relate to the conduct of the Business prior to the Closing (other than the Non-Competition Claims);

         (j) all of Seller's rights under this Agreement and under all purchase orders, purchase contracts or other agreements, instruments or contracts related to Seller's trade payables;

         (k) such of Seller's intellectual property licenses, patents and applications therefor, trade secrets, copyrights and applications therefor, trade names and applications therefor, trade dress, and names and slogans, including without limitation, any rights to use the name "Aristech Chemical Corporation" or any derivative thereof (except as provided in Section 6.4), proprietary manufacturing processes and other intellectual property rights used in the Business as are described in Schedule 1.3(k) (collectively, the "RETAINED INTELLECTUAL PROPERTY");

         (l) all those certain lots and pieces of ground underlying Buyer's Neville Island Plant, and all easements, rights and privileges appurtenant thereto;

         (m) all lots and pieces of ground owned by Seller, together with the buildings, structures and other improvements erected thereon, that comprise the Neville Island Facility (other than Buyer's Neville Island Plant), and all easements, rights and privileges appurtenant thereto ("SELLER'S NEVILLE ISLAND PLANT");

         (n) all of Seller's furniture, fixtures, equipment, machinery, spare parts, tools, dies, supplies and all other tangible personal property located upon or affixed to Seller's Neville Island Plant other than that set forth in Schedule 1.2(b); and

         (o) those items of Seller's equipment, machinery, spare parts, tools, dies, supplies, and other tangible personal property (other than inventory) located upon or affixed to the

Real Estate or the Leased Premises as are set forth in Schedule 1.2(c).

         1.4. PURCHASE PRICE. The aggregate purchase price for the Purchased Assets shall be $81,350,000 (the "PURCHASE PRICE"), subject to adjustment as provided in Section 1.6, plus the assumption of certain liabilities of Seller, as provided in Section 1.10.

         1.5. PHYSICAL INVENTORY. The parties shall conduct a physical count and inspection of the inventory of Seller held for use exclusively in the Business as of the close of business on the Closing Date (the "CLOSING INVENTORY"). During such process, Seller and Buyer shall identify the following items of inventory, Seller's standard product cost of which, per item, exceeds $25,000: (a) polyester resins and other polyester based products that are more than seven (7) months old based on the batch record date of production thereof, and (b) waxes, catalysts and mold care products that are more than twelve (12) months old based on the date of shipment thereof to Seller (collectively, the "NON-CONFORMING GOODS"). Buyer shall purchase all of the Closing Inventory (including items described in clauses (a) and (b), Seller's standard product cost of which is $25,000 or less). The parties shall negotiate in good faith to determine within three (3) business days after the Closing Date a mutually agreeable purchase price for all Non-Conforming Goods, and Buyer shall purchase all of the Non-Conforming Goods at the agreed upon price. The purchase price for Non-Conforming Goods sold pursuant to this
Section 1.5 shall be paid by virtue of the Purchase Price Adjustment (as defined below).

         1.6. PURCHASE PRICE ADJUSTMENT. If the Working Capital (as defined below) at the Closing Date, as determined in accordance with Section 1.7, is less than $26,400,000, then the Purchase Price shall be reduced dollar-for-dollar by the amount of such deficiency. If the Working Capital at the Closing Date, as so determined, is greater than $26,400,000, then the Purchase Price shall be increased dollar-for-dollar by the amount of such excess. For purposes hereof, "WORKING CAPITAL" means (i) the sum of (a) the market value, as of the Closing Date, of the Raw Materials, (b) Seller's standard product cost, as of August 1, 1994, of work-in-process and finished goods being purchased by Buyer hereunder (other than Non-Conforming Goods), adjusted dollar-for-dollar to reflect the increase or decrease in the market value of the raw material component of such standard product cost from August 1, 1994 to the Closing Date, (c) the agreed upon purchase price for any Non-Conforming Goods purchased by Buyer pursuant to Section 1.5, and (d) the face amount, as of the Closing Date, of the Purchased Accounts Receivable less 3% of such face amount, less (ii) 0.5% of the sum of (i)(a) and (b). "PURCHASE PRICE ADJUSTMENT" means the post-closing adjustment to the Purchase Price pursuant to this Section 1.6.

         1.7. DETERMINATION OF WORKING CAPITAL. (a) Promptly after the Closing, Seller (with such assistance as Seller shall reasonably request of Buyer and its representatives) shall calculate the amount of the Purchase Price Adjustment based on its books and records of account maintained in accordance with Seller's standard practices with respect to the Business. For purposes of making such calculation, (i) the inventory to be taken into account in such calculation shall not include any items that are not purchased by Buyer pursuant to Section 1.5, (ii) the market value of raw materials shall be equal to the price applicable to such raw materials, delivered to the appropriate Business Site, as of the Closing Date, and (iii) the face amount of the Purchased Accounts Receivable shall be computed without taking into account any allowances against such accounts, including allowances for uncollectible accounts, warranties and returns.

         (b) As soon as reasonably practicable following the Closing Date, but in no event later than twenty (20) days thereafter, Seller shall deliver to Buyer notice of the amount of the Purchase Price Adjustment calculated in accordance with Section 1.7(a), showing Seller's calculation in reasonable detail. Buyer and its representatives shall be provided complete access to Seller's books and records and all workpapers and other information used by Seller to make such calculation. Such notice, when delivered by Seller to Buyer, shall be conclusive and binding on the parties for purposes of determining the

Purchase Price Adjustment, unless Buyer notifies Seller within fifteen (15) days after receipt of the notice of its disagreement therewith (stating with reasonable specificity the reasons for any disagreement). If the disagreement can not be resolved by the parties within thirty (30) days after Seller receives notice thereof, payment of the undisputed amount shall be made in accordance with Section 1.8 and the items in dispute shall be submitted to arbitration conducted as provided in Section 9.1.

         1.8. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid by Buyer to Seller at the Closing as follows:

         (a) $81,350,000 by wire transfer of federal funds to PNC Bank, N.A., Pittsburgh, PA, ABA No. 043000096, Credit: Aristech Chemical Corporation Concentration Account No. 2-948495; and

         (b)       by Buyer's assumption of Seller's liabilities as provided in
Section 1.10. Any amounts owing Buyer or Seller as a result of a Purchase Price Adjustment shall be paid by Seller or Buyer to the other, as the case may be, within ten (10) days after the amount is finally determined pursuant to
Section 1.7, by wire transfer of federal funds.

         1.9. ALLOCATION OF PURCHASE PRICE. Buyer and Seller agree that the Purchase Price shall be allocated among the Purchased Assets in accordance with the allocation set forth in Schedule 1.9. Buyer and Seller agree that each will report the federal, state and local income and other tax consequences of the purchase and sale contemplated hereby in a manner consistent with such allocation and that neither will take any position inconsistent therewith upon examination of any tax return, in any refund claim, in any litigation, or otherwise.

         1.10.     ASSUMPTION OF LIABILITIES.
         (a) At the Closing, Buyer shall assume and agree to discharge and perform promptly when due the following liabilities and obligations of Seller, whether direct or indirect, material or immaterial, known or unknown, absolute, contingent or otherwise, to the extent such liabilities and obligations accrue after the Closing (except as provided in Section 1.10(a)(vi)) (collectively, the "ASSUMED LIABILITIES"):

                   (i) all liabilities and obligations of Seller under the contracts, leases and other agreements associated with the Business Assets (but not including any accounts payable or agreements relating to employment, deferred compensation, welfare benefits, independent contractors, consultants or any aspects of the employment relationship, except to the extent provided in Sections 1.10(a)(iii) and (vi) and in
                          Section 8.3(g) and except for the Distributorship/ Independent Contractor Agreements referred to on

                          Schedule 2.7) or otherwise comprising part of the Purchased Assets;

                   (ii) all liabilities and obligations of Seller under the Permits listed in Schedule 1.2(j);

                   (iii) all of Seller's liabilities and obligations under the collective bargaining agreements listed in Schedule 1.10(a)(iii) and any agreements related thereto, but not that certain Agreement between Seller and the United Steelworkers of America dated November 30, 1994, covering Business Employees at the Neville Island Facility, and any related agreements (collectively, the "USW AGREEMENT");

                   (iv) subject to Section 1.12, all claims, liabilities, obligations, litigation, arbitration proceedings or other actions in any way relating to the Business or the Purchased Assets, arising out of occurrences, transactions, events or incidents occurring after the Closing Date (as hereinafter defined), including all liabilities and obligations incurred after the Closing Date as a result of Buyer's continuation of any pattern or practice established or engaged in by Seller prior to the Closing Date;

                   (v) subject to Section 1.12, all occupational disease and other workers' compensation claims (whether insured or otherwise), and claims for employee pay (including vacation pay and sick pay) and any other employee benefits (except to the extent Seller remains liable therefor pursuant to Section 1.11) by persons who at or prior to the Closing Date are or were Business Employees, arising while such persons are employed by Buyer or otherwise arising out of events occurring on or after the Closing Date; and

                   (vi) Seller's obligation to make severance payments to the Terminated Direct Reports, to the extent provided in
                          Section 1.11(d), and Seller's obligations to make severance payments to those Business Employees employed as drivers in the Distribution component of the Business as provided in Section 1.11(e). These obligations shall constitute Assumed Liabilities, notwithstanding the extent to which they may have accrued prior to the Closing.

         (b) All liabilities and obligations of Seller (whether direct or indirect, material or immaterial, known or unknown, absolute, accrued, contingent or otherwise) that do not constitute Assumed Liabilities shall be retained by Seller (collectively, the "RETAINED LIABILITIES").

         1.11.     CERTAIN EMPLOYEE MATTERS.
         (a) On or prior to the Closing Date, Buyer shall make offers of employment, effective as of the Closing Date, to such salaried and hourly Business Employees as are identified on Schedule 1.11(a) and who are actively at work with Seller as of the Closing Date. Buyer shall prescribe the manner by which such offers may be accepted. Seller has provided Buyer a written list of all the Business Employees, which includes the employee's name, social security number, hourly rate or bi-weekly salary, job title, annual earnings, date of hire, years and types of service recognized by Seller as of November 9, 1994, as supplemented by the updates of such list as of January 31, 1995 and March 20, 1995. Seller represents and warrants that the information on such list was accurate as of the time specified in such list and, notwithstanding anything to the contrary in Section 7.1, such representation and warranty shall survive indefinitely beyond the Closing Date. Buyer has notified Seller of the names of all the Business Employees, who have accepted offers of employment (the "TRANSFERRED EMPLOYEES").

         (b)       Except as may otherwise be expressly provided in this
Section 1.11(b), the Transferred Employees shall be treated as newly hired employees of Buyer.

                   (i) The offer of employment, if accepted, will not provide for any certain term of employment, and all who accept such offer shall be employees-at-will of Buyer. Buyer shall pay the Transferred Employees wages that are substantially equivalent to those paid the Transferred Employees by Seller immediately prior to Closing, and shall assign each of the Transferred Employees duties and responsibilities that are substantially equivalent to those assigned such Transferred Employee by Seller immediately prior to Closing. Buyer shall also provide the Transferred Employees a package of benefits that is suitable in light of the Transferred Employees' particular circumstances.

                   (ii) The Transferred Employees shall be eligible to participate in the qualified and non-qualified pension, stock bonus, profit sharing and retirement plans (except for the Ashland Oil, Inc. Leveraged Employee Stock Ownership Plan, unless and until some or all of the Transferred Employees become members of a designated eligible group for participation thereunder under the procedures generally applicable for acquired employees) in which similarly situated employees of Buyer participate, and Buyer and such plans shall recognize, solely for purposes of eligibility and vesting (and not for benefit accrual) under Buyer's said plans, the Transferred Employees' years of credited service with Seller prior to the Closing Date. Buyer shall amend said plans as of the Closing Date to recognize such service with Seller; provided, however, that nothing herein shall be construed as conferring on any Transferred Employee any right to, in or under any such plan of Buyer other than pursuant to the terms of such plans, as so amended, and as from time to time in effect.

                   (iii) The Transferred Employees shall be eligible to participate in health and life plans (including accidental death and dismemberment plans) in which similarly situated employees of Buyer are eligible to participate, and Buyer and such plans shall recognize, solely for the purposes of eligibility under Buyer's said health and life (and accidental death and dismemberment) plans, the Transferred Employees' employment with Seller prior to the Closing Date. Such recognition of prior service shall also count for purposes of determining whether any Transferred Employee becomes eligible for any retiree health, retiree life or retiree accidental death and dismemberment plan benefits. Buyer shall amend said plans as of the Closing

                          Date to recognize such service with Seller; provided, however, that nothing herein shall be construed as conferring on any Transferred Employee any right to, in or under any such plan of Buyer other than pursuant to the terms of such plans, as so amended, and as from time to time in effect. The eligibility of Transferred Employees to participate in Buyer's health and life plans shall not be delayed or limited in any way by pre-existing conditions; provided, however, that the applicable proof of health conditions in such plans shall be applied pursuant to their terms if any Transferred Employee fails to timely enroll himself or herself or his or her dependents (when dependent coverage is applicable and available) within thirty
                          (30) days of first becoming eligible. All claims incurred with regard to any Transferred Employee before the Closing Date and which are covered under the applicable health, life or accidental death and dismemberment plans of Seller shall be payable under the terms of the applicable plan of Seller. All other claims incurred with regard to any Transferred Employee and which are covered under the applicable health, life or accidental death or dismemberment plans of Buyer shall be payable under the terms of the applicable plan of Buyer. The Transferred

                          Employees who participated in health maintenance organizations ("HMOs") immediately prior to the Closing shall be provided the opportunity to enroll in the Buyer's indemnity plan on the same terms and subject to the same conditions as the Transferred Employees who did not so participate in HMOs. All the Transferred Employees shall be offered participation in the HMOs available to other similarly situated employees of the Buyer at the time and in the same manner as such participation is ordinarily offered.

                   (iv) The Transferred Employees shall be eligible to participate in sick pay and short term and long term disability plans in which similarly situated employees of Buyer are eligible to participate. Buyer shall recognize for purposes of such plans the Transferred Employees' employment with Seller prior to the Closing Date. Buyer shall amend said plans as of the Closing Date to recognize such service with Seller; provided, however, that nothing herein shall be construed as conferring on any Transferred Employee any right to, in or under any such plan of Buyer other than pursuant to the terms of such plans, as so amended, and as from time to time in effect.

                   (v) The Transferred Employees shall be eligible for other benefits in which or policies under which similarly situated employees of Buyer are eligible. Buyer shall recognize for purposes of such plans the Transferred Employees' employment with Seller prior to the Closing Date. Buyer shall amend said benefits and policies as of the Closing Date to recognize such service with Seller; provided, however, that nothing herein shall be construed as conferring on any Transferred Employee any right to, in or under any such benefits and policies of Buyer other than pursuant to the terms of such benefits and policies, as so amended, and as from time to time in effect. The Transferred Employees shall be eligible for paid vacation benefits under the policies of the Buyer that apply to similarly situated employees of the Buyer and, for this purpose, the Transferred Employees' service with the Seller prior to the Closing Date shall be counted.

                   (vi) Buyer shall use its best efforts to notify Seller of the termination of employment or reemployment of any Transferring Employee. Such notification shall be made within thirty (30) days of the date of termination of employment or reemployment.

         (c) For purposes of the COBRA health continuation of coverage provisions (hereafter referred to as the "COBRA PROVISIONS") contained in
Section 4980B(f) of the Internal Revenue Code of 1986 and in Sections 601 through 608 of the Employee Retirement Income Security Act of 1974 ("ERISA"), the Transferred Employees shall be considered to have undergone a termination of employment with Seller. It is the understanding and intention of the Seller and Buyer that no group health plan maintained by Buyer shall constitute a successor plan to any of the Seller's group health plans and the Buyer is not a successor employer with respect to any of the Seller's group health plans and the Seller is not a predecessor employer with respect to the Buyer's group health plans, within the meaning of the COBRA Provisions. It is the further understanding and intention of Seller and Buyer, however, that the health plan coverage to be afforded to the Transferred Employees pursuant to Section 1.11(b)(iii) shall be coverage that, pursuant to Section 602(2)(D)(i) of ERISA, terminates any continuation coverage rights the Transferred Employees might otherwise have under the COBRA Provisions as a result of termination of employment with Seller.

         (d)       (i)      Subject to clause (ii) of this Section 1.11(d), the
parties agree that responsibility for all amounts paid ("SEVERANCE PAYMENTS") to any Business Employee (including any Transitional Employee, as defined in
Section 4.5(a)) who is a Direct Report (as defined below) and who is ultimately successful in collecting any benefits under Seller's severance plan or policies based on such Business Employee's termination prior to January 1, 1997 in connection with the transactions contemplated hereby ("TERMINATED DIRECT REPORT") shall be allocated as follows: All Severance Payments made to the first fifty-five (55) Terminated Direct Reports shall be for Seller's account, and all Severance Payments made to all other Terminated Direct Reports shall be for Buyer's account. Any Business Employees employed by Seller at the Neville Island Facility who are terminated at any time before January 1, 1997 shall constitute Terminated Direct Reports to the extent they are successful in collecting Severance Payments as hereinabove provided. The drivers referred to in Section 1.11(e) shall not be deemed Terminated Direct Reports for purposes of this paragraph (d). For purposes of this Section 1.11(d), the term "DIRECT REPORTS" shall mean those employees of Seller 100% of whose time is charged to the Business based on Seller's policies in effect immediately prior to Closing and shall not include such employees as corporate attorneys, accounting staff and information services personnel whose time is not charged 100% to the Business on such basis.
                   (ii) (A)       In the event that more than fifty-five (55)
Direct Reports who are entitled to Severance Payments are terminated within thirty (30) days of Closing, the average Severance Payment payable to all such Direct Reports terminated within thirty (30) days of Closing shall be calculated, and Seller shall be deemed to have satisfied all of its obligations under Section 1.11(d) upon making Severance Payments to Terminated Direct Reports (regardless of the number of such Terminated Direct Reports) in an aggregate amount equal to fifty-five (55) times such average Severance Payment. All Severance Payments in excess of the amount specified in the foregoing sentence shall be paid by Buyer.

                   (B) In the event that less than fifty-five (55) Direct Reports who are entitled to Severance Payments are terminated within thirty
(30) days of Closing, Seller shall pay the actual Severance Payments for the first fifty-five (55) Terminated Direct Reports who shall be determined in accordance with the order in which Seller makes Severance Payments to Terminated Direct Reports, and Buyer shall pay the actual Severance Payments for all other Terminated Direct Reports.

                   (iii) Seller shall notify Buyer of any Severance Payments made to Terminated Direct Reports for Buyer's account pursuant to Section 1.11(d). Buyer shall reimburse Seller in full therefor within five (5) working days after Buyer's receipt of such notice. Any amount not reimbursed within such five-day period shall bear interest, from the date the corresponding Severance Payment was made by Seller until the date such amount is reimbursed to Seller, at the prime lending rate charged by Mellon Bank, N.A. during such period.
         (e) Buyer shall pay all amounts payable to any Business Employee employed by Seller as a driver in connection with the

Distribution component of the Business who is ultimately successful in collecting any benefits under Seller's severance plan or policies based on such Business Employee's termination in connection with the transactions contemplated hereby. Seller shall notify Buyer of any such payments made to such Business Employees, and Buyer shall reimburse Seller in full therefor within five (5) working days after Buyer's receipt of such notice. Any amount not reimbursed within such five-day period shall bear interest, from the date the corresponding severance payment was made by Seller until the date such amount is reimbursed to Seller, at the prime lending rate charged by Mellon Bank, N.A. during such period.

         (f) Except as provided in Section 1.10(a)(vi), it is expressly agreed and acknowledged by the parties hereto that Buyer has assumed no liability for any wages or benefits that Seller or any of its affiliates provided to Seller's employees including, but not limited to, retiree medical benefits, retiree life insurance benefits, benefits under the COBRA Provisions, employment contracts, qualified or non-qualified retirement benefits, and benefits which could be payable with respect to services, expenses or other events that occurred prior to the Closing Date under any plan, policy or program of the Seller.

         1.12.     CONTINUING LIABILITIES.
         (a) The term "CONTINUING LIABILITY" shall mean any liability that commences, or that arises from facts in existence, prior to the Closing and that continues, or the facts giving rise to which continue, to exist after the Closing. Subject to clause (b), Seller is indemnifying Buyer against Continuing Liabilities to the extent arising from Seller's operation of the Business prior to Closing pursuant to Section 7.3(e), and Buyer is indemnifying Seller against Continuing Liabilities to the extent arising from Buyer's operation of the Business after Closing pursuant to Section 7.4(d).

         (b) Within ten (10) days after either party receives notice or otherwise becomes aware of the existence of a Continuing Liability as to which such party intends to seek indemnification from the other party, such party
shall notify the other party.   Either party's failure to so notify the other
of a Continuing Liability, shall constitute a waiver by the failing party of all rights to indemnification by the other arising from such Continuing
Liability.   Promptly after the delivery of such notice, Seller and Buyer shall consult with each other in good faith to develop a joint strategy for defending against the Continuing Liability, including allocation of the costs of such defense.

         (c) In the event that a claim is made against only one of the parties as a result of a Continuing Liability, such party shall not be entitled to any indemnification by the other party with respect to such claim unless such party permits the other party to participate in and control the defense of such claim jointly and equally with it. Notwithstanding the foregoing, the party against which the claim is made may, after consulting the other party, settle such claim in its sole discretion; provided that such party obtains as a condition to such settlement a full and complete release of the other party from all claims arising from such Continuing Liability.

         (d) If a third party makes a claim against both Seller and Buyer, or if both Seller and Buyer are otherwise called upon to defend a claim arising from a Continuing Liability, each of Seller and Buyer shall separately defend itself against such claim with representatives of its choosing, unless the parties otherwise agree.

         (e) Any determination of the extent to which a Continuing Liability arises from Seller's operation of the Business prior to Closing or Buyer's operation of the Business after Closing (a "DETERMINATION"), shall be subject to the following:

                   (i) To the extent that a court hearing a claim arising from a Continuing Liability makes a final, non-appealable Determination, the parties shall be bound thereby.

                   (ii) In all other cases, the parties shall attempt in good faith to agree upon a Determination. If the parties are unable jointly to make a Determination, the matter shall be submitted to the alternative dispute resolution procedure described in Section 9.1.

                   (iii) Any Determination shall be made by consideration of all the factors relevant to the causation of such Continuing Liability. For purposes of illustration and not in limitation of the foregoing, in the case of a Continuing Liability arising from occupational injury or disease to persons employed by both Seller and Buyer the relevant factors shall include without limitation the duration and extent of exposure to operative conditions while an employee of each party. The date of manifestation of injury or disease shall not be solely determinative of the date on which the exposure commenced, but shall be a relevant factor for consideration.


         1.13. CERTAIN CONSENTS. Nothing in this Agreement shall be construed as an attempt to assign any contract, agreement, permit, franchise, or claim included in the Purchased Assets which is by its terms or in law nonassignable without the consent of the other party or parties thereto, unless such consent shall have been given, or as to which all the remedies for the enforcement thereof enjoyed by Seller would not, as a matter of law, pass to Buyer as an incident of the assignments provided for by this Agreement. In order, however, to provide Buyer the full benefits of every contract, agreement, permit, franchise and claim of the character described in the immediately preceding sentence, Seller shall, to the extent reasonably necessary and at Buyer's cost, cooperate with Buyer in any reasonable arrangement designed to provide the benefits thereof to Buyer. Without limiting the generality of any provision contained elsewhere herein, the non-assignment of the foregoing shall not, to the extent the liabilities hereunder would have been Assumed Liabilities but for this Section 1.13, affect the status of such liabilities as Assumed Liabilities. Nothing in this Section shall in any way diminish Seller's obligations hereunder to obtain all consents and approvals prior to or at Closing as are necessary to enable Seller to convey or assign good and valid title to all the Purchased Assets to Buyer.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                   OF SELLER

         Seller represents and warrants to Buyer as follows:

         2.1. ORGANIZATION; CORPORATE POWER AND AUTHORITY. Seller is a corporation duly organized, existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to conduct the Business as it is now being conducted and to make, execute, deliver and perform this Agreement and each agreement, document or instrument to be delivered by Seller pursuant to this Agreement (collectively, the "SELLER'S ANCILLARY DOCUMENTS").

         2.2. AUTHORIZATION AND ENFORCEABILITY. Seller has full corporate power and authority to enter into and perform this Agreement and Seller's Ancillary Documents. This Agreement has been duly executed and delivered by Seller and constitutes, and each of Seller's Ancillary Documents, when executed and delivered by Seller shall constitute, the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms.

         2.3. CONSENTS AND APPROVALS. (a) Except for (i) applicable requirements of the HSR Act (as hereinafter defined) and (ii) governmental permits, authorizations, consents and approvals that have been obtained or will be obtained on or prior to the Closing Date, there is no requirement applicable to Seller to make any material filing with, or to obtain any material permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation by Seller of the sale of the Purchased Assets pursuant to this Agreement. Except as set forth in Schedule 2.3, no consent, approval or authorization of, or registration or filing with, any other person or entity is required in connection with the execution and delivery by Seller of this Agreement and Seller's Ancillary Documents and the consummation by Seller of the transactions contemplated hereby and thereby.

         (b) Except as provided in Schedule 2.3 (and assuming compliance with the HSR Act), neither the execution and delivery of this Agreement and Seller's Ancillary Documents, nor the consummation by Seller of the transactions contemplated hereby or thereby, will, at the date hereof (i) contravene any provision of Seller's Certificate of Incorporation or Bylaws,
(ii) result in a
breach of or constitute a default under any material license, franchise, note, bond, mortgage, indenture, loan or credit agreement or other material agreement or instrument related to the Business to which Seller is a party or by which Seller or any of the Purchased Assets may be bound, or (iii) violate any statute or administrative regulation, or any order, writ, injunction, judgment or decree of any court or of any governmental authority applicable to the Business or by which any of the Purchased Assets may be bound, which in either of the foregoing cases (ii) or (iii) would have a material adverse effect on the business, operations or financial condition of the Business, taken as a whole, or of any element of the Business, i.e., UPR, MA or Distribution.

         2.4. CERTAIN FINANCIAL STATEMENTS. Seller has previously delivered to Buyer certain financial statements reflecting the historical financial results of the Business for each of the calendar years from 1989 through 1994, inclusive, and for each of the months and for the year to date from January 1 through March 31, 1995 (collectively, the "FINANCIAL STATEMENTS"). Except as provided in Schedule 2.4, the Financial Statements have been prepared in accordance with Seller's internal accounting policies and procedures, a summary of which is attached hereto as Exhibit A, which Exhibit A includes a description of the respects in which such policies and procedures deviate from generally accepted accounting policies as in effect on the date hereof.

         2.5. CONDUCT OF BUSINESS. Except as contemplated by this Agreement or as set forth in Schedule 2.5, since March 31, 1995, Seller has not, with respect to the Business:

         (a) Sold or transferred any material portion of its assets or property, except for (i) sales of inventory in the usual and ordinary course of business and (ii) cash applied in payment of Seller's liabilities in the usual and ordinary course of business;

         (b) Suffered any material loss, or any material interruption in use, of any material assets or property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or act of God;

         (c) Suffered any material adverse change to the operations, properties, assets, liabilities or financial condition of the Business, taken as a whole, or of any element thereof; i.e., UPR, MA or Distribution (other than changes affecting the Business' industry, or any such element's industry, generally);

         (d) Waived any material right other than in the ordinary course of business;

         (e) Without limitation by the enumeration of any of the foregoing, entered into any transaction other than in the usual and ordinary course of business without Buyer's consent, which consent shall be deemed to have been granted if Buyer has failed to object to such transaction in writing within five (5) days after receipt of written notice thereof from Seller; or

         (f) Suffered any disposition or lapse of any of the Purchased Intellectual Property.

         2.6.      LITIGATION.   Except as set forth in Schedule 2.6, (a) no
notice or service of process has been received by Seller with respect to any material claim, action, suit, proceeding or investigation pending against Seller with respect to the Business, or the use of the Purchased Assets, or the transaction contemplated hereby, and (b) to the best of Seller's knowledge, no such claim, action, suit, proceeding or investigation is threatened, in either case at law or in equity or before or by any federal, state or other governmental authority that (i) relates directly to the Business, or (ii) would prevent consummation of the transaction contemplated hereby. Except as set forth in Schedule 2.6, Seller is not subject to any outstanding order, writ, injunction or decree that (i) relates directly to the Business, or (ii) would prevent consummation of the transaction contemplated hereby.

         2.7. CERTAIN CONTRACTS AND COMMITMENTS. Except as set forth in Schedules 1.2(h), 1.2(i), 1.2(k), 1.10(a)(iii), 2.7 and 2.9, Seller is not a
party to or bound by any lease, contract or commitment, oral or written, formal or informal, of the following types relating to the Business:

         (a)       Union or other collective bargaining agreements;

         (b) Licenses or other agreements relating to patent, trademark and other intellectual property rights;

         (c) Lease or sublease agreements under which it is either lessor or sublessor or lessee or sublessee;

         (d) Sales agency and distributorship agreements or agreements providing for the services of an independent contractor; or

         (e) Agreements under which any products of the Business are manufactured by others for sale by Seller.

         Each agreement, contract, lease, license, commitment or instrument of Seller being assumed by Buyer hereunder (collectively, the "CONTRACTS") is in full force and effect. Seller is not and, to the knowledge of Seller without investigation, no other party is, in material default or breach under any of the Contracts.

         2.8. PERMITS; COMPLIANCE WITH LAW. Seller possesses all licenses, permits, registrations and governmental approvals (the

"PERMITS") that are required in order for Seller to conduct the Business as presently conducted, except for those the failure to possess which would not materially impair Seller's ability to conduct the Business at any of its plants in Bartow, Florida, Jacksonville, Arkansas, Colton, California or Neville Island, Pennsylvania, or at any of its Distribution facilities (collectively, the "BUSINESS SITES"). Seller is not aware that it has failed to comply with any laws and regulations applicable to the Business or the Purchased Assets, except for failures to comply that do not presently materially impair Seller's ability to conduct the Business at any of the Business Sites. The representation and warranty provided in this Section 2.8 do not apply to Permits required under applicable Environmental Law, which are exclusively provided for under Section 8.3(d). The representation and warranty provided under this Section 2.8 do not apply to compliance with laws and regulations relating to the environment; matters relating to compliance with Environmental Law are exclusively provided for under Sections 2.13, 8.3(e) and 8.3(f). For purposes of this Agreement, "ENVIRONMENTAL LAW" shall have the meaning given in
Section 8.2(n).

         2.9. REAL ESTATE. Except as set forth on Schedule 2.9, the Leased Premises are leased to Seller pursuant to written leases, true and correct copies of which have been delivered to Buyer. There are no condemnation proceedings pending, or to Seller's knowledge threatened, with respect to any portion of the Real Estate.

         2.10. TITLE. (a) Seller has good title to all of the Purchased Assets (other than real property and interests therein and the Purchased Intellectual Property), and none of such property is subject to any mortgage, pledge, lien, restriction, encumbrance, license, covenant, claim, security interest, charge or any other matter affecting title, except (i) minor items, none of which materially detracts from the value of or impairs the use of the affected property, (ii) mechanics', carriers', workmen's, repairmen's or other like liens arising in the ordinary course of business, (iii) liens for current taxes, assessments and other governmental charges not yet due and payable, and
(iv) as disclosed on Schedule 2.10(a) (all of the foregoing referred to collectively as the "PERMITTED ENCUMBRANCES"). This paragraph (a) does not apply to real property or interests in real property, such items being the subject of Section 2.10(b), or to the Purchased Intellectual Property, which is the subject of Section 2.12 below. Seller acknowledges that it shall remain responsible for satisfying the obligations secured by the liens referred to in clauses (ii), (iii) and (to the extent not assumed by Buyer hereunder) (iv), when and as such obligations become due and payable.

         (b) Schedules 1.2(a), 1.2(b), 1.2(h) and 2.9 set forth a correct description of all real property and interests in real property included in the Purchased Assets. Buyer has received a title commitment report for and survey of each parcel of land included in the Real Estate (collectively, the "TITLE COMMITMENT

REPORTS" and the "SURVEYS," respectively). Seller has (a) good fee title to all real property and interests in real property shown on Schedules 1.2(a) and 1.2(b) owned by it and (b) to Seller's knowledge, good leasehold interests in all real property subject to the leases described in Schedules 1.2(h) and 2.9 and leased by it, in each case free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other encumbrances or restrictions of any nature whatsoever, except (i) Permitted Encumbrances, (ii) easements, covenants, rights-of-way and other encumbrances or restrictions of record, (iii) zoning and other similar restrictions, (iv) unrecorded easements, covenants, rights-of-way or other restrictions that do not materially impair the use of the property to which they relate in the Business as presently conducted and (v) as otherwise shown on the Title Commitment Reports and the Surveys. Seller acknowledges that it shall remain responsible for satisfying the obligations secured by the liens referred to in clauses (ii), (iii) and (to the extent not assumed by Buyer hereunder) (iv), of Section 2.10(a), when and as such obligations become due and payable.

         2.11. LABOR RELATIONS. Except as disclosed in Schedule 2.11, (a) no Business Employee is represented by a union or other labor organization; (b) there is no unfair labor practice complaint pending before the National Labor Relations Board, or to Seller's knowledge threatened, against Seller with respect to the Business; (c) there is no labor strike or stoppage by Business Employees pending, or to the knowledge of Seller, threatened; and
(d) there is no pending labor grievance by any Business Employee.

         2.12. INTELLECTUAL PROPERTY RIGHTS. The Purchased Intellectual Property, together with the Retained Intellectual Property, constitutes all intellectual property rights that are owned, licensed or used by Seller and that are material to the Business. Seller's retention of the Retained Intellectual Property will not materially impair Buyer's ability to conduct the Business. Seller owns, or has the right to use without interference from any other party, all of the Purchased Intellectual Property. No claim, suit or action is pending, or, to the knowledge of Seller, threatened, against Seller, alleging that Seller is infringing upon the intellectual property rights of others in the conduct of the Business or challenging the validity of the Purchased Intellectual Property, or alleging that Seller's use of the Purchased Intellectual Property infringes or conflicts with the rights of others. Seller is not aware that it is infringing upon the intellectual property rights of others in the conduct of the Business.

         2.13. ENVIRONMENTAL MATTERS. Except as set forth in Schedule 2.13 and except for those matters referred to in Buyer's document entitled "Project A Site Issues" dated December 16, 1994 with respect to the Business Sites (the "BUYER ENVIRONMENTAL REPORT"), Seller has not, with respect to the Real Estate, the

Leased Premises or the conduct of the Business, received within the last two
(2) years any written notice of violation of any Environmental Laws (as defined in Section 8.2) from any federal, state or other governmental authority, which violation is currently existing and has caused, or if not corrected, will cause, a material adverse change to the operations, properties, assets, liabilities or financial condition of the Business or of any element thereof, i.e., UPR, MA or Distribution.

         2.14. SUFFICIENCY OF THE ASSETS. The Purchased Assets, together with the Retained Assets, constitute sufficient assets for Seller's operation of the Business as presently conducted.

         2.15. MAINTENANCE OF EQUIPMENT. The equipment being purchased by Buyer hereunder has been maintained by Seller in all material respects in accordance with the standard maintenance policies of Seller in effect during Seller's ownership thereof.

         2.16. CUSTOMERS AND SUPPLIERS RELATIONS. Seller has not received any notice that (a) any single customer of the Business that accounted for more than 5% of the total net sales of the Business for the twelve-month period ended on December 31, 1994, or (b) any current supplier that is material to the Business and could not be replaced by Seller at substantially comparable cost, will terminate its business relations with Seller.

         2.17.     Tax Matters.   Seller has timely paid all federal, state and
local income, profit, franchise, sales, use, employment and similar taxes, and all interest and penalties thereon due and payable by it as of the Closing Date, and has filed all federal, state and local tax returns which have been required to be filed on or prior to the Closing Date, the non-payment of or failure to file which would result in a lien or encumbrance on any Purchased Asset, or would result in Buyer becoming liable or responsible therefor.
Seller will timely pay all tax liabilities, assessments, and interest and penalties thereon that have accrued but that are not yet due and payable, the non-payment of which would result in a lien or encumbrance on any Purchased Asset or would result in Buyer becoming liable therefor. All ad valorem and other taxes (excluding income taxes) assessed against the Purchased Assets and payable as of the Closing Date have been paid. Seller shall file all ad valorem tax returns for the Purchased Assets held by Seller on assessment date January 1, 1995, or on any other assessment date occurring prior to the Closing.

         2.18. VIOLATION OF CERTAIN LAWS. To its knowledge, Seller has not, with respect to the Business, taken or agreed to take any action in violation of the Foreign Corrupt Practices Act or the Export Administration Act.

         2.19. FINDERS' FEES. Neither Seller nor any of its officers, directors or employees has made any agreement or taken any other action that might cause Buyer to become liable for any brokerage fees, commissions or finders' fees in connection with the transaction contemplated hereby and by Seller's Ancillary Documents.

         2.20. ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty by Seller in this Agreement or in any of Seller's Ancillary Documents, or in any Exhibit, certificate or other instrument furnished to Buyer by Seller pursuant hereto or thereto, contains or will contain, as of the time made, any untrue statement of a material fact; provided, however, that Seller shall not be deemed to have breached this representation as a result of any inaccuracy arising from (a) facts that generally apply to or affect businesses in the industries in which the Business is operated, or (b) facts or matters that are the subject of, or that are purported to be excluded from, any other representation or warranty made by Seller in any such agreement or instrument.

         2.21. LIMITATION ON SELLER'S WARRANTIES. BUYER AGREES THAT IT IS PURCHASING THE PURCHASED ASSETS "AS IS", "WHERE IS" WITHOUT ANY REPRESENTATION OR WARRANTY AS TO CONDITION, VALUE, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PURCHASED ASSETS OR THE FUTURE PROFITABILITY OR FUTURE EARNINGS PERFORMANCE OF THE BUSINESS OR THE PURCHASED ASSETS.

         2.22. KNOWLEDGE CONCERNING BUYER'S REPRESENTATIONS. Neither Seller nor any of its representatives has knowledge of any breach by Buyer or the failure to be true and correct of any of Buyer's representations or warranties set forth in this Agreement or in Buyer's Ancillary Documents (as defined below) or in any Exhibit, Schedule, certificate or other instrument furnished pursuant hereto or thereto.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         3.1. ORGANIZATION; CORPORATE POWER AND AUTHORITY. Buyer is a corporation duly organized, existing and in good standing under the laws of the Commonwealth of Kentucky. Buyer has full corporate power and authority to make, execute, deliver and perform this Agreement and each agreement, document or instrument to be delivered by Buyer pursuant to this Agreement (collectively, the "BUYER'S ANCILLARY DOCUMENTS").

         3.2. AUTHORIZATION AND ENFORCEABILITY. The execution, delivery and performance by Buyer of this Agreement and Buyer's Ancillary Documents have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes, and each of Buyer's Ancillary Documents, when executed and delivered by Buyer shall constitute, the legal, valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms.

         3.3. CONSENTS AND APPROVALS. (a) Except for (i) applicable requirements of the HSR Act and (ii) governmental permits, authorizations, consents and approvals that have been obtained or will be obtained on or prior to the Closing Date, there is no requirement applicable to Buyer to make any material filing with, or to obtain any material permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation by Buyer of the purchase of the Purchased Assets pursuant to this Agreement. No consent, approval or authorization of, or registration or filing with, any other person or entity is required in connection with the execution and delivery by Buyer of this Agreement and Buyer's Ancillary Documents and the consummation by Buyer of the transactions contemplated hereby and thereby.

         (b) Assuming compliance with the HSR Act, neither the execution and delivery of this Agreement and Buyer's Ancillary Documents, nor the consummation by Buyer of the transaction contemplated hereby, will to the knowledge of Buyer, at the date hereof (i) contravene any provision of Buyer's Articles of Incorporation or Bylaws, (ii) result in a breach of or constitute a default under any material note, bond, mortgage indenture, loan or credit agreement or other material agreement or instrument to which Buyer is a party or by which Buyer's assets may be bound, or (iii) violate any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or of any governmental authority applicable to Buyer or by which any of Buyer's assets may be bound.

         3.4. ABSENCE OF PROCEEDINGS. No action or proceeding has been instituted against Buyer before any court or other governmental body (a) seeking to restrain or prohibit the execution and delivery of this Agreement or any of Buyer's Ancillary Documents or the consummation of the transactions contemplated hereby or thereby, or (b) that could if decided adversely to Buyer, have a material adverse effect on Buyer's ability to perform its obligations under this Agreement or any of Buyer's Ancillary Documents.

         3.5. FINDERS' FEES. Neither Buyer nor any of its officers, directors or employees has made any agreement or taken any other action that might cause Seller to become liable for any brokerage fees, commissions or finders' fees in connection with the transaction contemplated hereby and by Buyer's Ancillary Documents.

         3.6. KNOWLEDGE CONCERNING SELLER'S REPRESENTATIONS. Neither Buyer nor any of its representatives has knowledge of any breach by Seller or the failure to be true and correct of any of Seller's representations or warranties set forth in this

Agreement or in Seller's Ancillary Documents or in any Exhibit, Schedule, certificate or other instrument furnished pursuant hereto or thereto.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

         4.1. CONFIDENTIAL INFORMATION. (a) Seller agrees that it shall not use the Confidential Business Information for any purpose hereafter and that it shall use its best efforts to maintain the confidentiality of the Confidential Business Information.

         (b) Buyer agrees that it shall not use the Other Confidential Information for any purpose hereafter and that it shall use its best efforts to maintain the confidentiality of the Other Business Information.

         (c) In the event that Seller or Buyer is requested or required (by oral question or request for information or documents in legal proceedings, interrogatories, subpoena, civil investigative demand or similar process) to disclose any Confidential Business Information or Other Confidential Information, respectively, Seller or Buyer, as the case may be, shall provide the other party with prompt notice of any such request or requirement so that the other party may seek an appropriate protective order. If the other party fails to seek or obtain such order prior to the time disclosure is required, Seller or Buyer, as the case may be, shall be free to comply with any such request or requirement at that time without limitation under the provisions of this
Section 4.1.

         (d) For purposes of this Section 4.1, the term "CONFIDENTIAL BUSINESS INFORMATION" means all information of any kind relating directly to the Business, including the Purchased Intellectual Property, financial data, projections, marketing information, reports, process designs, economics, and any and all drawings, engineering, data specifications and other information regarding the Business. The term "OTHER CONFIDENTIAL INFORMATION" means the Retained Intellectual Property and all information of any kind relating to Seller's businesses other than the Business, wherever obtained and regardless of the manner in which it is obtained. Neither the term "Confidential Business Information" nor the term "Other Confidential Information" includes information which (i) becomes generally available to the public other than as a result of a disclosure by Seller or Buyer, respectively, or their respective representatives, or (ii) becomes available to Seller or Buyer, respectively, on a non-confidential basis from a source other than Buyer or Seller, respectively, or their respective representatives, provided that such source is not bound by a confidentiality agreement with Buyer or Seller, respectively. The term "Other Confidential Information" also excludes information which was available to

Buyer on a non-confidential basis prior to its disclosure to Buyer by Seller or its representatives.

         (e) Without limiting any other rights or remedies available to the parties, each of Seller and Buyer will be entitled to equitable relief (including without limitation injunctive relief) for any breach or failure to abide by the provisions of this Section 4.1.

         4.2. PUBLICITY. Except as may be required by applicable law or by applicable stock exchange rules, press releases and other publicity concerning this transaction (including without limitation statements to customers) shall be made only with the prior agreement of Seller and Buyer as to the form, content and timing thereof (and, in any event, Seller and Buyer shall use all best efforts to consult and agree with each other with respect to the form, content and timing of any such required press release or other publicity). The foregoing shall not apply to Buyer's communications with investment bankers and other professionals in the investment community.

         4.3. ACCESS TO AND PRESERVATION OF INFORMATION AND RECORDS. For a period of ten (10) years following the Closing Date or for the period indicated by the respective party's record retention policy, whichever is shorter, each of Buyer and Seller shall preserve the books and records of the Business and shall provide such access to such books and records as the other party shall reasonably request for purposes of preparing tax reports or returns required to be filed by each other party, and responding to audits thereof. Buyer and Seller shall also provide written notice to the other party not less than thirty (30) days prior to destroying any such books or records, and shall permit such other party to take possession thereof. Buyer and Seller shall also provide the other party such information as such other party shall reasonably request for such purposes.

         4.4. COOPERATION. From and after the Closing Date, each of Buyer and Seller shall provide to the other such assistance and such access to its employees and to the records referred to in Section 4.3, and shall otherwise cooperate fully with the other, as shall be reasonably necessary in connection with any threatened, pending or future demand, claim, action, cause of action, suit or proceeding related to the Business, whether or not arising out of events occurring prior to, on or after the Closing Date.

         4.5.      TRANSITION PERIOD.
         (a) During the Transition Period (as hereinafter defined), Seller shall provide to Buyer the services on a full-time basis of the employees of Seller identified in Schedule 4.5(a) (the "TRANSITIONAL EMPLOYEES"); provided, that such persons do not elect, of their own initiative, to terminate their employment with Seller during such period. During the Transition Period, the Transitional Employees shall perform such services related to the conduct of the Business as Buyer shall determine from time to time. Seller shall be responsible for all personnel matters regarding the Transitional Employees. Such matters shall include, but not be limited to, promotions, transfers, compensation, employee benefits, performance evaluations, all disciplinary actions up to and including termination of employment and compliance with all applicable employment and tax laws and related regulations at the federal, state and local level, including income tax withholding and payment of the employer and employee share of employment and unemployment tax. Seller shall have the final decision to terminate employment of any Transitional Employees. Notwithstanding the foregoing sentence, Buyer retains the right to cease using the services of any particular Transitional Employee at any time as Buyer deems appropriate. Seller agrees that the Transitional Employees shall observe those work hours at work locations of the Business as determined by Buyer's on-site supervisory officials. Seller shall consult with Buyer in order to attempt to resolve all questions and needs of Buyer regarding the work hours of the Transitional Employees. During the Transition Period, Seller may redeploy any Transitional Employee within Seller's own organization; provided that Seller places another of Seller's employees in the position from which the Transitional Employee is so redeployed.

         (b) It is expressly acknowledged by the parties hereto that nothing in this Agreement is intended or shall be construed to create an employer/employee relationship between Buyer and the Transitional Employees and it is expressly agreed and acknowledged by the parties that Seller is the common law employer of the Transitional Employees. In the event the Internal Revenue Service or any other governmental agency should question or challenge the employment status of the Transitional Employees, the parties hereto agree that both Seller and Buyer shall have the right to participate in any discussion or negotiation occurring with such agency or agencies, irrespective of with whom or by whom such discussion or negotiation is initiated.

         (c) During the Transition Period, Seller shall use commercially reasonable efforts to provide such additional assistance to Buyer as Buyer shall request in order to effect the orderly transition from Seller's to Buyer's operation of the Business. Such assistance may include receiving orders and inquiries from customers of the Business and directing such orders and inquiries to Buyer, assisting Buyer in developing computer services to support the Business and providing such interim computer services to Buyer.

         (d) Seller shall not charge Buyer any fee for the services of the Transitional Employees provided pursuant to Section 4.5(a) or for any transitional assistance provided by Seller pursuant to Section 4.5(c), except that within thirty (30) days after demand therefor, Seller shall reimburse Buyer for all reasonable travel expenses incurred by Transitional Employees or any other employee in providing services to or for the benefit of Seller pursuant to Section 4.5(a) or 4.5(c).

         (e) The "TRANSITION PERIOD" shall be the ninety (90) day period immediately following the Closing Date; provided, however, that Buyer may extend the Transition Period for additional thirty (30) day periods by giving written notice to Seller at least ten (10) days prior to the date that the Transition Period would otherwise expire; provided further, however, that in no event shall the Transition Period extend beyond one hundred and eighty (180) days following the Closing Date.

         (f) Buyer agrees to release, indemnify, defend, save and hold Seller and its officers, directors, employees, agents, successors and permitted assigns (any or all of the foregoing hereinafter referred to as an "INDEMNIFIED PERSON"), harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including but not limited to reasonable attorneys' fees and expenses, and the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, or claims, or threats thereof, to which any Indemnified Person may become subject under any statute or common law or otherwise), asserted against, imposed upon, resulting to or incurred by any Indemnified Person, directly or indirectly, as a result of or in connection with any claim directly or indirectly based on or arising from the performance of services for Buyer by Seller or the Transitional Employees pursuant to this Section 4.5. The parties acknowledge that it is the intent of this Section 4.5(f) that Seller bear no cost or liability of any nature whatsoever (whether arising from claims made by the Transitional Employees or by others as a result of the acts of Transitional Employees or otherwise) as a consequence of Seller's provision of transitional services to Buyer pursuant to this Section 4.5. The foregoing indemnification provisions shall survive the Closing and completion of the services rendered to Buyer by Seller and the Transitional Employees hereunder, shall be in addition to any other liability which Buyer may otherwise have to Seller, and shall inure to the benefit of the heirs, personal representatives, successors and assigns of each Indemnified Person.

         4.6.      NON-COMPETITION AND NON-INTERFERENCE BY SELLER.
         (a) Except as otherwise required by law, regulation or a court of competent jurisdiction, Seller shall not, for a period of two (2) years after the Closing Date, without the prior written consent of Buyer, either (i) directly or indirectly provide any advisory or consulting services for, invest in (other than stock in a publicly held corporation which is traded on a recognized securities exchange) or otherwise operate any corporation, partnership, organization, proprietorship, or other entity which develops, manufactures, sells or distributes unsaturated polyester resins or maleic anhydride in competition with the Business in each of the states in the United States in which Seller conducted the Business and each element thereof, i.e., UPR, MA and Distribution, or (ii) intentionally and knowingly induce or attempt to induce any supplier, employee, agent or other representative or associate of Buyer involved in the Business as conducted by Buyer to terminate its relationship with Buyer.

         (b) Notwithstanding the foregoing, the following shall not constitute a breach by Seller of Section 4.6(a): (i) Seller's production, whether through its ownership of Avonite, Inc. or otherwise, of solid surfacing materials using polyester resins as feedstock; or (ii) Seller's hiring of any person who voluntarily, and without inducement by Seller, seeks employment by Seller.

         (c) Notwithstanding Section 4.6(a), Seller shall have complete freedom to develop, patent, test market, produce, have toll produced, market, license others, sell and conduct all other business related to all Retained Intellectual property as contained in Schedule 1.3(k) as well as any continuations, divisions, reissues, continuations-in-part, foreign counterpart applications thereof, and improvements thereon, and any patents issuing therefrom including, but not limited to (i) compositions containing maleimides, such as in U.S. Patent 5,983,669, (ii) methods of inhibiting the growth of zebra mussels, such as in U.S. Patent 5,288,409, (iii) water blown, thermosetting, unsaturated polyester-polyurethane hybrid foam formulations and components as described in U.S. Patent 5,344,852 hereinafter referred to as "Hyrizon" and (iv) unsaturated laminating resins having low organic emissions and their constituent monomers comprising epoxylated and/or alkoxylated bisphenol-A acrylates, methacrylates, diacrylates and dimethacrylates, hereinafter referred to as "LOER" such as described in U.S. Patent 5,292,841 and patent applications listed on Schedule 1.3(k) having the title "Laminating Resins Having Low Organic Emissions." Seller shall provide Buyer the opportunity to produce LOER under non-exclusive license and shall give Buyer an opportunity to toll produce Hyrizon and LOER for market development if Seller desires such production or toll production and the parties agree to the terms thereof. Buyer shall be considered to have received confidential information associated with products included in Schedule 1.3(k) by nature of this transaction and shall keep confidential all related information and shall not produce, sell, or otherwise practice business related to products described in Schedule 1.3(k) without written consent from Seller.

         (d) Seller acknowledges that in the event of any breach of the covenants set forth in clause (a) of this Section 4.6, Buyer and its successors and permitted assigns shall be entitled to injunctive relief and to such other and further relief as is proper in the circumstances.

         4.7. NON-INTERFERENCE BY BUYER. Buyer shall not, for a period of two (2) years after the Closing Date, without the prior written consent of Seller, intentionally and knowingly induce or attempt to induce any supplier, employee, agent or other representative or associate of Seller to terminate its relationship with Seller. Notwithstanding the foregoing, Buyer's hiring of any person who voluntarily and without inducement by Buyer, seeks employment with Buyer shall not constitute a breach by Buyer of this Section 4.7. Buyer acknowledges that in the event of any breach of this Section 4.7, Seller and its successors and permitted assigns shall be entitled to injunctive relief and to such other and further relief as is proper in the circumstances.

         4.8. IDENTIFICATION OF GOODS. Buyer shall assure that any goods and all packaging materials related to the Business shipped after the Closing Date shall clearly identify Buyer as the producer or distributor thereof and shall bear no marks or other features identifying Seller as the producer or distributor thereof or otherwise referring to Seller in any way.

         4.9.      RETURN OF POLYESTER RESINS.

         (a) Buyer shall notify Seller if any customer of the Business, claiming that polyester resins shipped by Seller prior to the Closing Date do not conform to the specifications applicable thereto, returns such resins to Buyer within ninety (90) days after Seller's shipment thereof. Upon receipt of such notification, Seller may request such verification and documentation of the alleged non-conformity and the return date as Seller shall reasonably request.

         (b) Seller shall have no liability for any polyester resins so returned that are returned more than ninety (90) days after Seller's shipment thereof or that conform to applicable specifications. Any credit offered the customer, other concession made or any cost incurred by Buyer in connection with such resins shall be solely for the account of Buyer.

         (c) Subject to the following sentence, if the returned polyester resins do not conform to applicable specifications, Buyer shall re-work the returned resin, and Seller shall pay Buyer $.30 per pound of resin so re-worked, plus reasonable freight charges for the original shipment of the resins to the customer and for the customer's return, plus an amount equal to Seller's standard product cost of the resin as of the date of Closing based on Seller's accounting records. With respect to resins shipped in tank wagons that are not accepted by customers due to deviations from applicable specifications, but which resins can be adjusted and reshipped, Seller shall pay Buyer $.15 per pound of affected resins, plus reasonable freight charges for the customer's return and for reshipping the adjusted resin to the customers. The final disposition of all material that does not conform with applicable specifications shall be the sole responsibility of Buyer and any credits or other concessions granted to the customer by Buyer in respect of the returned resins shall be solely for the account of Buyer.

         4.10. COLTON RESINS. The Colton Resins are Purchased Inventory being transferred to Buyer at Closing. Buyer shall be solely responsible for completing the curing of the Colton Resins and for disposing of them after Closing.

         4.11. CLEANING OF COLTON TANKS. Seller shall be responsible for cleaning the five (5) tanks located at the Colton, California Business Site that contain gelled heels. To the extent that such cleaning has not been completed as of the Closing, Buyer shall permit Seller, at Seller's option, to supervise and direct such cleaning after Closing. In consideration of such cleaning, Buyer shall pay Seller at Closing $50,000 in addition to the Purchase Price. Any costs incurred for such cleaning in excess of such amount shall be solely for Seller's account. Any waste generated as a result of such cleaning shall be considered Pre-Closing Waste (as defined in Section 8.2(t)) and shall be subject to the provisions of Sections 8.3(a) and (b).

                                   ARTICLE V

                                    CLOSING
                                    -------

         5.1. CLOSING. The closing of the purchase and sale of the Purchased Assets and the other transactions contemplated hereby (the "CLOSING") is taking place at 10:00 a.m., local time, on April 28, 1995 at the offices of Kirkpatrick & Lockhart, 1500 Oliver Building, Pittsburgh, Pennsylvania, or at such other time, date or place as the parties mutually agree (the "CLOSING DATE").

         5.2. DELIVERIES BY SELLER. At the Closing, Seller is also delivering to Buyer each of the following:

         (a) a special warranty deed or deeds to the Real Estate, duly executed and acknowledged by Seller and in recordable form (collectively, the "DEEDS");

         (b) a special warranty bill of sale and instrument of assignment with respect to the other Purchased Assets, duly executed by Seller;

         (c) an assignment or assignments of the Purchased Intellectual Property, duly executed by Seller;

         (d) an Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit B (the "ASSUMPTION AND ASSIGNMENT AGREEMENT"), duly executed by Seller;

         (e) an assignment of all transferable or assignable licenses, permits and warranties relating to the Purchased Assets, duly executed by Seller;

         (f) a long-term supply agreement, whereby Seller shall purchase MA from Buyer, in substantially the form attached hereto as Exhibit C ("SELLER'S SUPPLY CONTRACT"), duly executed by Seller;

         (g) a long-term supply agreement, whereby Buyer shall purchase phthalic anhydride from Seller, in substantially the form attached hereto as Exhibit D ("BUYER'S PA SUPPLY CONTRACT"), duly executed by Seller;

         (h) A long-term supply agreement, whereby Buyer shall purchase 2 ethyl-hexanol from Seller, in substantially the form attached hereto as Exhibit E ("BUYER'S 2-EH SUPPLY CONTRACT"), duly executed by Seller;

         (i) title certificates to each of the Vehicles (together with any other transfer forms necessary to transfer title to the Vehicles), duly executed by Seller;

         (j) a Good Standing Certificate of Seller in the State of Delaware as of a date within ten (10) days prior to the Closing Date;

         (k) an incumbency and specimen signature certificate signed by the officers of Seller who execute this Agreement or any of Seller's Ancillary Documents and certified by the Secretary of Seller;

         (l) true and correct copies of Seller's Certificate of Incorporation since the date of its incorporation certified by the Secretary of State of Delaware and Seller's bylaws certified by the Secretary of Seller;

         (m) resolutions of the Board of Directors of Seller authorizing the execution and delivery of this Agreement and Seller's Ancillary Documents and the performance by Seller of the transactions contemplated hereby and thereby, certified by the Secretary of Seller;

         (n) the opinion of Kirkpatrick & Lockhart, legal counsel to Seller, in substantially the form attached hereto as Exhibit F; and

         (o) a letter agreement of Mitsubishi Corporation in substantially the form attached hereto as Exhibit G.

         5.3. DELIVERIES BY BUYER. At the Closing, Buyer is also delivering to Seller each of the following:

         (a)       a wire transfer of federal funds in accordance with Section
1.8(a);

         (b) the Assumption and Assignment Agreement, duly executed by Buyer;

         (c)       Buyer's PA Supply Contract, duly executed by Buyer;

         (d)       Buyer's 2-EH Supply Contract, duly executed by Buyer;

         (e)       Seller's Supply Contract, duly executed by Buyer;

         (f) a good standing certificate of Buyer in its state of incorporation as of a date within ten (10) days prior to the Closing Date;

         (g) an incumbency and specimen signature certificate signed by the officers of Buyer who execute this Agreement or any of Buyer's Ancillary Documents and certified by the Secretary of Buyer;

         (h) resolutions of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and Buyer's Ancillary Documents, and the performance of the transactions contemplated hereby and thereby, certified by the Secretary of Buyer;

         (i) the opinion of Robert G. O'Brien, legal counsel to Buyer, in substantially the form attached hereto as Exhibit H;

         (j)       a check in the amount of $50,000 pursuant to Section 4.11;
and

         (k) appropriate sales and use tax exemption certificates for inventory, machinery and equipment being purchased hereunder.

         5.4. DELIVERIES BY BOTH PARTIES. At the Closing, each party is also delivering to the other each of the following agreements related to the Neville Island Facility:

         (a) a Services Agreement substantially in the form attached hereto as Exhibit I;

         (b) an Irrevocable Easement Agreement (the "EASEMENT AGREEMENT") covering the parcels of land underlying Buyer's Neville Island Plant and certain other matters substantially in the form attached hereto as Exhibit J;

         (c) a Lease Agreement covering certain space at Buyer's Neville Island Plant and Seller's Neville Island Plant substantially in the form attached hereto as Exhibit K; and

         (d) a Confidentiality Agreement substantially in the form attached hereto as Exhibit L.

                                   ARTICLE VI
                          CERTAIN ADDITIONAL COVENANTS
                          ----------------------------

         6.1. COSTS AND EXPENSES. (a) Except as set forth in Section 9.8, each party hereto shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including without limitation, financial advisors', attorneys', accountants' and other professional fees and expenses.

                   (b) Notwithstanding Section 6.1(a), the cost of obtaining the Title Commitment Reports and the Surveys shall be borne by the parties as follows: (i) such costs relating to the Jacksonville, Arkansas Business Site shall be borne by Seller, (ii) such costs relating to the Neville Island, Pennsylvania Business Site shall be borne by Buyer and (iii) such costs relating to the Bartow, Florida and Colton, California Business Sites shall be borne equally by Seller and Buyer.

                   (c) Notwithstanding Section 6.1(a), all accrued expenses associated with Real Estate, such as electricity, gas, water, sewer, telephone, property taxes, security services and similar items, shall be pro-rated between Buyer and Seller as of the Closing. All such expenses attributable to the period on or prior to the Closing Date shall be for the account of Seller, and all such expenses attributable to the period after the date hereof shall be for the account of Buyer. Buyer and Seller shall settle such amounts on or before July 31, 1995, except that settlement of such amounts arising from property taxes shall occur within sixty (60) days after receipt of the applicable property tax bill.

         6.2. FULFILLMENT OF ASSUMED LIABILITIES. From and after Closing, Buyer shall pay, discharge and perform each of the Assumed Liabilities when and as due and shall observe all of the covenants, terms and conditions of each and every agreement related to the Assumed Liabilities.

         6.3. COLLECTION OF ACCOUNTS RECEIVABLE. (a) After the Closing, Buyer shall have the right and authority to collect for Buyer's own account all the Purchased Accounts Receivable and Buyer shall use commercially reasonable efforts to collect all the Purchased Accounts Receivable. Seller shall promptly (i) endorse and deliver to Buyer any checks or other payment instruments payable to Seller that are received by Seller, whether directly or through a lockbox, on account of the Purchased Accounts Receivable and (ii) deliver to Buyer any checks or other payment instruments received by Seller, whether directly or through a lockbox, and payable to or otherwise intended for Buyer on account of the Purchased Accounts Receivable.

         (b) In the event that during the two-year period following the Closing, Buyer collects any amount in respect of the Purchased Accounts Receivable in excess of 97% of the aggregate face value of the Purchased Accounts Receivable, Buyer shall remit 50% of the amount of such excess to Seller within thirty (30) days after Buyer's receipt thereof. Within fifteen
(15) days after the end of each calendar month following the Closing, Buyer shall provide Seller an accounts aging statement with respect to all Purchased Accounts Receivable that remain uncollected as of the last day of such month. Such statement shall also reflect all amounts collected during such month in respect of the Purchased Accounts Receivable.

         (c) For a period of two (2) years following the Closing Date, Buyer shall preserve all of Buyer's correspondence, books, records and all other information related to the Purchased Accounts Receivable. Seller shall be permitted reasonable access to such information for purposes of verifying Buyer's collections and reviewing Buyer's collection efforts in respect of the Purchased Accounts Receivable.

         6.4. USE OF NAME "ARISTECH CHEMICAL CORPORATION". Buyer acknowledges that except for the Purchased Intellectual Property, it is not acquiring any right to use patents, trademarks, service marks, trade names, logos or other intellectual property used by Seller in connection with the Business, including without limitation, the name "Aristech Chemical Corporation" or any derivative thereof; provided, however, that Buyer shall be permitted for a period of one (1) year after the Closing, to identify Seller as the preceding owner of the Purchased Assets in communications with customers and potential customers of the Business.

         6.5. FURTHER ASSURANCES. The parties shall execute such further documents and perform such further acts as may be necessary to transfer and convey the Purchased Assets to Buyer upon the terms contained in this Agreement and the Ancillary Documents and to otherwise comply with the terms of and consummate the transactions contemplated hereby and thereby.

                                  ARTICLE VII

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION
                  --------------------------------------------

         7.1. SCOPE. This Article VII shall govern the parties' indemnification rights and obligations with respect to all matters other than environmental matters, which are governed exclusively by Article VIII except to the extent expressly provided in Section 8.1.

         7.2. SURVIVAL OF REPRESENTATIONS. Except as set forth in the following sentence, all representations and warranties made by any party in this Agreement shall survive the Closing for a period of one (1) year from the Closing Date. Notwithstanding the foregoing, the representations and warranties contained in Sections 2.2, 2.10, 2.22, 3.2 and 3.6 shall never terminate or expire. All claims for damages made by virtue of any representation or warranty shall be made under, and subject to the limitations set forth in, this Article VII.

         7.3. INDEMNIFICATION BY SELLER. Subject to the terms and conditions of this Article VII, Seller shall indemnify, defend, save and hold Buyer and its officers, directors, employees, agents, successors and permitted assigns (collectively, "BUYER INDEMNITEES") harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable attorneys' fees and expenses, interest, penalties, and all judgments and reasonable amounts paid in investigation, defense or settlement of or in connection with any threatened, pending or future claim, action, suit or proceeding, whether criminal, civil, administrative or investigative) (collectively, "BUYER DAMAGES") asserted against, imposed upon, resulting to or incurred by any of Buyer Indemnitees, directly or indirectly, in connection with, or arising out of, or resulting from (a) a breach of any of Seller's representations and warranties, (b) a breach or nonfulfillment of any of the covenants or agreements made by Seller in or pursuant to this Agreement or any of Seller's Ancillary Documents, (c) all Retained Liabilities, (d) any failure to comply with any "bulk sales" laws applicable to the sale of the Purchased Assets hereunder, and (e) Seller's operation of the Business prior to the Closing Date (including Continuing Liabilities to the extent arising therefrom), except as set forth in Section 7.5(b).

         7.4. INDEMNIFICATION BY BUYER. Subject to the terms and conditions of this Article VII, Buyer shall indemnify, defend, save and hold Seller and its officers, directors, employees, agents, successors and permitted assigns (collectively, "SELLER INDEMNITEES") harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable attorneys' fees and expenses, interest, penalties, and all judgments and reasonable amounts paid in investigation, defense or settlement of or in connection with any threatened, pending or future claim, action, suit or proceeding, whether criminal, civil, administrative or investigative) (collectively, "SELLER DAMAGES") asserted against, imposed upon, resulting to or incurred by any of Seller Indemnitees, directly or indirectly, in connection with, or arising out of, or resulting from, (a) a breach of any of Buyer's representations and warranties, (b) a breach or nonfulfillment of any of the covenants or agreements made by Buyer in or pursuant to this Agreement or any of Buyer's Ancillary Documents, (c) all Assumed Liabilities, (d) Buyer's operation of the Business after the Closing Date, including Continuing Liabilities to the extent arising therefrom, and (e) Seller's provision of transitional assistance in accordance with Section 4.5.

         7.5.      LIMITATIONS ON INDEMNIFICATION OBLIGATIONS.
         (a) Seller's obligations to indemnify Buyer Indemnitees against any Buyer Damages pursuant to Section 7.3 shall be subject to all of the following limitations:

              (i) No indemnification shall be required to be made by Seller pursuant to section 7.3(a) until the aggregate amount of Buyer Damages thereunder exceeds $50,000, and then only to the extent of the excess of such Buyer Damages over $50,000.

             (ii) Seller's aggregate obligations to indemnify Buyer Indemnitees pursuant to Section 7.3(a) shall not exceed $30,000,000. Except as set forth in Section
                   7.5(a)(iii)(A)(2), no such monetary limit shall apply to Seller's obligations to indemnify Buyer Indemnitees pursuant to Sections 7.3(b), (c), (d) or (e).

            (iii)  Except for a breach of the representation set forth in
                   Section 2.8 or as expressly provided in (A) below or in Sections 8.3(e) and 8.3(f), Seller shall not be obligated to indemnify Buyer Indemnitees under Section 7.3(e) or otherwise by reason of any alleged failure of the Purchased Assets or the Business to comply with any applicable laws, statutes, regulations, codes, ordinances, binding policies and case law or other legal requirements (collectively, "LAWS").

                   (A) With regard to any condition of non-compliance (other than non-compliance with applicable Environmental Laws, which is exclusively governed by Article VIII) that was not known by Buyer prior to Closing, and that could not have been discovered by the exercise of due diligence by Buyer prior to Closing, Seller shall indemnify Buyer for the reasonable cost of correcting any such condition, subject to the following qualifications:

                          (1) Buyer shall notify Seller of such condition of non-compliance prior to the expiration of the applicable notice period, as follows:

                                  (a)      For non-compliance with applicable
                                           federal requirements, four (4) months
                                           after the Closing Date;

                                  (b)      For non-compliance with
                                           Pennsylvania, California or Florida
                                           state requirements, arising from the
                                           Purchased Assets or the Business
                                           conducted at Neville Island, Colton,
                                           California or

                                           Bartow, Florida, respectively, eight
                                           (8) months after the Closing Date;
                                           and

                                  (c)      For all other non-compliance, twelve
                                           (12) months after the Closing Date.

                          (2) Seller's aggregate obligations to indemnify Buyer Indemnitees for any condition of non-compliance referred to in this clause
                                  (iii) shall not exceed $500,000.

                          (3) No indemnification shall be required to be made by Seller for any condition of non-compliance referred to in this clause
                                  (iii) until the aggregate amount of Buyer
                                  Damages thereunder exceeds $20,000, and then only to the extent of the excess of such Buyer Damages over such amount.

                          (4) Under no circumstance shall Seller be obligated to indemnify Buyer Indemnitees with respect to any conditions of non-compliance with the following Laws:

                                  (a)      The process safety management
                                           standard regulations under the
                                           Occupational Safety and Health Act;

                                  (b)      The Americans with Disabilities Act;
                                           or

                                  (c) The Toxic Substances Control Act, to the extent not covered by Sections 8.3(e) or 8.3(f).

                          (5) No indemnification shall be required to be made by Seller with respect to any condition of non-compliance that did not exist as of the Closing Date.

             (iv) To the extent the subject matter of the claim is covered by insurance held by Buyer, or the Buyer Indemnitee is otherwise entitled to recovery from a third party with respect to such claim, Seller shall be subrogated to Buyer's or the Buyer Indemnitee's rights against such insurer or other third party.

             (v) No indemnification shall be required to be made with respect to any action or inaction by Buyer or a Buyer Indemnitee subsequent to the Closing Date causing, or causing an increase in, Buyer Damages.

         (b) The indemnification obligations of both Seller (pursuant to Section 7.3) and Buyer (pursuant to Section 7.4) are subject to the following limitations:

              (i) the amount of any recovery by a Buyer Indemnitee or a Seller Indemnitee, as the case may be, shall be net of any foreign, federal, state and/or local income tax benefits inuring to the indemnified party (the "INDEMNIFIED PARTY") as a result of the state of facts that entitled the Indemnified Party to recover from Seller or Buyer, as the case may be (the "INDEMNIFYING PARTY");

             (ii) neither the Buyer Indemnitees nor the Seller Indemnitees may recover with respect to a misrepresentation or breach of warranty or covenant by Seller or Buyer, respectively, if at or before the Closing Buyer or Seller, respectively, had actual knowledge of the misrepresentation or breach of warranty or covenant; and

            (iii) the Indemnifying Party shall be obligated to indemnify the Indemnified Party only for those Buyer Damages or Seller Damages, as the case may be (collectively the "DAMAGES"), as to which the Indemnified Party has given the Indemnifying Party written notice (A) in the case of indemnification pursuant to Section 7.3(a) or Section 7.4(a), within six (6) months after the expiration of the representations and warranties; and (B) in all other cases, as promptly as practicable (but in any event described in clause (A) or (B), no later than six (6) months after the Indemnified Party's discovery of the facts giving rise to such claim). Any written notice delivered pursuant to this clause (iii) shall set forth with specificity the basis of the claim for Damages and an estimate of the amount thereof.

                                  ARTICLE VIII

                       ENVIRONMENTAL INDEMNIFICATION AND
                          OTHER ENVIRONMENTAL MATTERS
                          ---------------------------

         8.1.      SCOPE.  Except for Seller's representation set forth in
Section 2.13, this Article VIII shall exclusively govern the rights of the parties with respect to environmental matters related to the Business Sites.

         8.2. DEFINITIONS. For purposes of this Article VIII, the following terms shall have the meanings set forth in this Section 8.2:

         (a) "ADDITIONAL OPERATING SPACE" means the structures, space or parcels of land at the Neville Island Facility (other than Buyer's Neville Island Plant or the Operating Easement Areas) as to which Buyer obtains, after the date hereof, an ownership or possessory interest for the purposes of conducting operations.

         (b) "APPROPRIATE AND REASONABLE CRITERIA" means environmental cleanup criteria based on a site-specific assessment of risks, considering the environmental media affected by the contaminants or conditions, the reasonably foreseeable uses of the Premises and any other natural resources affected or potentially affected by the contaminants or conditions, the physical setting of the affected area, potential pathways of contaminant migration, the characteristics of the contaminants involved, the technical feasibility and cost-effectiveness of cleanup, removal, or remediation alternatives that might be pursued, and human health and environmental protection levels indicated in guidance documents issued by federal or state environmental agencies, and other relevant factors.

         (c) "ARRANGEMENT FOR TREATMENT OR DISPOSAL" for purposes of Sections 8.3(a) and 8.3(c) shall mean any arrangement for treatment or disposal of waste that, under the particular facts of the situation, results in the imposition of liability upon the entity or person who "arranged for disposal or treatment" pursuant to Section 107(a)(3) of the CERCLA, 42 U.S.C. Section 9707(a)(3) or counterpart state Environmental Laws.

         (d) "BUSINESS INTERRUPTION COSTS" means where there is a loss of access to or use of an affected production unit or facility for a period in excess of five (5) days, the costs actually incurred to provide a replacement of production, products or services that would have otherwise been provided by the affected unit or facility, and the expenses incurred in ordinary maintenance of the affected unit or facility.

         (e) "BUYER ENVIRONMENTAL CONDITIONS" means (i) with respect to Buyer's Operating Space or the Access Easement Areas, all Environmental Conditions resulting from (A) the release of any Regulated Substances arising from Buyer's operation of the Polyester or MA businesses upon Buyer's Operating Space, or arising from any other use or activities conducted by Buyer on Buyer's Operating Space or the Access Easement Areas; or (B) the migration of Regulated Substances at Buyer's Operating Space or the Access Easement Areas as of the Closing Date to the extent that such migration, or the costs associated therewith, are caused or increased by Buyer's actions or by Buyer's failure to act where Buyer has an obligation to act arising under law, this Agreement, or any Ancillary Document; and (ii) with respect to the other Production Facilities or the Distribution Facilities, all Environmental Conditions resulting from (A) the release of any Regulated Substances arising from Buyer's operation of any of the Other Production Facilities or the Distribution Facilities, or arising from any other use or activities conducted by Buyer at any of such Properties, or (B) the migration of Regulated Substances at any of the Other Production Facilities or the Distribution Facilities as of the Closing Date to the extent such migration or the costs associated therewith are caused or increased by Buyer's actions or by Buyer's failure to act where Buyer has an obligation to act arising under law, this Agreement, or any Ancillary Document.

         (f) "BUYER REGULATED SUBSTANCE" means any Regulated Substance released as a result of Buyer's operations, use or activities.

         (g) "BUYER'S OPERATING SPACE" means (i) Buyer's Neville Island Plant, (ii) the Operating Easement Areas and (iii) the Additional Operating Space, if any.

         (h) "BUYER'S PERCENTAGE" means a fraction, the numerator of which is equal to the land component of Buyer's Operating Space, plus one-half of the roadways included in the Access Easement Areas, and the denominator of which is equal to the total area of land comprising the Neville Island Facility. Buyer's Percentage as of the Closing Date is 34.85%.

         (i) "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., and regulations promulgated thereunder.

         (j) "CLAIMS" means any suits, claims, actions, damages, losses, costs (including costs of defense, settlement and reasonable attorney's fees), liabilities, obligations, expenses, damages, fines, or penalties. Unless specifically stated in an indemnification provision in this Article VIII, "Claims" does not include Business Interruption Costs. Except for Business

Interruption Costs where specifically provided, Claims does not include any consequential, indirect, incidental, or other similar damages (including without limitation lost profits) incurred by any indemnified party, under any form or theory of action whatsoever, whether in contract or otherwise.

         (k) "CONSTRUCTION OR EXPANSION PROJECT" means any project at Buyer's Neville Island Plant involving the construction of new or expanded structures, the installation of new equipment, or any modification to structures or equipment that increases the capacity of such facilities; but does not include any project that solely involves the in-kind replacement (including in-kind replacement with new equipment) or repair of previously existing equipment or structures.

         (l) "ENVIRONMENTAL ASSESSMENT" means a systematic evaluation of potential environmental contamination at a site, or portion of a site, that includes both soil and groundwater sampling and analysis. Such an assessment may involve sampling focused on those areas where, based on reviews of site history and current or past operations, it is believed that contamination is more probable to occur.

         (m) "ENVIRONMENTAL CONDITION" means the presence of a Regulated Substance (other than a naturally-occurring substance) on or at a property (including, but not limited to, the presence in surface water, groundwater, soils or subsurface strata).

         (n) "ENVIRONMENTAL LAW" shall mean any federal, state or local statute, law, rule, regulation, ordinance, code, or policy having the force of law relating to the environment or Regulated Substances, including, without limitation: CERCLA, 42 U.S.C. Section 9601 et seq.; the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100 Stat. 1613; RCRA, 42 U.S.C.
Section 6901, et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; Section 6 of the Toxic Substances Control Act (including regulations promulgated thereunder, "TSCA"), 15 U.S.C. Section 2605 (but not including Sections 4 and 5 of TSCA, 15 U.S.C. Section 2603-2604); the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701, et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq., and counterpart state statutes, and regulations adopted thereunder.

         (o) "ENVIRONMENTAL PROFESSIONAL" means a registered professional engineer, registered professional geologist, environmental scientist or attorney, each of whom has a minimum of 10 years of experience with respect to environmental regulatory issues and remediation of environmental contamination.

         (p) "GOVERNMENTAL APPROVAL" means any permit, license, authorization, consent, approval, waiver, exception, variance, order, or exemption issued by any federal, state or local governmental authority.

         (q)       "OFF-SITE LOCATIONS" means locations other than the Business
Sites.

         (r) "OPERATING EASEMENT AREAS" shall have the meaning ascribed in Section 8.4(a).

         (s) "PRE-CLOSING ENVIRONMENTAL CONDITION" means an Environmental Condition on or at a Business Site that existed as of the Closing Date.

         (t) "PRE-CLOSING WASTE" means hazardous or non-hazardous industrial waste in containers generated by Seller as a result of industrial operations at the Business Sites prior to the Closing Date. Except to the extent provided in Section 4.11 with respect to the waste generated as a result of the cleaning referred to therein, Pre-Closing Waste does not include contaminated media (such as soil or groundwater), tank bottoms or other material currently stored or contained in raw material, product or process tanks.

         (u) "PROJECT AFFECTED SOILS" means soils underlying, or directly affected by activities undertaken in connection with, any project involving the construction, installation, expansion, repair, or replacement of any equipment or structures. Project Affected Soils includes, but is not limited to, soils excavated or disturbed in order to provide for footings, foundations, or access to underground facilities associated with such a project.

         (v) "PROJECT AREA" means the area underlying, or directly affected by activities undertaken in connection with, any project involving the construction, installation, expansion, repair, or replacement of any equipment or structures. The Project Area includes, but is not limited to, any area excavated in order to provide for footings, foundations, or access to underground facilities associated with such a project.

         (w) "PROPERTIES" means the real properties and leased facilities, together with Buyer's Operating Space, being acquired by Buyer as part of the Purchased Assets.

         (x) "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., and regulations promulgated thereunder.

         (y) "REGULATED SUBSTANCE" means any pollutant, contaminant, hazardous substance, hazardous material, toxic substance, toxic pollutant, solid waste, municipal waste, industrial waste, or hazardous waste, that is defined as such and is subject to regulation under any applicable Environmental Law.

         (z) "REGULATORY REMEDIATION STANDARD" means any environmental cleanup standards established by statute, duly-adopted regulations, or policies that have the force of law.

         (aa) "RELEASE TO THE ENVIRONMENT" means the spilling, leaking, pumping, pouring, emitting, discharging, injecting, escaping, leaching, dumping or disposal of any Regulated

Substance into surface water, groundwater, soil, the land surface or subsurface, or ambient air. Release to the Environment does not include:

                   (i) A release of solids or liquids onto an impervious surface that is promptly contained and cleaned up, and that does not come into contact with soil, stormwater, surface water or groundwater.

                  (ii) A release of a Regulated Substance that is approved by, and conducted in full compliance with, a Governmental Approval issued under an applicable Environmental Law.

                 (iii) Fugitive air emissions allowable under applicable Environmental Law.

Where the term "Release to the Environment" is not capitalized, the word "release" when used in relation to a substance or material has the same meaning as defined in Section 101(22) of CERCLA, 42 U.S.C. Section 9601(22).

         (ab) "REQUIRED BY LAW" means an action that is specifically mandated by an injunction, order, consent order, permit or license condition, or other legally-binding document issued by a government agency, or that is specifically mandated by a statute or by an applicable regulation or standard issued by a government agency.

         (ac) "REQUIRED REGULATED SUBSTANCE RECORDS" means the following records for Regulated Substances used, stored, produced, released, or present at the Properties:

                   (i) Material Safety Data Sheets ("MSDS") for all materials where the employer is required to obtain and maintain such MSDS information under the Occupational Safety and Health Act, 29 U.S.C. Section 651-678;

                  (ii) Emergency and Hazardous Chemical Inventory data to the extent required under the Emergency Planning and Community Right to Know Act (including regulations promulgated thereunder, "EPCRA") Section 312, 42 U.S.C. Section 11022;

                 (iii) Toxic Chemical Release Inventory data to the extent required under EPCRA Section 313, 42 U.S.C. Section 11023;

                  (iv) Air emission inventory data as required under the federal Clean Air Act or equivalent state laws, and applicable regulations and permit conditions;

                   (v) Discharge monitoring reports and wastewater monitoring data, as required pursuant to the federal Clean Water Act, state water quality and water pollution control laws, and applicable regulations and permit conditions;

                  (vi) Manifests for all hazardous or other special wastes requiring such manifests under applicable laws and regulations, shipped from or received at Buyer's Operating Space;

                 (vii) Hazardous waste biennial reports as required under 40 C.F.R. Section 262.41, and any more frequent similar reports required under state regulations (e.g., 25 Pa. Code Section 262.41); and

                (viii)    Waste Determinations rendered pursuant to 40 C.F.R.
                          Section 262.11 and similar state regulations (e.g., 25 Pa. Code Section 262.11);

                  (ix) Chemical analyses of wastes as required under federal or state waste management rules (e.g., 25 Pa. Code
                          Section 287.54);

                   (x) Residual waste reports and records as required under 25 Pa. Code Section Section 287.52 and 287.55 or similar state regulations in other jurisdictions;

                  (xi)    Chemical Manufacturers Association waste survey forms;
                          and

                 (xii) Any other record concerning Regulated Substances that must be maintained by the site owner or operator as Required by Law.

         (ad) "RETAINED PREMISES" means the Neville Island Facility other than Buyer's Operating Space.

         (ae) "SELLER'S PERCENTAGE" means a fraction, the numerator of which is equal to the land component of the Retained Premises, plus one-half of the roadways included in the Access Easement Areas, and the denominator of which is equal to the total area of land comprising the Neville Island Facility. Seller's Percentage as of the Closing Date is 65.15%.

         8.3. PROVISIONS RELATING TO ALL PROPERTIES. The provisions set forth in this Section 8.3 shall apply to all the Properties.

         (a) PRE-CLOSING SHIPMENTS/TREATMENT/DISPOSAL. Seller agrees to retain liability for, and to indemnify, defend, save and hold harmless Buyer Indemnitees from and against Claims arising from (i) the shipment by Seller prior to the Closing Date of any Regulated Substances from the Properties, or
(ii) the arrangement by Seller prior to the Closing Date for the treatment or disposal at Off-Site Locations of Regulated Substances generated at the Properties, or (iii) the shipment or arrangement for treatment or disposal by Seller of Pre-Closing Waste.

         (b) INVENTORY AND DISPOSITION OF PRE-CLOSING WASTE MATERIALS. Prior to Closing, Seller and Buyer have jointly inventoried and listed the hazardous and non-hazardous wastes present at the Properties. Seller has used all reasonable efforts to remove such Pre-Closing Waste from the Properties prior to Closing. To the extent that such Pre-Closing Waste has not been removed from the Properties prior to Closing, Seller agrees to arrange for proper shipment, treatment and disposal of such wastes within sixty (60) days of Closing (unless Seller is precluded from such action by applicable law, in which case Seller shall arrange for proper shipment, treatment and disposal of such waste as soon as practicable. If Seller fails or is unable to take such action, Seller shall reimburse Buyer for any expenses incurred by Buyer in arranging for the shipment, treatment and disposal of such wastes at a facility acceptable to Seller and Seller shall indemnify Buyer Indemnitees pursuant to clause (a) above with respect to such wastes).

         (c) POST-CLOSING SHIPMENTS/TREATMENT/DISPOSAL. Buyer shall be responsible for, and agrees to indemnify, defend, save and hold harmless Seller Indemnitees from and against any Claims arising from the shipment after the Closing Date of any Regulated Substances, or for the arrangement by Buyer for the treatment or disposal at Off-Site Locations of any Regulated Substances generated at the Properties. In no event shall Buyer be required to indemnify, hold harmless or defend Seller Indemnitees against any Claims arising from the shipment or arrangement for treatment, storage or disposal of Pre-Closing Waste at Off-Site Locations, regardless of when such Pre-Closing Waste is shipped.

         (d) INDEMNIFICATION FOR FAILURE TO HOLD REQUIRED GOVERNMENTAL APPROVALS. Seller agrees, for a period of one (1) year after Closing, to indemnify, defend, save and hold harmless Buyer Indemnitees from and against Claims arising from failure of Seller to have obtained and hold any Governmental Approval required under applicable Environmental Law as of the Closing Date in order to conduct the Business at the Business Sites in the manner in which it was conducted as of the Closing Date.

         (e) INDEMNIFICATION FOR PRE-CLOSING VIOLATIONS. Seller agrees to indemnify, defend, save and hold harmless Buyer Indemnitees from and against any enforcement proceedings or penalties relating to alleged violations of Environmental Laws that occurred prior to the Closing Date resulting from operation of the Business. This clause (e) does not cover:

                   (i) Any Claims relating to violations occurring after the Closing Date (including any allegations of violations by Buyer resulting from Buyer's continuation of any pattern or practice established or engaged in by Seller prior to the Closing Date).

                  (ii) Any Claims relating to investigation or remediation of any Environmental Condition on or at the Properties, Environmental Conditions being addressed in Sections 8.4, 8.5 and 8.6.

Where an enforcement proceeding or penalty relates to violations of Environmental Laws committed by both Seller before the Closing Date and Buyer after the Closing Date, the costs of defense of any such proceeding and any penalty shall be apportioned between the parties according to the number, magnitude and seriousness of the violations committed by each (considering, among other factors, the manner in which the regulatory agency or adjudicating forum calculated the penalty imposed). (For example, if in a proceeding involving exceedances of air emission limits, a daily penalty of $1000 per day was assessed for a violation that occurred on each of the 6 days prior to Closing, and the 4 days after Closing, Seller would be responsible for $6000 of the penalty, and Buyer would be responsible for $4000 of the penalty. If, however, the agency calculated the seriousness of the penalty as being $100 per day for the 6 days of violations that occurred before Closing, and $1000 a day for the 4 days of violations that occurred after Closing, Seller would be responsible for $600, and Buyer would be responsible for $4000.)

         (f)       PRE-CLOSING COMPLIANCE ITEMS.

                   (i) Seller shall be responsible for making modifications to the incinerator located at the Jacksonville, Arkansas Business Site (the "JACKSONVILLE INCINERATOR") in accordance with the following provisions:

                          (A) Seller shall make or cause to be made modifications to the Jacksonville Incinerator (the "MODIFICATIONS") required to cause the incinerator to perform in accordance with the warranty set forth in clause (D) below.

                          (B) To the extent that the Modifications are not completed as of the Closing, Buyer shall permit Seller, at Seller's option, to supervise and direct the implementation of the remaining Modifications. Buyer shall, at no cost to Seller, provide Seller's employees, agents and contractors access to, and reasonable accommodation at, the Jacksonville, Arkansas Business Site for such purpose. The parties shall consult with each other to determine a mutually convenient time or times during which such access and accommodation will be provided so as to assure that the Modifications are implemented in a manner that is as cost efficient for Seller as possible.

                          (C) Buyer shall indemnify, defend, save and hold harmless Seller Indemnitees from and against all Claims based on injury, loss or damage to property or persons (including without limitation, Buyer's and Seller's personnel, business invitees, and consultants or contractors engaged by either party in connection with the Modifications) directly or indirectly arising in connection with or related to the installation of the Modifications, except to the extent any such Claims arise from the negligence or willful misconduct of Seller's personnel, business invitees, and consultants or contractors, in which case, Seller shall indemnify Buyer Indemnitees from and against any such Claims. Buyer shall provide a safe work environment for Seller's personnel and any contractors, consultants or other persons involved in the Modifications and will provide any necessary and relevant health and safety information to such persons. However, Seller shall be responsible for ensuring that its personnel, contractors, and consultants are trained in relevant safety procedures and follow Buyer's safety rules and regulations.

                          (D) Seller warrants to Buyer that upon completion of the planned Modifications, the
                                  Jacksonville Incinerator will be capable of performing reliably when handling daily volumes of liquid phase and vapor phase throughput equal to the daily throughput rate experienced by the Seller in 1994 (the "1994 DAILY THROUGHPUT RATES"). For purposes of this warranty, the Jacksonville Incinerator shall be deemed to perform reliably if, when operated in compliance with the incinerator's operating instructions and good engineering practice, it is capable of incinerating liquid phase and vapor phase wastes from the polyester resin manufacturing process in volumes not exceeding the respective 1994 Daily Throughput Rates, and of producing air emissions in compliance with Air Operating Permit No. 821-AR-1 in effect as of the Closing Date, with no more incinerator bypass operating time than allowed in Air Operating Permit No. 821-AR-1 (including the cross-referenced portions of the application for such Air Operating Permit relating to bypass operating times). Upon completion of the Modifications, Seller shall have the right to conduct a test of the Jacksonville Incinerator to measure its capability of complying with these criteria. Such test shall be performed by an independent consultant, and Buyer shall have the right to observe the test. In the event that such test (or any subsequent test) performed by the independent consultant, in which the incinerator is operated over a period of three (3) consecutive days in compliance with the incinerator's operating instructions and good engineering practice, indicates compliance with these criteria, Seller shall be deemed to have satisfied all of its obligations under the warranty set forth in this clause (D) and shall have no further liability to Buyer under Section 8.3(f)(i). In the event such test indicates non-compliance with these criteria, Seller shall have the right to make such further adjustments and modifications and to conduct such further tests as Seller shall deem necessary and appropriate.

                          (E)     Seller makes no warranty in Section
                                  8.3(f)(i)(D) with respect to the performance of the Jacksonville Incinerator at daily throughput rates of either liquid phase or vapor phase liquids that exceed the 1994 Daily Throughput Rates. The warranty set forth in Section 8.3(f)(i)(D) shall be void and of no further effect if (i) Buyer operates the Jacksonville Incinerator with inputs of liquid phase or vapor phase wastes in volumes greater than the respective 1994 Daily Throughput Rates; or (ii) Buyer operates the Jacksonville Incinerator in a manner that does not comply with the incinerator's operating instructions and good engineering practice.

                   (ii) All those pre-Closing environmental compliance issues identified by Buyer in its due diligence investigation are set forth in the Buyer Environmental Report (as defined in Section 2.13). Except as set forth in Sections 8.3(d) and (e), under no circumstance shall Seller be liable to Buyer in any respect whatsoever, directly or indirectly, in connection with any of the matters referred to in the Buyer Environmental Report or any other pre-Closing instance of non-compliance with applicable environmental laws, whether known or unknown, and Buyer hereby releases Seller from any and all liability in connection with all such matters. Buyer acknowledges that it has negotiated a reduction in the Purchase Price as full and sufficient consideration for the foregoing release.

         (g) TITLE V PERMIT. Prior to Closing, Seller had commenced preparation of the Title V air permit application for Bartow, Florida which is due November 15, 1995. As of the Closing, Buyer shall take over and complete the preparation of the application and Buyer shall assume Seller's unaccrued obligations under its contract with the consultant engaged to prepare the application.

         (h) DISCLAIMER OF LIABILITY. No provision of this Agreement or any of the Ancillary Documents (including any indemnification or cost-sharing arrangement between Seller and Buyer) shall constitute an admission of liability by either Buyer or Seller as to Claims made by third parties with respect to Environmental Conditions or compliance with Environmental Laws.

         (i) COOPERATION REGARDING CLAIMS AGAINST OTHER RESPONSIBLE PARTIES. Notwithstanding any indemnification or cost-sharing arrangement between Buyer and Seller, both parties agree to cooperate with each other in pursuing any claims that may be made against other parties (including predecessor owners or operators of the Properties) who may be responsible for Environmental Conditions or other liabilities, and in pursuing any claims that may be pursued against insurers who may have provided insurance coverage against such claims, liabilities, losses, occurrences, incidents, or events, in accordance with the following arrangements:

                   (i) For matters on which Seller has an obligation to defend:

                          (A) Buyer shall, without charge to Seller, provide access to Buyer's employees and records.

                          (B) Buyer agrees that, to the extent necessary or appropriate, Seller may include Buyer's name on any complaint or other pleading asserting claims against other responsible parties, and on any complaint or other pleading asserting a claim against an insurer (other than a claim arising under an insurance policy issued to Buyer).

                          (C) Seller and Buyer agree to consult with each other regarding the pursuit of any defenses or claims (under the terms of a joint defense agreement that assures the confidentiality and privileges of such communications), and Seller will consider Buyer's comments regarding such proceedings, but Seller shall have the ultimate right, in its discretion, to render all decisions regarding the pursuit of such claims and defenses.

                          (D) The legal fees and other costs incurred to assert such defenses or claims shall be borne by Seller.

                   (ii) For matters on which Buyer has an obligation to defend:

                          (A) Seller shall, without charge to Buyer, provide access to Seller's employees and records.

                          (B) Seller agrees that, to the extent necessary or appropriate, Buyer may include Seller's name on any complaint or other pleading asserting claims against other responsible parties, and on any complaint or other pleading asserting a claim against an insurer (other than a claim arising under an insurance policy issued to Seller or its parent).

                          (C) Seller and Buyer agree to consult with each other regarding the pursuit of any defenses or claims (under the terms of a joint defense agreement that assures the confidentiality and privileges of such communications), and Buyer will consider Seller's comments regarding such proceedings, but Buyer shall have the ultimate right, in its discretion, to render all decisions regarding the pursuit of such claims and defenses.

                          (D) The legal fees and other costs incurred to assert such defenses or claims shall be borne by Buyer.

                   (iii)  For matters on which both parties have
                          cross-obligations to indemnify or defend, or for matters that are subject to cost-sharing arrangements (such as claims related to Other Environmental Conditions under Section 8.5(e)):

                          (A) Buyer and Seller shall make available to each other, without charge, their respective employees and records.

                          (B) Seller and Buyer agree to consult with each other regarding the pursuit of any defenses or claims (under the terms of a joint defense agreement that assures the confidentiality and privileges of such communications).

                          (C) Any legal fees or other costs incurred in asserting such defenses and claims shall be allocated between the parties in accordance with their respective shares of responsibility for the Environmental Condition or violations as ultimately adjudicated.

         (j)       RELATIONSHIP BETWEEN PARTIES.

                   (i) Where a party is designated the "LEAD PARTY" with respect to an Environmental Condition, unless the parties otherwise agree, the Lead Party shall be responsible for:

                          (A) the provision of all notices to governmental authorities Required by Law;

                          (B) engagement of such consultants or other professionals to prepare any required studies, assessments, or plans;

                          (C) consulting with, and obtaining the comments of the other party, with respect to any draft studies, assessments, or plans;

                          (D) submission of any correspondence to, and coordination of communications with, any involved governmental agencies; and

                          (E) any negotiations with involved governmental agencies.

                   (ii) The Lead Party shall promptly give the other party (the "NON-LEAD PARTY") notice and copies of any correspondence to or from any governmental agency concerning the Environmental Condition. The other party shall be advised of, and have the opportunity to attend any meetings with any involved governmental agency.

                   (iii) Except as provided in Section 8.3(j)(iv), the Non-Lead Party shall not engage in any ex parte communications with any involved governmental agency or other entity or person regarding the Environmental Condition, without notice to and the approval of the Lead Party. The Non-Lead Party shall engage in no communication and shall take no action that would hinder, render more difficult or render more expensive the remediation of the Environmental Condition in accordance with the terms of the Agreement. If the Non-Lead Party breaches either of these covenants, the Non-Lead Party shall release, indemnify, save and hold harmless the Lead Party and its officers, directors, employees, agents, successors and permitted assigns for any additional costs incurred as a result of such communication or action.

                   (iv) The Non-Lead Party may engage in a communication with an involved governmental agency, without notice to and the approval of the Lead Party, if:

                          (A) the Non-Lead Party is Required by Law to make a notification to the governmental agency within a time period that does not practicably allow an opportunity to first notify and receive the approval of the Lead Party, provided that the Non-Lead Party shall notify the Lead Party of any such notification as soon as practicable following the provision of such a notice; or

                          (B) a governmental agency conducts an unannounced inspection or otherwise initiates a communication with the Non-Lead Party of which the Non-Lead Party did not have prior notice, provided that the Non-Lead Party shall notify the Lead Party as soon as practicable following such communication.

                          In making any such required notification or any communication, the Non-Lead Party shall in no event advocate or take any action that would hinder, render more difficult or render more expensive the remediation of the Environmental Condition in accordance with the terms of this Agreement.

         (k) ALTERNATIVE DISPUTE RESOLUTION PROCESS. Disputes regarding the application of these environmental provisions in Article VIII (including the determination of responsibility for Environmental Conditions) shall be subject to the following alternative dispute resolution process:

                   (i) INVOCATION. The resolution procedures shall be invoked when either party sends a written notice to the other. The notice shall describe the nature of the dispute or conflict and the party's position with respect to such dispute or conflict. The parties shall expeditiously schedule consultations or a meeting to discuss the dispute or conflict informally in accordance with Section 8.3(k)(iii).

                   (ii)   DESIGNATION OF TECHNICAL AND MANAGEMENT
                          REPRESENTATIVES.

                          (A) The following Technical Representatives have been designated for the purposes of this provision:

                                  For Buyer:      Vice President,
                                                  Environmental, Health and
                                                  Safety of Ashland Chemical
                                                  Company, or his or her
                                                  designees.

                                  For Seller:     Vice President,
                                                  Environmental Affairs, Health
                                                  and Safety of Aristech
                                                  Chemical Corporation, or his
                                                  or her designees.

                          (B) The following Management Representatives have been designated for purposes of this provision:

                                  For Buyer:      President, Ashland Chemical
                                                  Company, or his or her
                                                  designees.

                                  For Seller:     President, Aristech Chemical
                                                  Corporation, or his or her
                                                  designees.

                          (C) Any Technical Representative or Management Representative designation may be changed by the appointing organization, by written notice to the other party.

                   (iii) TECHNICAL CONSULTATION. Any conflicts or disputes shall, in the first instance, be the subject of informal consultation and discussion between the Technical Representatives. The period of informal technical consultations and discussions shall not extend beyond thirty (30) days from the date of the first consultations or meetings between the Technical Representatives, unless the parties agree to extend this period.

                   (iv) REFERENCE TO MANAGEMENT REPRESENTATIVES. In the event that the Technical Representatives are unable to reach agreement during the technical consultation and discussion period under Section 8.3(k)(iii), the issue shall be referred to the Management Representatives for informal negotiation. The period of informal negotiations shall not extend beyond sixty (60) days from the date of the first meeting between the Management Representatives, unless the parties agree to extend this period. The Management Representatives may request the assistance of an independent mediator if they believe that such a mediator would be of assistance to the efficient resolution of the dispute.

                   (v) FORMAL RESOLUTION PROCEDURES. In the event that the Management Representatives are unable to resolve the matter within the period provided in Section 8.3(k)(iv), the matter shall be resolved in accordance with the formal resolution procedures set forth in this clause (v).

                          (A) Where (prior to the initiation of arbitration under Section 8.3(k)(v)(C)) an action has been initiated in a court or similar adjudicating forum ("COURT") by a third party asserting Claims against both Buyer and Seller, and such Court has jurisdiction to adjudicate the relative contribution liability of the respective parties, Buyer and Seller shall (unless they mutually agree otherwise) utilize the Court to adjudicate any dispute between themselves regarding liabilities for such Claims, and the final decision of such Court (after the exhaustion of any available appeals) shall be binding on the parties.

                          (B) Where (prior to the initiation of arbitration under Section 8.3(k)(v)(C)) an action has been initiated in a Court by a third party asserting Claims against only one of the parties (but for which the named party believes the other party has an obligation of indemnification or defense), the parties agree to submit any dispute between themselves to arbitration under Section 8.3(k)(v)(C) unless they mutually agree to submit such matter to the Court; provided, however, if in such a Court proceeding the initially unnamed party is, as a result of subsequent pleadings by a third party, added as a named party, and the Court undertakes the adjudication of relative contribution liability of the respective parties prior to the conclusion of arbitration, Buyer and Seller shall (unless they otherwise agree) terminate any pending arbitration and submit their respective claims to the Court, and the final decision of such Court (after the exhaustion of any available appeals) shall be binding on the parties.

                          (C) Except as provided in Sections 8.3(k)(v)(A) and 8.3(k)(v)(B), the parties shall submit any claim to binding arbitration and any controversy or claim arising out of or relating to the provisions set forth in this
                                  Article VIII or the breach thereof shall be settled and finally determined by arbitration in Pittsburgh, Pennsylvania, or at such other location as the parties may agree, in accordance with the terms of this Section 8.3(k)(v)(C).

                                  (1)      INITIATION OF ARBITRATION PROCESS.
                                           Upon the occurrence of a dispute,
                                           and failure of the parties to
                                           resolve such dispute through the
                                           informal processes described in
                                           Sections 8.3(k)(iii) and 8.3(k)(iv),
                                           either party may initiate the
                                           arbitration process set forth in
                                           this Section 8.3(k)(v)(C) by giving
                                           written notice to the other party
                                           (the "ARBITRATION NOTICE").

                                  (2)      SELECTION OF ARBITRATOR(S).  Within
                                           thirty (30) days of the Arbitration
                                           Notice, the parties shall either
                                           agree upon the appointment of a
                                           single mutually-approved independent
                                           Environmental Professional to serve
                                           as arbitrator; or, if the parties
                                           are unable to agree upon a single
                                           arbitrator, each of the parties
                                           shall appoint an Environmental
                                           Professional to serve as arbitrator,
                                           and the two individuals so named
                                           shall, within thirty (30) additional
                                           days, agree upon a third independent
                                           Environmental Professional (who
                                           shall be an environmental lawyer) to
                                           serve as the third arbitrator.  The
                                           parties shall mutually cooperate to
                                           retain the arbitrator(s) upon terms
                                           and conditions mutually satisfactory
                                           to the parties as soon as
                                           practicable after selection of the
                                           arbitrator(s).

                                  (3) FEES. The fees of the arbitrator(s) shall be paid one-half by Seller and one-half by Buyer.

                                  (4)      DISCOVERY.  For a period of sixty
                                           (60) days following the appointment
                                           of the arbitrator(s) (or such longer
                                           period as the parties may mutually
                                           agree or the arbitrator(s) may
                                           direct), the parties shall have the
                                           right to engage in such discovery
                                           relevant to the matters in dispute
                                           as is allowed pursuant to the
                                           discovery rules of the Pennsylvania
                                           Rules of Civil Procedure.

                                  (5) RESOLUTION. The arbitrator(s) shall decide such disputes pursuant to the Commercial Arbitration Rules of the American Arbitration Association in force at the time of the arbitration. The arbitrator(s) shall be required to make a final determination, not subject to appeal, within thirty (30) days from the receipt of such dispute by the arbitrator(s), and the parties shall be bound by the terms of such final determination. Where three arbitrators are appointed, the decision may be rendered by a majority of the arbitrators. The determination by the arbitrator(s) shall be made in writing and shall contain written findings of fact, and may be specifically enforced by a court of competent jurisdiction. The arbitrator(s) shall determine a fair and equitable allocation of the reasonable expenses of the parties incurred in connection with the resolution of any dispute hereunder. Each party shall bear its own attorney's fees, unless the arbitrator(s) shall determine that the nature of the action or defense of the losing party was frivolous, in which event the arbitrator shall determine a fair and equitable attorney's fee to be paid by the losing party to the prevailing party.

                                  (6)      INDEPENDENCE OF ARBITRATOR.  The
                                           arbitrator(s) shall retain
                                           independence of all parties to this
                                           Agreement, and neither party shall
                                           engage or attempt to engage the
                                           services of the arbitrator(s) for
                                           any other purposes without prior
                                           written notice to the other party.

         (l) NATURE OF PRESUMPTIONS. Where any provision provides for a presumption to be used in determining responsibility for an

Environmental Condition, such presumption shall be a rebuttable presumption. Such presumption shall place the burden of going forward and the burden of persuasion upon the party against whom the presumption applies. The presumption may be overcome by a preponderance of the evidence to the contrary.

         (m) INDEMNIFICATION/DEFENSE ARRANGEMENTS. Where either party agrees to indemnify and defend the other, the following shall apply:

                   (i) the amount of any recovery by a Buyer Indemnitee or a Seller Indemnitee, as the case may be, shall be net of any foreign, federal, state and/or local income tax benefits inuring to the Indemnified Party as a result of the state of facts that entitled the Indemnified Party to recover from the Indemnifying Party.

                   (ii) the Indemnifying Party shall be obligated to indemnify the Indemnified Party only for those claims as to which the Indemnified Party has given the Indemnifying Party written notice as promptly as practicable, but in any event no later than forty-five (45) days after the Indemnified Party's discovery of the facts giving rise to any such claim. Any written notice delivered pursuant to this clause (ii) shall set forth with specificity the basis of the claim and an estimate of the amount thereof.

                   (iii) the Indemnifying Party shall have the right to conduct and control, through counsel of its choosing, any third party claim, action or suit, and the Indemnifying Party may compromise or settle the same. The Indemnified Party shall be permitted to participate in the defense of any such action or suit through counsel chosen by it; provided that the fees and expenses of such counsel shall be borne exclusively by the Indemnified Party.

                   (iv) With respect to any obligation of the Indemnifying Party arising out of an order, directive, or mandate of an environmental agency or other governmental body, the parties agree that the Indemnifying Party shall have the right to appeal the terms and conditions of such order, directive or mandate, and may postpone compliance with its terms pending final disposition of the appeal (provided that the terms and conditions are stayed by operation of law or action of the relevant authority). The Indemnified Party agrees to cooperate with the Indemnifying Party to the extent necessary to effectuate the right of appeal. The Indemnifying Party who exercises the option to appeal agrees to indemnify, defend, save and hold harmless the Indemnified Party and its officers, directors, employees, agents, successors and permitted assigns from and against any liabilities or damages (including penalties) arising as a consequence.

         8.4. PROVISIONS RELATING TO NEVILLE ISLAND FACILITY. The provisions set forth in this Section 8.4 shall apply exclusively to the Neville Island Facility.

         (a) STRUCTURE. Seller is selling to Buyer the Polyester and MA production equipment and structures, the Technical Center, and certain other structures at the Neville Island Facility that constitute Buyer's Neville Island Plant. Seller is also granting Buyer an easement in certain designated parcels of land under and around Buyer's Neville Island Plant (the "OPERATING EASEMENT AREAS") as depicted on Exhibit C to the Easement Agreement. Also pursuant to the Easement Agreement, Seller is granting Buyer easements in respect of other portions of the Neville Island Facility as depicted on Exhibit B to the Easement Agreement, to permit Buyer, its employees and business invitees access to, parking at and egress from Buyer's Neville Island Plant and the Operating Easement Areas and, as depicted on Exhibit D to the Easement Agreement, to permit Buyer access to certain utility assets at Seller's Neville Island Plant (collectively, the "ACCESS EASEMENT AREAS").

         (b)       APPROVAL OF ACTIVITIES.

                   (i) Buyer will not undertake any modification of the facilities on or included in Buyer's Operating Space involving (i) a Construction or Expansion Project, or
                          (ii) the installation of new equipment for material or waste handling, processing, storage, treatment or disposal, without the express prior approval of Seller, which approval will not be unreasonably withheld (considering among other factors the need for such modifications to maintain the efficient operation of Buyer's business at Neville Island, the need for such modifications to comply with applicable regulatory or other requirements, and the impact of the proposed modifications on the Retained Premises). If such a project involves excavation of land underlying Buyer's Operating Space, Section 8.4(b)(iv) shall apply.

                   (ii) Buyer shall not make any change to the processes or methods of Polyester or MA production involving the introduction, use, or production of any chemical not in use as of the Closing Date without written notification to Seller identifying such new chemical.

                   (iii) Buyer shall only conduct on Buyer's Operating Space Polyester and MA production, related distribution of Polyester and MA chemicals, and related research and quality control laboratory operations, and shall not undertake the production or distribution of any other chemical products or other businesses or activities on Buyer's Operating Space without the express prior approval of Seller, which approval shall not be unreasonably withheld.

                   (iv) Buyer will not undertake any activity involving excavation of the land under Buyer's Operating Space without notice to Seller; and Buyer shall not undertake any activity involving excavation of the land under Buyer's Operating Space (other than excavation Required by Law, or excavation required to undertake in-kind replacement, maintenance or repair of equipment or structures on or included in Buyer's Operating Space) without the express prior approval of Seller, which approval shall be in Seller's sole discretion.

         (c) MINIMIZATION OF EXCAVATION. If Buyer undertakes any New Construction or Expansion Project, any project involving the maintenance, repair or in-kind replacement of any then existing equipment or structures on or included in Buyer's Operating

Space, or any project that is Required by Law, Buyer shall take all reasonable steps in the design and implementation of such project to minimize the area of soils to be excavated or disturbed.

         (d) INDEMNIFICATION FOR BUYER VIOLATIONS. Buyer agrees to indemnify, defend, save and hold harmless Seller Indemnitees from and against any Claims (including Business Interruption Costs) arising out of the alleged violation of any applicable Environmental Law associated with the operation by Buyer of the Polyester or MA businesses on Buyer's Operating Space or associated with any other use or activities conducted by Buyer on Buyer's Operating Space or the Access Easement Areas. For purposes of this provision, Claims includes Business Interruption Costs incurred by Seller as a result of the revocation or suspension of any permit held by Seller, or the denial of any permit or permit renewal to Seller, where Buyer's violation is the substantial and proximate cause of such permit revocation, suspension or denial.

         (e) INDEMNIFICATION FOR SELLER VIOLATIONS. Seller agrees to indemnify, defend, save and hold harmless Buyer Indemnitees from and against any Claims (including Business Interruption Costs) arising out of the alleged violation of any applicable Environmental Law associated with the operation by Seller of its businesses on the Retained Premises or associated with any other use or activities conducted by Seller on the Retained Premises, including the Access Easement Areas. For purposes of this provision, Claims includes Business Interruption Costs incurred by Buyer as a result of the revocation or suspension of any permit held by Buyer, or the denial of any permit or permit renewal to Buyer, where Seller's violation is the substantial and proximate cause of such permit revocation, suspension or denial.

         (f) ENVIRONMENTAL CONDITIONS CAUSED BY BUYER RELEASES AND ACTIVITIES. Buyer shall be responsible for and agrees to indemnify, defend, save and hold harmless Seller Indemnitees from and against any Claims relating to Buyer Environmental Conditions. Where a release of a Buyer Regulated Substance affects soils such as to require remediation, Buyer shall be solely responsible for the remediation of any such affected soils, irrespective of whether such soils also contain other Regulated Substances not related to the Buyer Regulated Substance; provided that Buyer shall not be responsible under this Section 8.3(f) for the remediation of soils containing a Buyer Regulated Substance in combination with an other Regulated Substance if the nature and concentration of the Buyer Regulated Substance does not require remediation.

         (g) ENVIRONMENTAL CONDITIONS CAUSED BY SELLER RELEASES AND ACTIVITIES. Seller shall be responsible for and agrees to indemnify, defend, save and hold harmless Buyer Indemnitees from and against any Claims relating to Environmental Conditions resulting from the release of any Regulated Substances arising from Seller's operation after Closing of its business upon the Retained Premises, or arising from any other use or activities conducted after Closing by Seller on the Retained Premises, including the Access Easement Areas (collectively, an "ARISTECH ENVIRONMENTAL CONDITION").

         (h) PROVISIONS RELATING TO CONDITION OF EQUIPMENT, RECORDKEEPING AND INSPECTIONS.

                   (i) Buyer acknowledges that, prior to the Closing Date, it has had the right to inspect the exterior of all equipment and to review past testing and maintenance records relating to all equipment (including tanks and pipelines) being acquired on the Operating Easement Areas.

                   (ii) Buyer shall maintain all material and waste handling, storage, processing, treatment and control equipment on Buyer's Operating Space in good condition, and shall conduct periodic inspections and tests of such equipment to the extent (i) Required by Law or (ii) consistent with Seller's inspection and testing practices for such equipment prior to the Closing Date, whichever is more stringent. Buyer shall keep records of all such required inspections and tests. Seller may at any time advise Buyer in writing if Seller believes that a modification of inspection or testing practices is indicated by then prevailing good engineering and operating practices; however, Seller shall be under no obligation to advise Buyer regarding such practices, and Buyer shall be solely responsible for the maintenance, inspection and testing of its equipment on Buyer's Operating Space.

                   (iii) Buyer will keep accurate records of Regulated Substances used, stored, treated, disposed, discharged or generated on Buyer's Operating Space. Such records shall include all Required Regulated Substance Records and inventory records, production records, purchase orders, change orders related to purchase orders, and requisitions concerning Regulated Substances.

                   (iv) Buyer will keep accurate records of, and promptly notify Seller of, the Release to the Environment of any Regulated Substance, whether or not such release is reportable to governmental authorities.

                   (v) Seller shall have the right at any time upon reasonable notice to inspect any portion of Buyer's Operating Space and any of the records referred to in Sections 8.4(b)(ii) through (iv), and to investigate any actual or suspected Release to the Environment of a Regulated Substance. In the event of an exigent condition, involving an actual or threatened Release to the Environment that poses, or is reasonably anticipated to pose, a significant threat of pollution to surface water, groundwater or other environmental media, Seller shall have the right of immediate access to Buyer's Operating Space. In conducting any such inspection or investigation, Seller shall take all reasonable steps to avoid interference with Buyer's operations on Buyer's Operating Space.

                   (vi) Seller and Buyer agree to coordinate any investigation of an actual or suspected Release to the Environment. If Buyer undertakes adequate sampling or testing in response to an actual or suspected Release to the Environment, Seller shall refrain from conducting duplicative tests or sampling; provided that Seller shall have a right (at its expense) to observe such investigations and to obtain and analyze split samples.

         (i) PROVISION OF SELLER RECORDS. Seller agrees to provide Buyer with all Required Regulated Substance Records regarding Regulated Substances used, stored, treated, disposed, discharged or generated on the Operating Easement Areas by Seller prior to the Closing Date, to the extent that such information is in Seller's possession.

         (j) PRE-CLOSING ENVIRONMENTAL CONDITIONS. Seller agrees to indemnify, defend, save and hold harmless Buyer Indemnitees from and against any Claims relating to any Pre-Closing Environmental Conditions, subject to the limitations and conditions in Sections 8.4(k) through 8.4(n) and Section 8.4(p)(v).

         (k) RESPONSIBILITY FOR REMEDIATION TRIGGERED BY NEW CONSTRUCTION AND EXPANSION. If Buyer undertakes any Construction or Expansion Project on Buyer's Operating Space (other than a project Required by Law), and such Construction or Expansion Project results in disclosure of an Environmental Condition on Buyer's Operating Space that requires remediation under applicable Environmental Law:

                   (i) Buyer shall be solely responsible for all costs of remediating Project Affected Soils and all costs of remediating any Buyer Environmental Condition;

                   (ii) Buyer shall be responsible for Buyer's Percentage of the costs of required remediation of any disclosed Environmental Condition (other than a Buyer Environmental Condition) within Buyer's

                          Operating Space that affects media other than Project Affected Soils; and

                   (iii) Seller shall be responsible for Seller's Percentage of the costs of required remediation of any Environmental Condition (other than Buyer Environmental Condition) within Buyer's Operating Space that affects media other than Project Affected Soils.

         (l) RESPONSIBILITY FOR REMEDIATION TRIGGERED BY REPAIR, REPLACEMENT OR PROJECTS REQUIRED BY LAW. If Buyer undertakes any project involving the repair, maintenance or in-kind replacement of any then existing equipment or structures on or included in Buyer's Operating Space, or any project that is Required by Law, and such project results in the disclosure of an Environmental Condition that requires remediation under applicable Environmental Law:

                   (i) Buyer shall be responsible for the costs of required remediation of Project Affected Soils and the costs of required remediation of any Buyer Environmental Condition; and

                   (ii) Seller shall be responsible for the costs of required remediation of any Environmental

                          Condition, other than a Buyer Environmental Condition and other than Project Affected Soils.

         (m) ALLOCATION WHERE LIABILITY FOR ENVIRONMENTAL CONDITIONS IS SHARED. Except as otherwise provided in Sections 8.4(f), 8.4(k) or 8.4(l) or otherwise specifically provided in this Agreement, where (after the application of the presumptions contained in Section 8.4(n)) it is determined that an Environmental Condition that requires remediation is the result of a Buyer Environmental Condition in combination with either a Pre-Closing Environmental Condition or an Aristech Environmental Condition, liability for any Claims associated with or arising from such Environmental Condition shall be allocated equitably between Seller and Buyer, based on a consideration of (among others) the following factors:

                   (i) Whether, but for the Environmental Condition for which one of the parties is solely responsible, an obligation to investigate or remediate would have arisen for the other party;

                   (ii) The relative quantity, toxicity and area affected by the Regulated Substances for which the respective parties are responsible;

                   (iii) The degree to which the Regulated Substance for which a party is responsible affects the selection of the remedy, the cost of the remedy, and the period of time over which the remedy must be implemented; and

                   (iv)   Other relevant considerations.

         (n) DETERMINATION OF PRE-CLOSING ENVIRONMENTAL CONDITIONS/BUYER ENVIRONMENTAL CONDITIONS.

                   (i) The parties agree that, prior to the conduct of an Environmental Assessment (such as provided under Section 8.4(p)), the following presumptions will be used in the determination of whether an Environmental Condition discovered at Buyer's Operating Space or the Access Easement Areas is a Pre-Closing Environmental Condition or a Buyer Environmental
                          Condition:

                          (A) If the Environmental Condition involves a Regulated Substance that was not used, generated, or stored by Buyer, and is not a decomposition product of a substance used, generated, or stored by Buyer, it shall be presumed that the Environmental Condition is a Pre-Closing Environmental Condition.

                          (B) If the Environmental Condition involves a Regulated Substance that was used, generated, or stored by Buyer, or is a decomposition product of a substance used, generated, or stored by Buyer, and such Regulated Substance was not used, generated or stored by Seller, it shall be presumed that the Environmental Condition is a Buyer Environmental Condition.

                          (C) If the Environmental Condition involves a Regulated Substance that was used, generated, or stored by both Seller and Buyer, or is a decomposition product of such a substance, then:

                                  (1) in the absence of evidence that such Environmental Condition resulted from a release of the Regulated Substance by Buyer, the
                                           Environmental Condition shall be
                                           presumed to be a Pre-Closing
                                           Environmental Condition.

                                  (2)      if there is evidence that the
                                           Environmental Condition resulted
                                           from a release of a Regulated
                                           Substance by Buyer, the
                                           Environmental Condition shall
                                           be presumed to be a Buyer
                                           Environmental Condition.

                   (ii) If an Environmental Assessment is conducted of Buyer's Operating Space, the parties agree that the following presumptions will be used in the determination of whether an Environmental Condition discovered at Buyer's Operating Space or the Access Easement Areas, either in or after the Environmental Assessment, is a Pre-Closing Environmental Condition or a Buyer Environmental Condition:

                          (A) If the Environmental Condition involves a Regulated Substance that was not used, generated, or stored by Buyer, and is not a decomposition product of a substance used, generated or stored by Buyer, it shall be presumed that the Environmental Condition is a Pre-Closing Environmental Condition.

                          (B) If the Environmental Condition involves a Regulated Substance that was used, generated, or stored by Buyer, or is a decomposition product of a substance used, generated or stored by Buyer, and such Regulated Substance was not used, generated or stored by Seller, it shall be presumed that the Environmental Condition is a Buyer Environmental Condition.

                          (C) If the Environmental Condition involves a Regulated Substance that was used, generated, or stored by both Seller and Buyer, or is a decomposition product of such a substance, it shall be presumed that:

                                  (1)      the concentrations and areas
                                           affected by the Regulated Substance
                                           as identified in the Environmental
                                           Assessment are a Pre-Closing
                                           Environmental Condition in the
                                           absence of evidence that such
                                           Environmental Condition resulted
                                           from a release of the Regulated
                                           Substance by Buyer;

                                  (2)      an Environmental Condition found
                                           after the completion of the
                                           Environmental Assessment involving
                                           the presence of any Regulated
                                           Substance that was not identified in
                                           the Environmental Assessment, and is
                                           not the decomposition product of a
                                           substance identified in the
                                           Environmental Assessment, is a Buyer
                                           Environmental Condition;

                                  (3)      an Environmental Condition found
                                           after the completion of the
                                           Environmental Assessment involving
                                           the presence in soils of a Regulated
                                           Substance, or breakdown product
                                           thereof, at a higher concentration
                                           or in a different area than
                                           identified in the Environmental
                                           Assessment, is a Buyer Environmental
                                           Condition.

                                  Where an Environmental Condition found after the completion of the Environmental Assessment involves the presence in groundwater of a Regulated Substance, or decomposition product thereof, in higher concentrations or in different areas than identified in the Environmental Assessment, no presumptions shall be made.

                   (iii) The parties agree that, at all times, the following presumptions will be used in the determination of whether an Environmental Condition discovered at Buyer's Operating Space or Easement Areas is a Pre-Closing Environmental Condition or a Buyer Environmental Condition:

                          (A) If an Environmental Condition relates to a Regulated Substance that Buyer has used, generated or stored, but where Buyer has failed to maintain accurate records with respect to the use and management of such substance as required under Section 8.4(h), it shall be presumed that the Environmental Condition is a Buyer Environmental Condition.

                          (B) If an Environmental Condition is located in the vicinity of equipment that Buyer operated, and relates to a Regulated Substance used in relation to such equipment, and Buyer has failed to inspect and test such equipment as required under Section 8.4(h), it shall be presumed that the Environmental Condition is a Buyer Environmental Condition.

         (o)       CONTACTS WITH AGENCIES/ENVIRONMENTAL STUDIES AND
ASSESSMENTS.

                   (i)    DESIGNATION OF LEAD PARTIES.

                          (A) Buyer shall be the Lead Party with respect to any Buyer Environmental Condition and an Environmental Study (as defined in Section 8.4(o)(ii)) undertaken with respect to maintenance, monitoring, repair or replacement of equipment or structures on or included in Buyer's Operating Space.

                          (B) Seller shall be the Lead Party with respect to any Environmental Condition on Buyer's Operating Space other than a Buyer Environmental Condition or an Environmental Study undertaken with respect to maintenance, monitoring, repair or replacement of equipment or structures on or included in Buyer's Operating Space.

                   (ii) ENVIRONMENTAL STUDIES. Buyer shall not undertake any environmental study, testing or sampling of soils or groundwater under Buyer's Operating Space ("ENVIRONMENTAL STUDY") without notice to Seller.

                          (A)     No such Environmental Study shall be
                                  undertaken by Buyer (unless such study is Required by Law) without the approval of Seller.

                          (B) Where such an Environmental Study is ordered or otherwise directed by a governmental agency, Buyer shall provide Seller with prompt notice of such a requirement, and

                                  Seller shall have the right to appeal such action.

                          (C) If Buyer believes an Environmental Study is otherwise Required by Law, Buyer shall provide Seller with written notice, stating the reasons why Buyer believes the study is Required by Law. If Seller believes to the contrary, Seller shall so notify Buyer within fourteen (14) days of receiving the notice from Buyer, stating the reasons Seller believes that the Environmental Study is not Required by Law.

                          (D)     Where such an Environmental Study is
                                  requested by a governmental agency, but not Required by Law, Buyer shall provide prompt notice of such request, and the parties shall consult regarding the appropriate response to such request; provided that no such Environmental Study shall be undertaken without the approval of Seller.

                          (E) If Buyer undertakes an Environmental Study that is not Required by Law without Seller's approval, Buyer shall be solely responsible for any Environmental Conditions disclosed by such study, and all indemnifications by Seller with respect to such Environmental Conditions shall be void.

                          (F) Whether or not a study is Required by Law, except for a Buyer Environmental Condition or the Environmental Studies related to the maintenance, monitoring, repair or replacement of a structure on Buyer's Operating Space, Seller shall have the option (exercisable in Seller's sole discretion) to be Lead Party in any such Environmental Study.

         (p)       OPTION TO CONDUCT ASSESSMENT/REMEDIATION PLAN.

                   (i) Seller has the option, at any time (whether or not Required by Law) to conduct an Environmental Assessment of Buyer's Operating Space.

                   (ii) On the basis of such Environmental Assessment, Seller may (whether or not Required by Law) prepare a remediation plan to address any Environmental Condition that requires remediation under applicable Environmental Law.

                   (iii) The parties agree that any remediation plan shall be designed to meet any environmental cleanup standards established by statute, duly-adopted regulations, or policies that have the force of law ("REGULATORY REMEDIATION STANDARDS"). Where remediation is required under then current Environmental Laws, but definitive Regulatory Remediation Standards have not been adopted, the remediation plan shall be based on an Appropriate and Reasonable Criteria. The parties agree that, unless otherwise mandated by applicable governmental agencies having jurisdiction over the Environmental Condition, the remediation plan to be proposed and implemented shall be that alternative for meeting such Regulatory Remediation Standards or Appropriate and Reasonable Criteria that: (i) has the least cost (considering the present discounted value of both capital cost and operating and maintenance costs), and (ii) does not unreasonably interfere with the operations on Buyer's Operating Space.

                   (iv) Seller shall submit any proposed remediation plan to the Pennsylvania Department of Environmental Resources ("DER") or any other appropriate regulatory authority. Upon approval of the remediation plan, Seller shall implement the plan

                          (subject to reimbursement by Buyer for any costs associated with remediation of Buyer Environmental Conditions).

                   (v) Upon completion of the work prescribed under the approved remediation plan, Seller shall be relieved of any further liability for Pre-Closing Environmental Conditions at Buyer's Operating Space to the extent that such Pre-Closing Environmental Conditions were located in areas evaluated as part of the Environmental Assessment submitted to the DER or other appropriate regulatory authority and the Pre-Closing Environmental Conditions involve substances that were analyzed for (either directly or through surrogate parameters) as part of the Environmental Assessment ("ASSESSED ENVIRONMENTAL CONDITIONS"). (As an example, if the Environmental Assessment evaluated samples for total petroleum hydrocarbons, it would be deemed to have evaluated constituent petroleum hydrocarbons.) Buyer shall release any further claims against Seller relating to such Assessed Environmental Conditions at Buyer's Operating Space (including Pre-Closing Environmental Conditions, whether known or unknown), and Buyer shall indemnify, defend, save and hold harmless Seller Indemnitees against any

                          Claims related to Assessed Environmental Conditions discovered at Buyer's Operating Space after the completion of the approved remediation plan.

         (q) ACCESS FOR REMEDIATION. Buyer acknowledges that investigation and remediation of Environmental Conditions may include testing, monitoring and other activities on Buyer's Operating Space related to the Environmental Conditions. Access for such activities shall be provided under the following arrangements:

                   (i) Seller and Buyer shall consult in efforts to coordinate any such activities with operations on Buyer's Operating Space, and Seller shall take all reasonable steps to minimize interference with Buyer's operations.

                   (ii) Seller shall have the right to enter Buyer's Operating Space at any time and from time to time for the purpose of conducting any activity in connection with investigation, remediation and monitoring of Environmental Conditions, whether pursuant to a remediation plan or otherwise. (This provision shall supersede any contrary or inconsistent provision in any agreement or other instrument granting Buyer rights in or otherwise relating to Buyer's Operating Space.)

                   (iii) Seller agrees that it will not make any change in Buyer's Operating Space or use Buyer's Operating Space for any purpose not necessary and appropriate to the performance of the investigation, remediation and monitoring of Environmental Conditions.

                   (iv) During any investigation, remediation, or monitoring work, Seller agrees to comply with all applicable laws, regulations, rules or permits pertaining to Buyer's Operating Space, including environmental, occupational health and safety, and other health and safety laws. Seller agrees to indemnify, defend, save and hold harmless Buyer Indemnitees from and against any Claims arising from failure to comply with such laws.

                   (v) Upon completion of any work required for investigation, remediation, or monitoring of Environmental Conditions, Seller shall promptly restore any structures, pavement, or other parts of Buyer's Operating Space to substantially the condition they were in prior to engaging in such work.

                   (vi) Where Seller voluntarily undertakes an Environmental Assessment or remediation plan, other than an Environmental Assessment or remediation plan that is Required by Law or that is undertaken in connection with a project Required by Law, Seller shall be responsible for, and agrees to indemnify Buyer from and against, any Business Interruption Costs incurred by Buyer as a proximate cause of such work. Where an Environmental Assessment or remediation plan is Required by Law, Seller shall not be liable for any Business Interruption Costs.

                   (vii) Except as provided in Sections 8.4(q)(iv) through 8.4(q)(vi), and except for the willful or negligent acts or omissions of Seller, Seller shall not be liable for any loss or damage of any kind caused by Seller's activities on Buyer's Operating Space in connection with such investigation, remediation and monitoring activities.

         (r)       STORMWATER SYSTEM LIABILITIES.

                   (i) The parties understand that they will be sharing a common stormwater sewer system and outfall, that will receive and discharge stormwater associated with industrial activities generated at both Buyer's facilities on Buyer's Operating Space, and Seller's facilities on the Retained Premises.

                   (ii) In the event of a discharge of stormwater that contains pollutants in excess of applicable effluent limitations, or that otherwise violates any applicable regulation, permit term or condition, the parties agree to cooperate in the investigation of the source of such pollutants or the cause of such non-compliance.

                          (A) If the pollutant is a chemical that is used, generated, or stored by Buyer in connection with the Polyester or MA operations or other Buyer operations at Buyer's Operating Space, but is not used, generated, or stored by Seller in connection with the operations on the Retained Premises, it will be presumed that Buyer is responsible.

                          (B) If the pollutant is a chemical that is used, generated or stored by Seller in connection with the operations on the Retained Premises, but is not used, generated or stored by Buyer in connection with the Polyester, MA or other

                                  Buyer operations, it will be presumed that Seller is responsible.

                          (C) If the pollutant is a chemical that is used, generated, or stored by both Seller and Buyer, no presumptions shall be made regarding responsibility.

                          (D) Either party shall have the opportunity to demonstrate that an effluent limit exceedance or other violation is a result of infiltration from contaminated groundwater, in which event responsibility for the violation shall be apportioned in accordance with the allocation of liability for the Environmental Conditions giving rise to such contamination.

                   (iii) Each of Buyer and Seller, to the extent it is responsible for the discharge of the pollutant or the area that was the source of the pollutant causing the non-compliance shall indemnify, defend and hold harmless Seller Indemnitees or Buyer Indemnitees, respectively, for all costs, damages, claims, liabilities and penalties arising or resulting from such non-compliance.

                   (iv) If a determination cannot be made regarding the source of the pollutant causing the non-compliance, the parties shall proportionately share any costs relating to the non-compliance event based on Buyer's Percentage and Seller's Percentage.

         (s) Effect of Services Agreement. The provisions of the Services Agreement, including without limitation the requirement that Seller's employees provide certain maintenance and other services for Buyer, shall have no effect on the obligations and rights of the parties as set forth in this
Section 8.4. To the extent that the provisions of this Section 8.4 are inconsistent with the provisions of the Services Agreement, the provisions of this Section 8.4 shall control.

         8.5. PROVISIONS RELATING TO OTHER PRODUCTION FACILITIES. The provisions set forth in this Section 8.5 shall apply exclusively to the Bartow, Florida, Jacksonville, Arkansas and Colton, California Business Sites (the "OTHER PRODUCTION FACILITIES").

         (a) POST-CLOSING VIOLATIONS. Buyer agrees to indemnify, defend, save and hold harmless Seller Indemnitees from and against any Claims arising out of the alleged violation of any applicable Environmental Law associated with the operation by Buyer of the Other Production Facilities or arising from any other use or activities conducted by Buyer on the Other Production Facilities.

         (b) ENVIRONMENTAL CONDITIONS CAUSED BY BUYER RELEASES AND ACTIVITIES. Buyer shall be responsible for and agrees to indemnify, defend, save and hold harmless Seller Indemnitees from and against any Claims relating to Buyer Environmental Conditions at the Other Production Facilities. Where a release of a Buyer Regulated Substance affects soils such as to require remediation, Buyer shall be solely responsible for the remediation of any such affected soils, irrespective of whether such soils also contain other Regulated Substances not related to the Buyer Regulated Substance; provided that Buyer shall not be responsible under this Section 8.5(b) for the remediation of soils containing a Buyer Regulated Substance in combination with an other Regulated Substance if the nature and concentration of the Buyer Regulated Substance does not require remediation.

         (c)       PROVISIONS RELATING TO CONDITION OF EQUIPMENT AND
RECORDKEEPING.

                   (i) Buyer acknowledges that, prior to Closing it has had the right to inspect the exterior of and to review past testing and maintenance records relating to all equipment (including tanks and pipelines) being acquired at the Other Production Facilities.

                   (ii) Buyer shall maintain all material and waste handling, storage, processing, treatment and control equipment at the Other Production Facilities in good condition, and shall conduct periodic inspections and tests of such equipment to the extent (i) Required by Law or
                          (ii) consistent with Seller's inspection and testing practices for such equipment prior to the Closing Date, whichever is more stringent. Buyer shall keep records of all such required inspections and tests. Seller may at any time advise Buyer in writing if Seller believes that a modification of inspection or testing practices is indicated by then prevailing good engineering and operating practices; however, Seller shall be under no obligation to advise Buyer regarding such practices, and Buyer shall be solely responsible for the maintenance, inspection and testing of its equipment at the Other Production Facilities.

                   (iii) Buyer will keep accurate records of all Regulated Substances used, stored, treated, disposed, discharged or generated at the Other Production Facilities for a period of at least twenty-four (24) years from Closing. Such records shall include all Required Regulated Substance Records and inventory records, production records, purchase orders, change orders related to purchase orders, and requisitions concerning Regulated Substances.

                   (iv) For a period of twenty-four (24) years from Closing, Buyer will keep accurate records of, and promptly notify Seller of, any Release to the Environment of any Regulated Substance at the Other Production Facilities whether or not such release is reportable to governmental authorities.

                   (v) Seller shall have the right at any time upon reasonable notice to inspect any of the records required to be maintained by Buyer under this provision.

         (d) INDEMNIFICATION FOR IDENTIFIED ENVIRONMENTAL CONDITIONS. Seller agrees to indemnify, defend, save and hold harmless Buyer Indemnitees from and against any Claims relating to those Pre-Closing Environmental Conditions at the Other Production Facilities that are specifically identified in this paragraph (d) (the "IDENTIFIED ENVIRONMENTAL CONDITIONS"), to the extent and in the manner described for each such Identified Environmental Condition.

                   (i) With respect to the following Environmental Conditions, Seller shall be liable for all Claims, including all costs of investigation and remediation:

                          (A) At Colton: Contamination in and resulting from the former waste pit area, identified as Solid Waste Management Unit #7 in the RCRA Facility Assessment issued by U.S. EPA, Region IX (November, 1988).

                          (B) At Bartow: Phosphate contamination in groundwater caused by mining and processing operations on lands contiguous to the Bartow Property.

                                  Contamination in and resulting from the
                                  former waste pond identified as a Solid Waste Management Unit in a document entitled "Information Regarding Potential Releases from Solid Waste Management Units" for Aristech Chemical Corp., Bartow, Polyester Unit initially submitted by Seller to U.S. EPA on an unknown date, and portions amended July 14, 1988; provided that such contamination does not involve any Regulated Substances of a type stored or used by Buyer in or near the maintenance shed located above and overlying such waste pit area.

                   (ii) With respect to the following Environmental Conditions, Seller shall be liable for all costs relating to closure of the listed units until such closure is approved by the environmental agency having jurisdiction under RCRA. After such closure has been approved, Seller shall be responsible for any additional assessments or investigations of the affected units and areas (including RCRA facility investigations) required as a result of such unit having previously been a solid waste management unit subject to RCRA corrective action. Any Environmental Condition found as a result of such post-closure investigation shall be treated as an Other Environmental Condition, and any liability associated with required remediation of, or Claims relating to, such other Environmental Condition shall be allocated between Seller and Buyer in accordance with Section 8.5(e), based on the year in which the contamination is identified and confirmed.

                          (A)     At Colton:  The former hazardous waste
                                  incinerator.

                          (B)     At Bartow:  The former sprayfield.

                   (iii) With respect to the following Environmental Conditions, that relate to solid waste management units and areas of concern, Seller shall be responsible for any additional assessments or investigations of the affected area (including RCRA facility investigations) required as a result of such unit having previously been a solid waste management unit subject to RCRA corrective action. Any Environmental Condition found as a result of such investigation shall be treated as an Other Environmental Condition, and any liability associated with required remediation of, or Claims relating to, such Other Environmental Condition shall be allocated between Seller and Buyer in accordance with Section 8.5(e), based on the year in which the contamination is identified and confirmed.

                          (A) At Colton: The 17 Solid Waste Management Units and 3 Areas of Concern identified in the RCRA Facility Assessment issued by the U.S. EPA, Region IX (November, 1988).

                          (B)     At Jacksonville:  The 16 Solid Waste
                                  Management Units and 18 Areas of Concern identified in the RCRA Facility Assessment issued by U.S. EPA, Region VI (June, 1988).

                          (C) At Bartow: The 8 Solid Waste Management Units identified in a document entitled "Information Regarding Potential Releases from Solid Waste Management Units" for Aristech Chemical Corp., Bartow, Polyester Unit initially submitted by Seller to U.S. EPA on an unknown date, and portions amended July 14, 1988.

                   (iv) With respect to the following Environmental Conditions, that relate to former (previously removed) underground storage tanks, if the areas of such former tanks are listed in a RCRA Facility Assessment as a solid waste management unit or as an area of concern, Seller shall be responsible for any additional assessments or investigations of the affected area (including RCRA facility investigations) required as a result of such unit having been listed as a solid waste management unit subject to RCRA corrective action. Any Environmental Condition found as a result of such investigation shall be treated as an Other Environmental Condition, and any liability associated with required remediation of, or Claims relating to, such other Environmental Condition shall be allocated between Seller and Buyer in accordance with Section 8.5(e), based on the year in which the contamination is identified and confirmed.

                          (A) At Bartow: The area of the former, previously removed, 500 gallon diesel fuel underground storage tank.

                          (B) The area of the former, previously removed, 1,000 gallon 2-ethylhexanol underground storage tank.

                   (v) Buyer shall exercise due care with respect to the areas of the Identified Environmental Conditions so as to avoid any actions that exacerbate the conditions (including but not limited to actions that increase the concentration or cause the migration of contamination) or that render more difficult or expensive the investigation or remediation of such conditions. If Buyer fails to exercise such due care and takes any such action that exacerbates an Identified Environmental Condition, or that renders more difficult or expensive the investigation or remediation of such conditions, Buyer shall be liable for the additional costs incurred as a result of such action, and any associated increase or migration of contamination resulting from such action.

         (e) ALLOCATION OF RESPONSIBILITY FOR OTHER ENVIRONMENTAL CONDITIONS. Liabilities associated with required remediation of, or Claims relating to (i) Environmental Conditions discovered at the Other Production Facilities, other than Buyer Environmental Conditions and Identified Environmental Conditions, and (ii) any Environmental Conditions that are discovered following any post-closure investigation as described in Sections 8.5(d)(ii) through 8.5(d)(iv) (collectively referred to as "OTHER ENVIRONMENTAL CONDITIONS") shall be allocated as follows:

                   (i) DEDUCTIBLE. The first $20,000 per Other Production Facility and $40,000 in the aggregate of all Other Production Facilities (the "ANNUAL DEDUCTIBLE AMOUNT"), of costs incurred in each year shall be borne by Buyer. If the costs incurred in any year exceed the Annual Deductible Amount, all such costs that exceed the Annual Deductible Amount, shall be shared in accordance with Sections 8.5(e)(ii) through 8.5(e)(vi).

                   (ii) SHARES RELATED TO SOLID WASTE MANAGEMENT UNITS. For those Environmental Conditions arising from previous Solid Waste Management Units subject to RCRA corrective action as specifically identified in Sections 8.5(d)(ii) and 8.5(d)(iii) the disclosure of which is not triggered by Buyer's actions (as specified in Section 8.5(e)(v)),

Seller and Buyer shall share those costs in excess of the Annual Deductible Amount in the following ratios:


===============================================================================
           Time Period                 Seller Share               Buyer Share
-------------------------------------------------------------------------------
  Year 1 (Closing Date to                  100%                       0%
  First Anniversary)
-------------------------------------------------------------------------------
  Year 2                                   100%                       0%
-------------------------------------------------------------------------------
  Year 3                                   100%                       0%
-------------------------------------------------------------------------------
  Year 4                                   100%                       0%
-------------------------------------------------------------------------------
  Year 5                                   100%                       0%
-------------------------------------------------------------------------------
  Year 6                                    95%                       5%
-------------------------------------------------------------------------------
  Year 7                                    90%                       10%
-------------------------------------------------------------------------------
  Year 8                                    85%                       15%
-------------------------------------------------------------------------------
  Year 9                                    80%                       20%
-------------------------------------------------------------------------------
  Year 10                                   75%                       25%
-------------------------------------------------------------------------------
  Year 11                                   70%                       30%
-------------------------------------------------------------------------------
  Year 12                                   65%                       35%
-------------------------------------------------------------------------------
  Year 13                                   60%                       40%
-------------------------------------------------------------------------------
  Year 14                                   55%                       45%
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  Year 15                                   50%                       50%
-------------------------------------------------------------------------------
  Year 16                                   45%                       55%
-------------------------------------------------------------------------------
  Year 17                                   40%                       60%
-------------------------------------------------------------------------------
  Year 18                                   35%                       65%
-------------------------------------------------------------------------------
  Year 19                                   30%                       70%
-------------------------------------------------------------------------------
  Year 20                                   25%                       75%
-------------------------------------------------------------------------------
  Year 21                                   20%                       80%
-------------------------------------------------------------------------------
  Year 22                                   15%                       85%
-------------------------------------------------------------------------------
  Year 23                                   10%                       90%
-------------------------------------------------------------------------------
  Year 24                                    5%                       95%
-------------------------------------------------------------------------------
  Year 25 and thereafter                     0%                      100%
===============================================================================

                          This Section 8.5(e)(ii) only applies to the previously identified solid waste management units, and does not apply to "areas of concern" identified in Sections 8.5(d)(ii) or 8.5(d)(iii); such areas of concern are subject to the provisions of Section 8.5(e)(iii).

                   (iii) SHARES RELATED TO ALL OTHER ENVIRONMENTAL CONDITIONS. For all those other Environmental Conditions not arising from solid waste management units, the disclosure or remediation of which is not triggered by Buyer's actions (as specified in Section 8.5(e)(v)), Seller and Buyer shall share those costs in excess of the Annual Deductible Amount in the following ratios:


===============================================================================
           Time Period                 Seller Share               Buyer Share
-------------------------------------------------------------------------------
  Year 1 (Closing Date to                  100%                       0%
  First Anniversary)
-------------------------------------------------------------------------------
  Year 2                                    95%                       5%
-------------------------------------------------------------------------------
  Year 3                                    90%                       10%
-------------------------------------------------------------------------------
  Year 4                                    85%                       15%
-------------------------------------------------------------------------------
  Year 5                                    80%                       20%
-------------------------------------------------------------------------------
  Year 6                                    75%                       25%
-------------------------------------------------------------------------------
  Year 7                                    70%                       30%
-------------------------------------------------------------------------------
  Year 8                                    65%                       35%
-------------------------------------------------------------------------------
  Year 9                                    60%                       40%
-------------------------------------------------------------------------------
  Year 10                                   55%                       45%
-------------------------------------------------------------------------------
  Year 11                                   50%                       50%
-------------------------------------------------------------------------------
  Year 12                                   45%                       55%
-------------------------------------------------------------------------------

  Year 13                                   40%                       60%
-------------------------------------------------------------------------------
  Year 14                                   35%                       65%
-------------------------------------------------------------------------------
  Year 15                                   30%                       70%
-------------------------------------------------------------------------------
  Year 16                                   25%                       75%
-------------------------------------------------------------------------------
  Year 17                                   20%                       80%
-------------------------------------------------------------------------------
  Year 18                                   15%                       85%
-------------------------------------------------------------------------------
  Year 19                                   10%                       90%
-------------------------------------------------------------------------------
  Year 20                                    5%                       95%
-------------------------------------------------------------------------------
  Year 21 and thereafter                     0%                      100%
===============================================================================


(iv) The parties' respective shares of the costs of any study or investigation of an Other Environmental Condition (whether determined by reference to Section 8.5(e)(ii) or 8.5(e)(iii)) shall be determined based upon the year in which the study or investigation is ordered or required by a governmental agency to be undertaken, or otherwise shall be based upon the year in which the study or investigation is commenced. The parties' respective shares of the costs of any required remediation of an Other Environmental Condition

                          (whether determined by reference to Section 8.5(e)(ii) or 8.5(e)(iii)) shall be determined based upon the year in which the contamination is identified and confirmed as a result of sampling, testing or other scientific quantitative evidence.

                 (v)      SURCHARGE.

                          (A) If an Environmental Condition is disclosed, or requires remediation, as a result of any project undertaken by Buyer at the Other Production Facilities (other than a project involving the maintenance, repair or in-kind replacement of then existing equipment or a project Required by Law), or as a result of an environmental test, study, investigation or assessment conducted by Buyer (other than a test, study, investigation or assessment that is Required by Law or that is necessitated by a project involving the maintenance, repair or in-kind replacement of then existing equipment), Buyer's share as specified in Section 8.5(e)(ii) or 8.5(e)(iii) shall be increased by twenty-five
                                  (25) percentage points.

                          (B) If through the course and as a result of any communication with any governmental agency by Buyer, or any officer, director, manager, employee or agent of Buyer (other than a notification or communication Required by
                                  Law), Buyer advocates, suggests, or otherwise invites action by a governmental agency to undertake or require an environmental study or remediation of an Environmental Condition at the Other Production Facilities, Buyer's share as specified in Section 8.5(e)(ii) or 8.5(e)(iii) shall be increased by twenty-five
                                  (25) percentage points.

                          (C) Except for notifications that are Required by Law to be immediately provided (such as notifications of spills or releases of Regulated Substances above reportable quantities), if Buyer believes a study, notification or communication is Required by Law, Buyer shall provide Seller with written notice, stating the reasons why Buyer believes the study, notification or communication is Required by Law. If Seller believes to the contrary, Seller shall so notify Buyer within fourteen (14) days of receiving the notice from Buyer, stating the reasons Seller believes that the study, notification or communication is not Required by Law.

                   (vi) RELEASE AND INDEMNIFICATION. After (A) the 20th anniversary following the Closing Date (that is, in year 21 and thereafter) with respect to Environmental Conditions referred to in Section 8.2(e)(iii), and
                          (B) the 24th anniversary following the Closing Date (that is, in year 25 and thereafter with respect to Environmental Conditions referred to in Section 8.2(e)(ii), Buyer shall indemnify, defend, save and hold harmless Seller Indemnitees from and against any Claims relating to Environmental Conditions at the Other Production Facilities (other than for those Identified Environmental Conditions for which Seller retains continuing liability under Section 8.5(d)).

         (f) SPECIAL PRESUMPTIONS. The parties agree that, at all times, the following presumptions shall be used in the determination of whether an Environmental Condition discovered at an Other Production Facility Property is a Buyer Environmental Condition:

                          (i) If an Environmental Condition relates to a Regulated Substance that Buyer has used, generated or stored, but where Buyer has failed to maintain accurate records with respect to the use and management of such substance as required under Section 8.5(c), it shall be presumed that the Environmental Condition is a Buyer Environmental Condition.

                          (ii) If an Environmental Condition is located in the vicinity of equipment that Buyer operated, and relates to a Regulated Substance used in relation to such equipment, and Buyer has failed to inspect and test such equipment as required under Section 8.5(c), it shall be presumed that the Environmental Condition is a Buyer Environmental Condition.

         (g) ALLOCATION WHERE LIABILITY FOR ENVIRONMENTAL CONDITIONS IS SHARED. Except as otherwise provided in Section 8.5(b) or otherwise specifically provided in this Agreement, where (after the application of the presumptions contained in Section 8.5(f)) it is determined that an Environmental Condition that requires remediation is the result of a Buyer Environmental Condition in combination with either an Identified Environmental Condition or an Other Environmental Condition, liability for any Claims associated with or arising from such Environmental Condition shall be allocated equitably between Seller and Buyer, based on a consideration of (among others) the following factors:

                   (i) Whether, but for the Environmental Condition for which one of the Parties is solely responsible, an obligation to investigate or remediate would have arisen for the other party;

                   (ii) The relative quantity, toxicity and area affected by the Regulated Substances for which the respective parties are responsible;

                   (iii) The degree to which the Regulated Substance for which a party is responsible affects the selection of the remedy, the cost of the remedy, and the period of time over which the remedy must be implemented; and

                   (iv)   Other relevant considerations.

         (h)     CONTACTS WITH AGENCIES/DESIGNATION OF LEAD PARTIES.

                   (i) Buyer shall be the Lead Party with respect to any Buyer Environmental Condition, and with respect to any Other Environmental Condition that is discovered and confirmed in and after (A) Year 11 with respect to those Environmental Conditions referred to in
                          Section 8.5(e)(iii), and (B) Year 15 with respect to those Environmental Conditions referred to in Section 8.5(e)(ii).

                   (ii) Seller shall be the Lead Party with respect to any Identified Environmental Condition.

                   (iii) At its option and upon written notification to Buyer, Seller shall be the Lead Party with respect to any Other Environmental Condition that is discovered and confirmed prior to Year 11 or Year 15, as applicable.

         (i)     OPTION TO CONDUCT ASSESSMENT/REMEDIATION PLAN.

                   (i) For the first ten (10) years after Closing, Seller has the option, at any time (whether or not Required by Law) to conduct an Environmental Assessment of any Other Production Facility.

                   (ii) If an Environmental Assessment is conducted at an Other Production Facility, the parties agree that the following presumptions will be used in the determination of whether an Environmental Condition discovered at the Other Production Facility, either in or after the Environmental Assessment, is an Other Environmental Condition or a Buyer Environmental
                          Condition:

                          (A) If the Environmental Condition involves a Regulated Substance that was not used, generated, or stored by Buyer, and is not a decomposition product of a substance used, generated or stored by Buyer, it shall be presumed that the Environmental Condition is an Other Environmental Condition.

                          (B) If the Environmental Condition involves a Regulated Substance that was used, generated, or stored by Buyer, or is a decomposition product of a substance used, generated or stored by Buyer, and such Regulated Substance was not used, generated or stored by Seller, it shall be presumed that the Environmental Condition is a Buyer Environmental Condition.

                          (C) If the Environmental Condition involves a Regulated Substance that was used, generated, or stored by both Seller and Buyer, or is a decomposition product of such a substance, it shall be presumed that:

                                  (1)      the concentrations and areas
                                           affected by the Regulated Substance
                                           as identified in the Environmental
                                           Assessment are Other Environmental
                                           Conditions in the absence of
                                           evidence that such Environmental

                                           Condition resulted from a release of
                                           the Regulated Substance by Buyer;

                                  (2)      an Environmental Condition found
                                           after the completion of the
                                           Environmental Assessment involving
                                           the presence of any Regulated
                                           Substance that was not identified in
                                           the Environmental Assessment, and is
                                           not the decomposition product of a
                                           substance identified in the
                                           Environmental Assessment, is a Buyer
                                           Environmental Condition;

                                  (3)      an Environmental Condition found
                                           after the completion of the
                                           Environmental Assessment involving
                                           the presence in soils of a Regulated
                                           Substance, or decomposition product
                                           thereof, at a higher concentration
                                           or in a different area than
                                           identified in the Environmental
                                           Assessment, is a Buyer Environmental
                                           Condition.

                                  Where an Environmental Condition found after the completion of the Environmental
                                  Assessment involves the presence in
                                  groundwater of a Regulated Substance, or decomposition product thereof, in higher concentrations or in different areas than identified in the Environmental Assessment, no presumptions shall be made.

                   (iii) On the basis of such Environmental Assessment, Seller may (whether or not Required by Law) prepare a remediation plan to address any Environmental Condition that requires remediation under applicable Environmental Law.

                   (iv) The parties agree that any remediation plan (including any remediation plan to address an Identified Environmental Condition) shall be designed to meet Regulatory Remediation Standards. Where remediation is required under then current Environmental Laws, but definitive Regulatory Remediation Standards have not been adopted, the remediation plan shall be based on Appropriate and Reasonable Criteria. The parties agree that, unless otherwise mandated by applicable governmental agencies having jurisdiction over the Environmental Condition, the remediation plan to be proposed and implemented shall be that alternative for meeting such Regulatory Remediation Standards or Appropriate and Reasonable Criteria that: (i) has the least cost

                          (considering the present discounted value of both capital cost and operating and maintenance costs), and
                          (ii) does not unreasonably interfere with the operations on the Other Production Facility.

                   (v) Seller shall submit any proposed remediation plan to the applicable state environmental agency. Upon approval of the remediation plan, Seller shall implement the plan (subject to reimbursement by Buyer for any costs associated with remediation of Buyer Environmental Conditions and Buyer's share of costs for Other Environmental Conditions).

                   (vi) Upon completion of the work at an Other Production Facility prescribed under the approved remediation plan, Seller shall be relieved of any further liability for Environmental Conditions at the Other Production Facility to the extent that such Environmental Conditions are Assessed Environmental Conditions. (As an example, if the Environmental Assessment evaluated samples for total petroleum hydrocarbons, it would be deemed to have evaluated
                          constituent petroleum hydrocarbons.)   Buyer shall
                          release any further claims against Seller relating to such Assessed Environmental Conditions at the applicable Other

                          Production Facility (whether known or unknown), and Buyer shall indemnify, defend, save and hold harmless Seller Indemnitees against any Claims related to Assessed Environmental Conditions discovered at such Other Production Facility after the completion of the approved remediation plan.

         (j) ACCESS FOR INVESTIGATION AND REMEDIATION. Buyer acknowledges that investigation and remediation of Environmental Conditions at the Other Production Facilities may include testing, monitoring and other activities at the Other Production Facilities related to the Environmental Conditions. Buyer shall provide Seller and Seller's consultants, contractors and agents with access to, and reasonable accommodation at, the Other Production Facilities for such purposes under the following arrangements:

                   (i) Seller and Buyer will agree to consult in efforts to coordinate any such activities with operations at the Other Production Facilities, in order to take all reasonable steps to minimize interference with Buyer's operations.

                   (ii) Anything in this Agreement to the contrary notwithstanding, Seller shall have the right to enter the Other Production Facilities at any time and from time to time for the purpose of conducting any activity in connection with investigation, remediation and monitoring of Environmental Conditions, whether pursuant to a remediation plan or otherwise.

                   (iii) Seller agrees that it will not make any change in the Other Production Facilities or use the Other Production Facilities for any purpose not necessary and appropriate to the performance of the investigation, remediation and monitoring of Environmental Conditions.

                   (iv) During any investigation, remediation, or monitoring work, Seller agrees to comply with all applicable laws, regulations, rules or permits pertaining to the applicable Other Production Facility, including environmental, occupational health and safety, and other health and safety laws. Seller agrees to indemnify, defend, save and hold harmless Buyer Indemnitees from and against any Claims arising from failure to comply with such laws.

                   (v) Upon completion of any work required for investigation, remediation, or monitoring of Environmental Conditions, Seller shall promptly restore any structures, pavement, or other parts of the Other Production Facilities to substantially the condition they were in prior to engaging in such work.

                   (vi) Where Seller voluntarily undertakes an Environmental Assessment or remediation plan, other than an Environmental Assessment or remediation plan that is Required by Law, Seller shall be responsible for, and agrees to indemnify Buyer from and against, any Business Interruption Costs incurred by Buyer as a proximate cause of such work. Where an Environmental Assessment or Remediation Plan is Required by Law, Seller shall not be liable for any Business Interruption Costs.

                   (vii) Except as provided in Sections 8.5(j)(iv) through 8.5(j)(vi), and except for the willful or negligent acts or omissions of Seller, Seller shall not be liable for any loss or damage of any kind caused by Seller's activities at the Other Production Facilities in connection with such investigation, remediation and monitoring activities.

         8.6. PROVISIONS RELATING TO DISTRIBUTION FACILITIES. The provisions set forth in this Section 8.6 shall apply exclusively to the Business Sites other than the Neville Island Facility and the Other Production Facilities (the "DISTRIBUTION FACILITIES").

         (a) POST-CLOSING VIOLATIONS. Buyer agrees to indemnify, defend, save and hold harmless Seller Indemnitees from and against any Claims arising out of the alleged violation of any applicable Environmental Law associated with the operation by Buyer of the Distribution Facilities or arising from any other use or activities conducted by Buyer at the Distribution Facilities.

         (b) ENVIRONMENTAL CONDITIONS CAUSED BY BUYER RELEASES AND ACTIVITIES. Buyer shall be responsible for and agrees to indemnify, defend, save and hold harmless Seller Indemnitees from and against any Claims relating to Buyer Environmental Conditions at the Distribution Facilities. Where a release of any Buyer Regulated Substance affects soils such as to require remediation, Buyer shall be solely responsible for the remediation of any such affected soils, irrespective of whether such soils also contain other Regulated Substances not related to the Buyer Environmental Condition.

         (c) ANKENY DISTRIBUTION FACILITY. With respect to Pre-Closing Environmental Conditions at the Ankeny, Iowa Distribution Facility arising from the former operations of the Albaugh Chemical Company at the Property, to the extent that Buyer is not indemnified by virtue of the indemnification to the lessee of such Distribution Facility from the lessor thereof, Seller shall be responsible for (and indemnify, defend, save and hold harmless Buyer Indemnitees from and against) a proportionate share of the non-indemnified costs incurred by Buyer. The proportionate share shall be determined based on the period of time Seller and Buyer respectively have been in possession under the current lease. This indemnity is subject to the following terms and conditions:

                   (i) If Buyer renews or renegotiates the current lease, Seller's obligation under this Section 8.6(c) shall terminate upon the expiration date of the current term of the lease.

                   (ii) If Buyer does not renew or renegotiate the current lease, Seller's obligation under this Section 8.6(c) shall not expire.

         (d) OTHER DISTRIBUTION FACILITIES. Seller agrees to indemnify, defend, save and hold harmless Buyer Indemnitees from and against any Claims relating to any Pre-Closing Environmental Conditions at the Distribution Facilities (except for the Ankeny, Iowa Distribution Facility, which is provided for in Section 8.6(c)). Seller's obligation under this Section 8.6(d) shall terminate upon (i) the date on which Buyer vacates the premises of such Distribution Facility, or (ii) the expiration date of the current term of the lease for any such Distribution Facility, whichever is earlier.

         (e) ALLOCATION WHERE LIABILITY FOR ENVIRONMENTAL CONDITIONS IS SHARED. Except as provided in Section 8.6(b), where an Environmental Condition that requires remediation is the result of a Buyer Environmental Condition in combination with a Pre-Closing Environmental Condition, liability for any Claims associated with or arising from such Environmental Condition shall be allocated equitably between Seller and Buyer, based on a consideration of (among others) the following factors:

                   (i) Whether, but for the Environmental Condition for which one of the parties is solely responsible, an obligation to investigate or remediate would have arisen for the other party;

                   (ii) The relative quantity, toxicity and area affected by the Regulated Substances for which the respective parties are responsible;

                   (iii) The degree to which the Regulated Substance for which a party is responsible affects the selection of the remedy, the cost of the remedy, and the period of time over which the remedy must be implemented;

                   (iv)   Other relevant considerations.

         (f) ACCESS. Buyer acknowledges that investigation and remediation of Environmental Conditions at the Distribution Facilities may include testing, monitoring and other activities at the Distribution Facilities related to the Environmental Conditions. Buyer shall provide Seller and Seller's consultants, contractors and agents with access to, and reasonable accommodation at, the Distribution Facilities for such purposes under the same arrangements as provided under Sections 8.5(j)(i) through 8.5(j)(vii).

         8.7.    ENVIRONMENTAL INDEMNIFICATION CAP.

         (a) Seller's Indemnification Obligations (as defined in Section 8.7(b)) shall terminate, and Seller shall have no further obligations thereunder, when the aggregate of the following payments and expenditures by Seller exceeds $34 million, subject to adjustment as provided in Section 8.7(e) (the "ENVIRONMENTAL CAP"):

                   (i) Payments made to Buyer and its successors or permitted assigns (each of which shall be deemed to be included in the term "Buyer" as used in this
                          Section 8.7) or any other entity or person for indemnification or defense of Claims arising from Pre-Closing Environmental Conditions, Identified Environmental Conditions, or Other Environmental Conditions at the Properties ("INDEMNIFICATION

                          PAYMENTS"). Payments made in respect of post-Closing Aristech Environmental Conditions (such as cleanup of post-Closing spills caused by Seller on the Retained Premises) shall not be applied against the Environmental Cap.

                   (ii) Expenditures incurred by Seller in response to any Environmental Condition at the Properties (including Pre-Closing Environmental Conditions, Identified Environmental Conditions, Other Environmental Conditions and, to the extent, if any, Seller does not receive indemnification therefor, those matters, such as Buyer Environmental Conditions, as to which Buyer has an indemnification obligation under this
                          Article VIII).

                   (iii) Expenditures incurred by Seller in response to any Pre-Closing Environmental Condition at the Retained Premises to the extent that such Environmental Condition is caused or exacerbated as a result of any action by Buyer or any failure by Buyer to act where Buyer has an obligation to act arising under law, this Agreement, or any Ancillary Document ("BUYER EXACERBATED CONDITIONS"). The aggregate amount of expenditures under this clause (iii) that may be applied against the Environmental Cap is $4 million (subject to escalation as provided in Section 8.7(e)).


         (b) "INDEMNIFICATION OBLIGATIONS" means all obligations of Seller under this Article VIII to indemnify, defend, save and hold harmless Buyer Indemnitees in respect of any of the matters described in Sections 8.7(a)(i) and 8.7(a)(ii). The term shall include any payments made directly by Seller to third parties in respect of such indemnification obligations.

         (c) Anything to the contrary herein notwithstanding, payments made and expenditures incurred with respect to Sections 8.3(a) and 8.3(b) shall not be applied against the Environmental Cap.

         (d) Buyer (on behalf of itself and its successors and assigns) hereby releases and forever discharges Seller, its successors and assigns, from Seller's Indemnification Obligations and from any and all Claims of every kind, name and nature, which Buyer had, has, or may in the future have against Seller, with respect to (i) Environmental Conditions at the Properties and (ii) Pre-Closing Environmental Conditions at the Retained Premises that are Buyer Exacerbated Conditions, to the extent that such Indemnification Obligations and Claims exceed the Environmental Cap.

         (e)     The Environmental Cap and the $4 million figure referred to in
Section 8.7(a)(iii) (the "RETAINED PREMISES CAP") shall be escalated on a quarterly basis in accordance with the methodology described in Schedule 8.7(e).

         8.8. TRANSFER OF BUYER'S ENVIRONMENTAL INDEMNIFICATION RIGHTS. Buyer's rights under this Article VIII ("BUYER'S ENVIRONMENTAL INDEMNIFICATION RIGHTS") shall not be transferable except as follows:

         (a) Buyer may transfer Buyer's Environmental Indemnification Rights to any of the following transferees:

                   (i) the successor or surviving corporation in a corporate merger or reorganization to which Buyer is a party;

                   (ii) the company resulting from the incorporation by Buyer of a wholly-owned subsidiary to which substantially all the assets (including the UPR business) of the Ashland Chemical Company division of Buyer are transferred; and

                   (iii) the purchaser of substantially all the assets (including the UPR business) of the Ashland Chemical Company division of Buyer.

         (b) Buyer may not assign Buyer's Environmental Indemnification Rights in connection with either (X) a sale of all the assets of Buyer's UPR business (separately from a sale of all the assets of the Ashland Chemical Company division of Buyer), or (Y) the sale of the Colton, California Business Site ("COLTON") without Seller's prior written consent, which consent shall not be unreasonably withheld.

                 (i)      (A)     Seller's failure to consent to any transfer
                                  referred to in clause (X) or (Y) of this
                                  Section 8.8(b) shall be deemed reasonable if the prospective transferee (1) is (or controls, is under common control with or is controlled by) a person or an entity that has historically had an adversarial relationship with Seller; (2) intends to use any of the facilities for any purpose other than the production and/or sale of unsaturated polyester resins and, in the case of Buyer's
                                  Operating Space, maleic anhydride; or (3) has a tangible net worth of less than $100 million in the case of a transaction referred to in clause (X) of this Section 8.8(b), or $25 million in the case of a transaction referred to in clause (Y) of this Section
                                  8.8(b).

                          (B) In all other cases, Seller's failure to consent shall be presumed to be reasonable if any of the following criteria applies to the prospective transferee: (1) it has demonstrated (a) a lack of ability or intention to comply with Environmental Law, or (b) a recurring pattern or practice of violating Environmental Law; (2) it has engaged in unlawful activity under Environmental Law that is not being corrected to the satisfaction of the governmental agency or agencies with jurisdiction over the violation; or (3) it does not possess substantial experience in the production of chemical products.

             (ii) Any assignment as to which Seller grants its consent under this subparagraph (b) shall automatically, and without any action on the part of Seller, Buyer or Buyer's transferee, give rise to the caps described in clauses (A) through (D) of this Section 8.8(b)(ii) and the releases set forth in Section 8.8(b)(iii).

                          (A) If Buyer sells all of the assets of Buyer's UPR business (including Colton), all of Buyer's Environmental Indemnification Rights shall be subject to a cap equal to $15 million, adjusted as set forth in Clauses (C) and (D) (the "UPR Cap").

                          (B) (1) If Buyer sells Colton prior to selling the remainder of the assets of Buyer's UPR business, Buyer shall have the option, upon prior written notice to Seller, of allocating up to $3 million out of the UPR Cap to Colton. The amount so allocated to Colton shall become the "COLTON CAP", and the amount of the UPR Cap less the Colton Cap shall be the "REMAINING UPR CAP." (For example, if Buyer allocates $2 million of the UPR Cap to the Colton Cap, the Remaining UPR Cap shall be $13 million.)

                                  (2)  Upon the sale of Colton, all of Buyer's
                                  Environmental Indemnification Rights relating to Colton shall be subject to the Colton Cap; and the Environmental Cap provided in Section
                                  8.7 shall be reduced by the amount of the Colton Cap. If no amount is allocated by Buyer to Colton, all of Buyer's Environmental Indemnification Rights with respect to Colton shall terminate upon the sale of Colton (that is, neither Buyer nor the purchaser of Colton from Buyer shall have any further rights under the Buyer's Environmental Indemnification Rights with respect to matters relating to Colton).

                                  (3) Upon the subsequent sale of the remainder of the assets of Buyer's UPR business, all of Buyer's Environmental Indemnification Rights with respect to such assets shall be subject to the Remaining UPR Cap, adjusted as set forth in Clauses (C) and (D).

                          (C)     The amount of the UPR Cap in effect
                                  immediately following a sale of Buyer's UPR business (including Colton) shall be $15 million, less the aggregate Indemnification Payments and expenditures made by Seller in response to Environmental Conditions at the Properties during the period from Closing until the date of the sale. If Colton is sold prior to a sale of the remainder of Buyer's UPR business: (1) the amount of the Colton Cap in effect immediately after the sale of Colton shall be an amount up to $3 million (determined as per clause (B) above), less all the Indemnification Payments and expenditures made by Seller in response to Environmental Conditions at or related to

                                  Colton during the period from Closing until the date of the sale; and (2) the amount of the Remaining UPR Cap that shall be in effect immediately after the subsequent sale of the UPR business shall be the UPR Cap minus the Colton Cap (determined as per clause (B) above), less (x) all Indemnification Payments and all expenditures made by Seller in response to Environmental Conditions at other Properties from the Closing until the date of sale of the UPR business, and (y) all expenditures made by Seller in response to Environmental Conditions at Colton from the Closing until the sale of Colton, to the extent not deducted under clause (1) of this
                                  Section 8.8(b)(ii)(C).

                          (D) The amount of the UPR Cap and the Remaining UPR Cap shall be escalated on a quarterly basis in accordance with the methodology set forth in Schedule 8.7(e). The Colton Cap shall not be increased under any circumstances.

                 (iii) Releases effective on certain sales:

                          (A) Effective upon the sale of Buyer's UPR business (including Colton), Buyer (on behalf of itself and its successors and assigns) hereby releases and forever discharges Seller, its successors and assigns, from Seller's Indemnification Obligations and from any and all Claims of every kind, name and nature, which Buyer had, has, or may in the future have against Seller, with respect to (i) Environmental Conditions at the Properties and
                                  (ii) Pre-Closing Environmental Conditions at the Retained Premises that are Buyer Exacerbated Conditions, to the extent that such Indemnification Obligations and Claims exceed the UPR Cap.

                             (B)  Effective upon the sale of Colton (if
                                  sold prior to the remainder of Buyer's UPR business, Buyer (on behalf of itself and its successors and assigns) hereby releases and forever discharges Seller, its successors and assigns, from Seller's Indemnification Obligations and from any and all Claims of every kind, name and nature, which Buyer had, has, or may in the future have against Seller, with respect to Environmental Conditions at Colton, to the extent that such Indemnification Obligations and Claims exceed the Colton Cap.

                          (C) If Colton is sold prior to the sale of the remainder of Buyer's UPR business, then effective upon the subsequent sale of the remainder of Buyer's UPR business, Buyer (on behalf of itself and its successors and assigns) hereby releases and forever discharges Seller, its successors and assigns, from Seller's Indemnification Obligations and from any and all Claims of every kind, name and nature, which Buyer had, has, or may in the future have against Seller, with respect to (i) Environmental Conditions at the Properties and (ii) Pre-Closing Environmental Conditions at the Retained Premises that are Buyer Exacerbated Conditions, to the extent that such Indemnification Obligations and Claims exceed the Remaining UPR Cap.

         (c) Except as provided in Section 8.8(a) or 8.8(b), Buyer may not transfer any of Buyer's Environmental Indemnification Rights with respect to any of the Properties, in part or as a whole, unless Seller, in its sole and absolute discretion, approves the transfer in advance. Seller may impose any condition whatsoever on the grant of such approval, including the termination of its environmental indemnification obligations under this Article VIII at any of the Properties.

         (d) The assignee of, or successor to, Buyer's Environmental Indemnification Rights in any transfer permitted under Sections 8.8(a) through 8.8(c) must assume or succeed to all of Buyer's obligations under this Article VIII effective simultaneously with such transfer; provided, however, that no such assumption shall relieve Buyer of its obligations under this Article VIII.

         (e) In the event that the assignee of or successor to Buyer's Environmental Indemnification Rights in any transfer permitted under Section 8.8(a) through 8.8(c) is not an entity that controls, is under common control with or is controlled by Buyer, Buyer's Environmental Indemnification Rights shall not be further assignable to any other person or entity by such assignee or successor. Buyer shall require as a condition precedent to any such transfer that the transferee acknowledge to Seller in writing that it may not assign Buyer's Environmental Indemnification Rights and that it is bound by the release contained in Section 8.8(b)(iii).

         (f) For purposes of this Section 8.8 the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

         (g) Any attempt to transfer Buyer's Environmental Indemnification Rights in violation of this Section 8.8 shall be void and of no effect.

                                   ARTICLE IX
                                 MISCELLANEOUS
                                 -------------

         9.1.    ALTERNATIVE DISPUTE RESOLUTION PROCESS.  Except as provided in
Section 1.12, disputes regarding the application of any of the provisions of this Agreement other than those contained Article VIII (which disputes are governed exclusively by Section 8.3(k)) shall be subject to the following alternative dispute resolution process:

         (a) INVOCATION. The resolution procedures shall be invoked when either party sends a written notice to the other. The notice shall describe the nature of the dispute or conflict and the party's position with respect to such dispute or conflict. The parties shall expeditiously schedule consultations or a meeting to discuss the dispute or conflict informally in accordance with subparagraph (b) of this Section 9.1.

         (b) DESIGNATION OF MANAGEMENT REPRESENTATIVES. The following Management Representatives have been designated for purposes of this Section 9.1:

                          For Buyer:       President, Ashland Chemical
                                           Company, or his or her designees.

                          For Seller:      President, Aristech Chemical
                                           Corporation, or his or her designees.

Any Management Representative designation may be changed by the appointing organization, by written notice to the other party.

         (c) INITIAL CONSULTATION. Any conflicts or disputes shall, in the first instance, be the subject of informal consultation and discussion between an executive officer or management-level employee designated by Buyer's Management Representative and an executive officer or management-level employee designated by Seller's Management Representative. The period of informal consultations and discussions shall not extend beyond thirty (30) days from the date of the first consultations or meetings between such designees, unless the parties agree to extend this period.

         (d) REFERENCE TO MANAGEMENT REPRESENTATIVES. In the event that the Management Representatives' designees are unable to reach agreement during the informal consultation and discussion period under Section 9.1(c), the issue shall be referred to the Management Representatives for informal negotiation. The period of informal negotiations shall not extend beyond sixty (60) days from the date of the first meeting between the Management

Representatives, unless the parties agree to extend this period. The Management Representatives may request the assistance of an independent mediator if it is believed that the assistance of such a mediator would be of assistance to the efficient resolution of the dispute.

         (e) FORMAL RESOLUTION PROCEDURES. In the event that the Management Representatives are unable to resolve the matter within the period provided in Section 9.1(d), the parties shall submit the dispute to binding arbitration in Pittsburgh, Pennsylvania, or at such other location as the parties may agree, in accordance with the terms of this subparagraph (e).

                 (i) INITIATION OF ARBITRATION PROCESS. Upon the occurrence of a dispute, and failure of the parties to resolve such dispute through the informal processes described in Sections 9.1(c) and 9.1(d), either party may initiate the arbitration process set forth in this clause (i) by giving written notice to the other party.

                 (ii) SELECTION OF ARBITRATOR(S). Within thirty (30) days after the notice referred to in clause (i), the parties shall either agree upon the appointment of a single mutually-approved independent Commercial Attorney to serve as arbitrator; or, if the parties are unable to agree upon a single arbitrator, each of the parties shall appoint a Commercial Attorney to serve as arbitrator, and the two individuals so named shall, within thirty
                          (30) additional days, agree upon a third independent Commercial Attorney to serve as the third arbitrator. The parties shall mutually cooperate to retain the arbitrator(s) upon terms and conditions mutually satisfactory to the parties as soon as practicable after selection of the arbitrator(s). For purposes of this clause (ii) the term "Commercial Attorney" shall mean an attorney having at least ten (10) years experience in commercial transactions of the type contemplated by this Agreement and in the preparation, negotiation and interpretation of the documentation of such transactions.

                 (iii) FEES. The fees of the arbitrator(s) shall be paid one-half by Seller and one-half by Buyer.

                 (iv) DISCOVERY. For a period of sixty (60) days following the appointment of the arbitrator(s) (or such longer period as the parties may mutually agree or the arbitrator(s) may direct), the parties shall have the right to engage in such discovery relevant to the matters in dispute as is allowed pursuant to the discovery rules of the Pennsylvania Rules of Civil Procedure.

                 (v) RESOLUTION. The arbitrator(s) shall decide such disputes pursuant to the Commercial Arbitration Rules of the American Arbitration Association in force at the time of the arbitration. The arbitrator(s) shall be required to make a final determination, not subject to appeal, within thirty (30) days from the receipt of such dispute by the arbitrator(s), and the parties shall be bound by the terms of such final determination. Where three arbitrators are appointed, the decision may be rendered by a majority of the arbitrators. The determination by the arbitrator(s) shall be made in writing and shall contain written findings of fact, and may be specifically enforced by a court of competent jurisdiction. The arbitrator(s) shall determine a fair and equitable allocation of the reasonable expenses of the parties incurred in connection with the resolution of any dispute hereunder. Each party shall bear its own attorney's fees, unless the arbitrator(s) shall determine that the nature of the action or defense of the losing party was frivolous, in which event the arbitrator shall determine a fair and equitable attorney's fee to be paid by the losing party to the prevailing party.

                 (vi) INDEPENDENCE OF ARBITRATOR. The arbitrator(s) shall retain independence of all parties to this Agreement, and neither party shall engage or attempt to engage the services of the arbitrator(s) for any other purposes without prior written notice to the other party.

         9.2. EXCLUSIVE REMEDY. Except as provided in Sections 4.1, 4.6 and 4.7, the remedies provided in Article VII and Article VIII shall be the sole and exclusive remedy of Buyer and Seller (and of any other of Buyer's Indemnitees or Seller's Indemnitees), under or in connection with this Agreement, the Ancillary Documents, any certificate or agreement delivered in connection herewith or therewith or the transactions contemplated hereby and thereby. Subject to Sections 4.1, 4.6 and 4.7, the only legal action that may be asserted by any party or with respect to any matter under this Agreement or the Ancillary Documents shall be a contract action to enforce, or to recover damages for the breach of, this Article VII or Article VIII. Without limiting the generality of the preceding sentence, no legal action sounding in tort or strict liability may be maintained by any party. Notwithstanding the foregoing, Buyer shall be entitled to exercise all of the remedies to which it is otherwise entitled under the Deeds.

         9.3. EXCLUSION OF CERTAIN DAMAGES. EXCEPT AS EXPRESSLY SET FORTH WITH RESPECT TO BUSINESS INTERRUPTION COSTS IN ARTICLE VIII, IN NO EVENT SHALL SELLER BE LIABLE TO BUYER (OR ANY OTHER BUYER INDEMNITEE) FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL OR OTHER SIMILAR DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS FOR ANY BREACH OR DEFAULT UNDER, OR ANY ACT OR OMISSION ARISING OUT OF OR IN ANY WAY RELATING TO, THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY CONCERNING OR RELATING TO ANY OF THE FOREGOING, UNDER ANY FORM OR THEORY OF ACTION WHATSOEVER, WHETHER IN CONTRACT OR OTHERWISE.

         9.4.    SURVIVAL OF INDEMNIFICATION PROVISIONS.  The provisions of
Section 1.12, Article VII and Article VIII shall survive the Closing.

         9.5. CONSTRUCTION. As used herein, unless the context otherwise requires: (a) the terms defined herein shall have the meaning set forth herein for all purposes; (b) references to "Article" or "Section" are to an article or section hereof; (c) all "Exhibits" and "Schedules" referred to herein are incorporated herein by reference and made a part hereof; (d) "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such word or words of like import;
(e) "writing," "written" and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form; (f) "hereof," "herein," "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular article, section or other subdivision hereof or attachment hereto; (g) (i) "knowledge" of Seller means the actual knowledge of the President, any Vice President, Secretary/General Counsel, Group Vice President, Seller's Plant Managers at each of the Neville Island Facility and the Other Production Facilities, and those persons reporting directly to any of the foregoing, and (ii) "knowledge" of Buyer means the actual knowledge of the President, Group Vice Presidents, Vice Presidents of Composite Polymers, Fiberglass Reinforced Plastics and the Petrochemical Divisions of Ashland Chemical Company Division of Buyer and Robert G. O'Brien, Esq. in his capacity as Deputy General Counsel of Ashland Chemical Company, and those persons reporting directly to any of the foregoing; (h) references to any gender include references to all genders, and references to the singular include references to the plural and vice versa; (i) references to an agreement or other instrument or statute or regulation are referred to as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision); and (j) the table of contents and headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and shall not modify, define or limit any of the terms or provisions thereof.

         9.6. NOTICES. All notices, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (a) the second day after mailing, if sent by registered or certified mail, return receipt requested, (b) upon delivery, if sent by hand delivery, (c) when received, if sent by prepaid overnight carrier, with a record of receipt, or (d) the first day after dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, return receipt requested), to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

              (i)         if to Buyer, to:
                          Ashland Chemical Company
                          5200 Paul G. Blazer Memorial Parkway
                          Columbus, Ohio  43216
                          Attention:  President
                          Telecopy: (614) 790-3823

                          with a required copy to:
                          Ashland Chemical Company
                          5200 Paul G. Blazer Memorial Parkway
                          Columbus, Ohio  43216
                          Attn:  Robert G. O'Brien, Esq.
                          Telecopy: (614) 790-4268

             (ii)         if to Seller, to:

                          Aristech Chemical Corporation
                          600 Grant Street
                          Pittsburgh, PA  15230-0250
                          Attn: President
                          Telecopy: (412) 433-7819
                          with a required copy to:

                          Aristech Chemical Corporation
                          600 Grant Street
                          Pittsburgh, PA  15230-0250
                          Attention:  General Counsel
                          Telecopy: (412) 433-7753

                          and to:

                          Kirkpatrick & Lockhart
                          1500 Oliver Building
                          Pittsburgh, PA  15222
                          Attn: George R. Knapp, Esq.
                          Telecopy: (412) 355-6501


Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other parties hereto in conformity with the foregoing.

         9.7. CERTAIN UNDERSTANDINGS. Neither party makes any representation or warranty, express or implied, with respect to the Business, the Purchased Assets or otherwise regarding the subject matter of this Agreement except as set forth herein. Neither party nor any other person will have or be subject to any liability to the other party or any other person resulting from the distribution to or by either party, or either party's use of, any information regarding the Business or the Purchased Assets not included in this Agreement.

         9.8. SALES AND TRANSFER TAXES. Buyer shall pay all recording fees and all sales and use taxes, and real estate transfer and any other conveyance taxes arising in connection with the sale and transfer of the Purchased Assets to Buyer pursuant to this Agreement; provided, however, that real property transfer taxes shall be paid 50% by Buyer and 50% by Seller.

         9.9. AMENDMENTS, WAIVERS AND CONSENTS. The parties may, by mutual agreement, amend this Agreement in any respect by written instrument signed by the parties. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefit thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.9.

         9.10. ENTIRE AGREEMENT. This Agreement and the Ancillary Documents constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written. Any matter that is disclosed in any Schedule is deemed to have been disclosed for the purposes of all relevant provisions of this Agreement and the Ancillary Documents. The inclusion of any item in the Schedules is not evidence of the materiality of such item for the purpose of this Agreement and the Ancillary Documents. The parties make no representations or warranties to each other, except as contained in this Agreement and the Ancillary Documents, and any and all prior representations and warranties made by any party or its representatives, whether verbally or in writing, are deemed to have been merged into this Agreement and the Ancillary Documents, it being intended that no such prior representations or warranties shall survive the execution and delivery of this Agreement and the Ancillary Documents.

    9.11.        NO ASSIGNMENT.  Except to the extent expressly provided in
Section 8.8, neither party may assign this Agreement or the rights, interests and obligations hereunder, by operation of law or otherwise without the prior written consent of the other party.

    9.12. SUCCESSORS AND ASSIGNS. This Agreement and all the rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    9.13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws provisions, unless and to the extent that the laws of another jurisdiction mandatorily apply.

    9.14. NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to confer any rights or remedies hereunder upon any person other than the parties hereto (and, solely with respect to Article VII and Article VIII, the Buyer Indemnitees and Seller Indemnitees) and their respective successors and permitted assigns.

    9.15. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transaction contemplated hereby is fulfilled to the extent possible.

    9.16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                ARISTECH CHEMICAL CORPORATION


                                                By: /s/ CHARLES HAMILTON
                                                    --------------------------

                                                    Title: President
                                                           -------------------


                                                ASHLAND INC.


                                                By: /s/ D. J. D'ANTONI
                                                    --------------------------

                                                    Title: Sr. Vice President
                                                           -------------------